                                                                   EXHIBIT 10.35

================================================================================
                                 LOAN AGREEMENT

                            Dated as of July 28, 2004

                                     Between

         EACH OF THE ENTITIES IDENTIFIED ON SCHEDULE I ATTACHED HERETO,
                                   as Borrower

                                       and

                              JPMORGAN CHASE BANK,
                                    as Lender
================================================================================

I.   DEFINITIONS; PRINCIPLES OF CONSTRUCTION...............................................................     1
     SECTION 1.1           Definitions.....................................................................     1
     SECTION 1.2           Principles of Construction......................................................    27
II.  GENERAL TERMS.........................................................................................    27
     SECTION 2.1           Loan Commitment; Disbursement to Borrower.......................................    27
              2.1.1    Agreement to Lend and Borrow........................................................    27
              2.1.2    Single Disbursement to Borrower.....................................................    27
              2.1.3    The Note, Security Instruments and Loan Documents...................................    27
              2.1.4    Intentionally Deleted...............................................................    28
     SECTION 2.2           Interest; Loan Payments; Late Payment Charge....................................    28
              2.2.1    Payments............................................................................    28
              2.2.2    Interest Calculation................................................................    28
              2.2.3    Eurodollar Rate Unascertainable; Illegality; Increased Costs........................    28
              2.2.4    Payment on Maturity Date............................................................    30
              2.2.5    Payments after Default..............................................................    30
              2.2.6    Late Payment Charge.................................................................    31
              2.2.7    Usury Savings.......................................................................    31
              2.2.8    Foreign Taxes.......................................................................    31
     SECTION 2.3           Prepayments.....................................................................    33
              2.3.1    Voluntary Prepayments...............................................................    33
              2.3.2    Mandatory Prepayments...............................................................    33
              2.3.3    Prepayments After Default...........................................................    33
              2.3.4    Making of Payments..................................................................    34
              2.3.5    Application of Principal Prepayments................................................    34
     SECTION 2.4           Interest Rate Cap Agreement.....................................................    34
     SECTION 2.5           Release of Property.............................................................    36
              2.5.1    Release of Individual Property......................................................    36
              2.5.2    Release on Payment in Full..........................................................    37
     SECTION 2.6           Substitution of Properties......................................................    37
III. CASH MANAGEMENT.......................................................................................    44
     SECTION 3.1           Establishment of Accounts.......................................................    44
     SECTION 3.2           Deposits into Lockbox Account...................................................    45
     SECTION 3.3           Account Name....................................................................    46

     SECTION 3.4           Eligible Accounts...............................................................    46
     SECTION 3.5           Permitted Investments...........................................................    46
     SECTION 3.6           The Initial Deposits............................................................    47
     SECTION 3.7           Transfer To and Disbursements from the Lockbox Account..........................    47
     SECTION 3.8           Withdrawals From the Tax Account and the Insurance Premium Account..............    48
     SECTION 3.9           Withdrawals from the Replacement Reserve Account................................    48
     SECTION 3.10          Withdrawals from the Required Repair Account....................................    48
     SECTION 3.11          Withdrawals from the Debt Service Account.......................................    48
     SECTION 3.12          Withdrawals from the Ground Rent Account........................................    48
     SECTION 3.13          Withdrawals from the Excess Cash Flow Account / Principal Prepayment
                           Account.........................................................................    49
     SECTION 3.14          Sole Dominion and Control.......................................................    49
     SECTION 3.15          Security Interest...............................................................    49
     SECTION 3.16          Rights on Default...............................................................    49
     SECTION 3.17          Financing Statement; Further Assurances.........................................    50
     SECTION 3.18          Borrower's Obligation Not Affected..............................................    50
     SECTION 3.19          Payments Received Under this Agreement..........................................    50
IV.  REPRESENTATIONS AND WARRANTIES........................................................................    50
     SECTION 4.1           Borrower Representations........................................................    50
              4.1.1    Organization........................................................................    51
              4.1.2    Proceedings.........................................................................    51
              4.1.3    No Conflicts........................................................................    51
              4.1.4    Litigation..........................................................................    52
              4.1.5    Agreements..........................................................................    52
              4.1.6    Solvency............................................................................    53
              4.1.7    Full and Accurate Disclosure........................................................    53
              4.1.8    No Plan Assets......................................................................    53
              4.1.9    Compliance..........................................................................    54
              4.1.10   Financial Information...............................................................    54
              4.1.11   Condemnation........................................................................    54
              4.1.12   Federal Reserve Regulations.........................................................    55
              4.1.13   Utilities and Public Access.........................................................    55

              4.1.14   Not a Foreign Person................................................................    55
              4.1.15   Separate Lots.......................................................................    55
              4.1.16   Assessments.........................................................................    55
              4.1.17   Enforceability......................................................................    55
              4.1.18   No Prior Assignment.................................................................    56
              4.1.19   Insurance...........................................................................    56
              4.1.20   Use of Property.....................................................................    56
              4.1.21   Certificate of Occupancy; Licenses..................................................    56
              4.1.22   Flood Zone..........................................................................    56
              4.1.23   Physical Condition..................................................................    56
              4.1.24   Boundaries..........................................................................    57
              4.1.25   Leases..............................................................................    57
              4.1.26   Survey..............................................................................    58
              4.1.27   Intentionally Deleted...............................................................    58
              4.1.28   Filing and Recording Taxes..........................................................    58
              4.1.29   Franchise Agreement.................................................................    58
              4.1.30   Management Agreement/Operating Lease................................................    58
              4.1.31   Illegal Activity....................................................................    58
              4.1.32   No Change in Facts or Circumstances; Disclosure.....................................    58
              4.1.33   Investment Company Act..............................................................    59
              4.1.34   Principal Place of Business; State of Organization..................................    59
              4.1.35   Single Purpose Entity...............................................................    59
              4.1.36   Business Purposes...................................................................    63
              4.1.37   Taxes...............................................................................    64
              4.1.38   Intentionally Deleted...............................................................    64
              4.1.39   Environmental Representations and Warranties........................................    64
              4.1.40   Taxpayer Identification Number......................................................    64
              4.1.41   OFAC................................................................................    64
              4.1.42   Ground Lease / FelCor Ground Lease Representations..................................    65
              4.1.43   Deposit Accounts....................................................................    66
              4.1.44   LBV Property Estoppel Work..........................................................    67
     SECTION 4.2           Survival of Representations.....................................................    67
V.   BORROWER COVENANTS....................................................................................    67

     SECTION 5.1           Affirmative Covenants...........................................................    67
              5.1.1    Existence; Compliance with Legal Requirements.......................................    67
              5.1.2    Taxes and Other Charges.............................................................    68
              5.1.3    Litigation..........................................................................    69
              5.1.4    Access to Properties................................................................    69
              5.1.5    Notice of Default...................................................................    69
              5.1.6    Cooperate in Legal Proceedings......................................................    69
              5.1.7    Award and Insurance Benefits........................................................    69
              5.1.8    Further Assurances..................................................................    69
              5.1.9    Mortgage and Intangible Taxes.......................................................    70
              5.1.10   Financial Reporting.................................................................    70
              5.1.11   Business and Operations.............................................................    75
              5.1.12   Costs of Enforcement................................................................    75
              5.1.13   Estoppel Statement..................................................................    76
              5.1.14   Intentionally Deleted...............................................................    77
              5.1.15   Performance by Borrower.............................................................    77
              5.1.16   Confirmation of Representations.....................................................    77
              5.1.17   Leasing Matters.....................................................................    77
              5.1.18   Management Agreement................................................................    79
              5.1.19   Environmental Covenants.............................................................    81
              5.1.20   Alterations.........................................................................    82
              5.1.21   Franchise Agreement.................................................................    82
              5.1.22   Operating Lease.....................................................................    84
              5.1.23   OFAC................................................................................    84
              5.1.24   The Ground Lease / FelCor Ground Lease..............................................    84
              5.1.25   O&M Program.........................................................................    87
     SECTION 5.2           Negative Covenants..............................................................    87
              5.2.1    Liens...............................................................................    87
              5.2.2    Dissolution.........................................................................    87
              5.2.3    Change In Business..................................................................    88
              5.2.4    Debt Cancellation...................................................................    88
              5.2.5    Zoning..............................................................................    88
              5.2.6    No Joint Assessment.................................................................    89

              5.2.7    Name, Identity, Structure, or Principal Place of Business...........................    89
              5.2.8    ERISA...............................................................................    89
              5.2.9    Affiliate Transactions..............................................................    90
              5.2.10   Transfers...........................................................................    90
VI.  INSURANCE; CASUALTY; CONDEMNATION; REQUIRED REPAIRS...................................................    92
     SECTION 6.1           Insurance.......................................................................    92
     SECTION 6.2           Casualty........................................................................    97
     SECTION 6.3           Condemnation....................................................................    98
     SECTION 6.4           Restoration.....................................................................    98
VII. RESERVE FUNDS.........................................................................................   102
     SECTION 7.1           Required Repair Funds...........................................................   102
              7.1.1    Deposits............................................................................   102
              7.1.2    Release of Required Repair Funds....................................................   103
     SECTION 7.2           Tax and Insurance Escrow Fund...................................................   103
     SECTION 7.3           Replacements and Replacement Reserve............................................   104
              7.3.1    Replacement Reserve Fund............................................................   104
              7.3.2    Disbursements from Replacement Reserve Account......................................   104
              7.3.3    Performance of Replacements.........................................................   106
              7.3.4    Failure to Make Replacements........................................................   108
              7.3.5    Balance in the Replacement Reserve Account..........................................   108
     SECTION 7.4           Ground Lease Escrow Fund........................................................   108
     SECTION 7.5           LBV Property Estoppel Work......................................................   109
              7.5.1    Deposit.............................................................................   109
              7.5.2    Release of Required Repair Funds relating the LBV Property Estoppel Work............   109
     SECTION 7.6           Reserve Funds, Generally........................................................   110
VIII.DEFAULTS..............................................................................................   111
     SECTION 8.1           Event of Default................................................................   111
     SECTION 8.2           Remedies........................................................................   115
     SECTION 8.3           Remedies Cumulative; Waivers....................................................   116
IX.  SPECIAL PROVISIONS....................................................................................   117
     SECTION 9.1           Sale of Notes and Securitization................................................   117
     SECTION 9.2           Securitization Indemnification..................................................   118

     SECTION 9.3           Servicer........................................................................   121
     SECTION 9.4           Exculpation.....................................................................   121
     SECTION 9.5           Intentionally Deleted...........................................................   123
     SECTION 9.6           Contributions and Waivers.......................................................   123
X.   MISCELLANEOUS.........................................................................................   127
     SECTION 10.1          Survival........................................................................   127
     SECTION 10.2          Lender's Discretion.............................................................   127
     SECTION 10.3          Governing Law...................................................................   127
     SECTION 10.4          Modification, Waiver in Writing.................................................   128
     SECTION 10.5          Delay Not a Waiver..............................................................   128
     SECTION 10.6          Notices.........................................................................   129
     SECTION 10.7          Trial by Jury...................................................................   130
     SECTION 10.8          Headings........................................................................   130
     SECTION 10.9          Severability....................................................................   130
     SECTION 10.10         Preferences.....................................................................   130
     SECTION 10.11         Waiver of Notice................................................................   131
     SECTION 10.12         Remedies of Borrower............................................................   131
     SECTION 10.13         Expenses; Indemnity.............................................................   131
     SECTION 10.14         Schedules and Exhibits Incorporated.............................................   133
     SECTION 10.15         Offsets, Counterclaims and Defenses.............................................   133
     SECTION 10.16         No Joint Venture or Partnership; No Third Party Beneficiaries...................   133
     SECTION 10.17         Publicity.......................................................................   133
     SECTION 10.18         Cross-Default; Cross-Collateralization; Waiver of Marshalling of Assets.........   134
     SECTION 10.19         Waiver of Counterclaim..........................................................   134
     SECTION 10.20         Conflict; Construction of Documents; Reliance...................................   134
     SECTION 10.21         Brokers and Financial Advisors..................................................   135
     SECTION 10.22         Prior Agreements................................................................   135
     SECTION 10.23         Counterparts....................................................................   135
     SECTION 10.24         Liability.......................................................................   135

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT, dated as of July 28, 2004 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "Agreement"), between JPMORGAN CHASE BANK, a New York banking corporation, having an address at 270 Park Avenue, New York, New York 10017 ("Lender") and each of the entities identified on Schedule I attached hereto, each having its principal place of business at c/o FelCor Lodging Trust Incorporated, 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas 75062 (individually and collectively, as the context may require, "Borrower").

                              W I T N E S S E T H:

         WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender; and

         WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

         NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

         I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

         SECTION 1.1 Definitions.

         For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

         "Acceptable Counterparty" means any Counterparty to the Interest Rate Cap Agreement that has and shall maintain, until the expiration of the applicable Interest Rate Cap Agreement, a long-term unsecured debt rating of not less than "A+" (or the equivalent) by the Rating Agencies.

         "Account Collateral" shall mean: (i) the Accounts, and all Cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in the Accounts from time to time; (ii) any and all amounts invested in Permitted Investments; (iii) all interest, dividends, Cash, instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and (iv) to the extent not covered by clauses (i) - (iii) above, all "proceeds" (as defined under the UCC) of any or all of the foregoing.

         "Accounts" shall mean, collectively, the Property Account, the Concentration Account, the Tax Account, the Insurance Premium Account, the Required Repair Account, the Replacement Reserve Account, the Debt Service Account, the Ground Rent Account, the Excess Cash Flow Account, the Principal Prepayment Account and the Lockbox Account.

         "Accounts Receivable" shall have the meaning set forth in Article 1 of the Security Instrument with respect to each Individual Property.

         "Acquired Property" shall have the meaning set forth in Section 5.1.10(h)(i) hereof.

         "Acquired Property Statements" shall have the meaning set forth in
Section 5.1.10(h)(i) hereof.

         "Act" shall have the meaning set forth in Section 4.1.35(cc) hereof.

         "Adjusted Net Operating Income" shall have the meaning set forth in the definition of "Debt Service Coverage Ratio".

         "Adjusted Prime Rate" shall mean an interest rate per annum equal to the Prime Rate in effect from time to time plus one percent (1%).

         "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

         "Affiliated Loans" shall have the meaning set forth in Section 5.1.10(m) hereof.

         "Affiliated Manager" shall mean any property manager which is an Affiliate of Borrower, any Operating Lessee SPE Entity, Principal, or any Guarantor or Indemnitor, or in which Borrower, any Operating Lessee SPE Entity, Principal, or any Guarantor or Indemnitor has, directly or indirectly, any legal, beneficial or economic equity interest.

         "Allocated Loan Amount" shall mean, for an Individual Property, the amount set forth on Schedule II attached hereto.

         "ALTA" shall mean American Land Title Association, or any successor thereto.

         "Annual Budget" shall mean the operating budget, including all planned capital expenditures, for each Individual Property prepared by Manager and approved by Borrower for the applicable Fiscal Year or other period.

         "Applicable Contribution" shall have the meaning set forth in Section 9.6(f) hereof.

         "Applicable Laws" shall mean all existing and future U.S. federal, state and local laws, orders, ordinances, governmental rules and regulations and court orders.

         "Applicable Interest Rate" shall mean (A) from and including the date of this Agreement through the first Payment Date, an interest rate per annum equal to 3.61%; and (B) from and including the first Payment Date and for each successive Interest Period through and including the date on which the Debt is paid in full, an interest rate per annum equal to (I) the Eurodollar Rate or
(II) the Adjusted Prime Rate, if the Loan begins bearing interest at the Adjusted Prime Rate in accordance with the provisions of Section 2.2.3 hereof.

         "Appraisal" shall mean an appraisal prepared in accordance with the requirements of FIRREA, prepared by an independent third party appraiser holding an MAI designation, who is State licensed or State certified if required under the laws of the State where the applicable Individual Property is located, who meets the requirements of FIRREA and who is otherwise satisfactory to Lender.

         "Approved Annual Budget" shall have the meaning set forth in Section 5.1.10(d) hereof.

         "Assignment of Interest Rate Cap" shall mean that certain Collateral Assignment of Interest Rate Cap Agreement made by Borrower to Lender dated as of the date hereof required by this Agreement as security for the Loan, consented to by the Counterparty, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

         "Assignment of Leases" shall mean, with respect to each Individual Property, that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower and Operating Lessee, as assignor, to Lender, as assignee, assigning to Lender all of Borrower's and Operating Lessee's interest in and to the Leases and Rents of such Individual Property as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

         "Assignment of Management Agreement" shall mean, with respect to each Individual Property, that certain Conditional Assignment of Management Agreement dated the date hereof among Lender, Borrower, Operating Lessee and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

         "Atlanta CP Property" shall mean that certain Property commonly known as Atlanta Airport - Crowne Plaza located in Atlanta, Georgia.

         "Austin Town Lake Property" shall mean that certain Property commonly known as Austin Town Lake - Holiday Inn located in Austin, Texas.

         "Award" shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of any Individual Property.

         "Bankruptcy Code" shall mean Title 11 U.S.C. Section 101 et seq., and the regulations adopted and promulgated pursuant thereto (as the same may be amended from time to time).

         "Basic Carrying Costs" shall mean, with respect to each Individual Property, the sum of the following costs associated with such Individual Property for the relevant Fiscal Year or payment period: (i) Taxes and (ii) Insurance Premiums.

         "Benefit Amount" shall have the meaning set forth in Section 9.6(d) hereof.

         "Borrower" shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

         "Breakage Costs" shall have the meaning set forth in Section 2.2.3(d) hereof.

         "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

         "Business Party" shall have the meaning set forth in Section 4.1.35(aa) hereof.

         "Capital Expenditures" shall mean, for any period, the amount expended for items capitalized under GAAP (including, but not limited to, expenditures for building improvements or major repairs, leasing commissions and tenant improvements).

         "Cash" shall mean coin or currency of the United States of America or immediately available federal funds, including such funds delivered by wire transfer.

         "Casualty" shall have the meaning set forth in Section 6.2 hereof.

         "Casualty Consultant" shall have the meaning set forth in Section 6.4(b)(iii) hereof.

         "Casualty Retainage" shall have the meaning set forth in Section 6.4(b)(iv) hereof.

         "Closing Date" shall mean July 28, 2004.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and all applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

         "Collateral" shall mean the Properties, the Accounts, the Reserve Funds, the Personal Property, the Rents, the Account Collateral, and all other real or personal property of Borrower or any Guarantor that is at any time pledged, mortgaged or otherwise given as security to Lender for the payment of the Debt under the Security Instruments, this Agreement or any other Loan Document.

         "Concentration Account" shall have the meaning set forth in Section 3.1(a) hereof.

         "Condemnation" shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Individual Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting such Individual Property or any part thereof.

         "Condemnation Proceeds" shall have the meaning set forth in Section 6.4(b) hereof.

         "Contribution" shall have the meaning set forth in Section 9.6(a) hereof.

         "Control" (and the correlative terms "controlled by" and "controlling") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of the business and affairs of the entity in question by reason of the ownership of beneficial interests, by contract or otherwise.

         "Counterparty" shall mean JPMorgan Chase Bank or any other Person which is the issuer of the Interest Rate Cap Agreement.

         "Creditors Rights Laws" shall mean with respect to any Person, any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors.

         "Debt" shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Security Instruments or any other Loan Document, including, without limitation, all Reserve Fund Deposits.

         "Debt Service" shall mean, with respect to any particular period of time, interest payments and all Scheduled Amortization Payments due under the Note for such period.

         "Debt Service Account" shall have the meaning set forth in Section 3.1(b)(iii) hereof.

         "Debt Service Coverage Ratio" shall mean a ratio in which:

         (a) the numerator is the Net Operating Income for the most recently available 12 full calendar month period preceding the date of calculation as set forth in the financial statements required hereunder, without deduction for (i) actual management fees incurred in connection with the operation of the Properties, (ii) actual franchise fees incurred in connection with the operation of the Properties, or (iii) amounts paid to the Reserve Funds, less (A) management fees equal to the greater of (1) assumed management fees of four percent (4%) of Gross Income from Operations or (2) the actual management fees incurred, (B) the actual franchise fees incurred and (C) the greater of (1) actual Replacement Reserve Fund contributions equal to 4% of Gross Income from Operations and (2) contributions for Replacements required pursuant to the Management Agreements and the Franchise Agreements (the "Adjusted Net Operating Income"); and

         (b) the denominator is all the aggregate interest and principal payments under the Loan that would be due and payable for such 12 full calendar month period assuming a principal and interest constant equal to 10.90%.

         "Default" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would constitute an Event of Default.

         "Default Rate" shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the Maximum Legal Rate, or (b) five percent (5%) above the Applicable Interest Rate.

         "Default Trigger" shall have the meaning set forth in the definition of "Triggering Event".

         "Disclosure Document" shall have the meaning set forth in Section 9.2(a) hereof.

         "Disney" shall mean the Walt Disney World Hospitality & Recreation Corporation, together with its successors and assigns.

         "Dow Jones Market Service Page 3750" means the display designated as page 3750 on the Dow Jones Market Service (formerly Telerate) Page 3750 (or such other page as may replace page 3750 on that service or such other service as may be nominated by the British Bankers-Association as the information vendor for the purposes of displaying British Bankers-Association Interest Settlement Rates for U.S. dollar deposits).

         "DSCR Trigger" shall have the meaning set forth in the definition of "Triggering Event".

         "ECF Cash Flow Threshold" shall mean $9,787,829.00; provided, however, in connection with a release and/or substitution of an Individual Property in accordance with the terms hereof, the ECF Cash Flow Threshold shall be recalculated by (i) if such Individual Property is subject to the Lien of a Security Instrument on the Closing Date, subtracting the amount set forth on
Schedule 1.1(VII) hereof corresponding to such Individual Property being released and (ii) with respect to such Individual Property that was not subject to the Lien of a Security Instrument on the Closing Date, adding an amount equal to eight-five percent (85%) of the Adjusted Net Operating Income of such Individual Property for the most recently available twelve (12) month period preceding the date such Individual Property became subject to the Lien of a Security Instrument; provided, however, in no event shall the ECF Cash Flow Threshold, when recalculated following the release and substitution of an Individual Property, result in an amount lower than the ECF Cash Flow Threshold prior to such release and substitution, it being understood that in the event that the Substitute Property's allocated ECF Cash Flow Threshold amount (as calculated pursuant to clause (ii) above) shall be less than the Release Property's allocated ECF Cash Flow Threshold amount, the Substitute Property's allocated ECF Cash Flow Threshold amount shall be deemed equal to the Release Property's allocated ECF Cash Flow Threshold amount.

         "ECF Sweep Event Trigger" shall have the meaning set forth in the definition of "Triggering Event".

         "Eligible Account" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or State-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or State chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a State chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and State authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

         "Eligible Institution" shall mean a depository institution or trust company, insured by the Federal Deposit Insurance Corporation, (a) the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody's and F-1 by Fitch in the case of accounts in which funds are held for thirty (30) days or less, or (b) the long term unsecured debt obligations of which are rated at least AA by Fitch and S&P and Aa2 by Moody's in the case of accounts in which funds are held for more than thirty (30) days.

         "Environmental Indemnity" shall mean that certain Environmental Indemnity Agreement executed by Borrower and Indemnitor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

         "Environmental Law" shall mean any federal, State and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, as well as common law, that, at any time, apply to Borrower and/or Indemnitor or any Property and relate to Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act.

         "Environmental Liens" shall have the meaning set forth in Section 5.1.19(a) hereof.

         "Environmental Reports" shall have the meaning set forth in Section
4.1.39 hereof.

         "Equipment" shall have the meaning set forth in Section 5.2.10(e) hereof.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

         "Eurodollar Rate" shall mean, with respect to any Interest Period, an interest rate per annum equal to LIBOR plus 2.11% per annum.

         "Event of Default" shall have the meaning set forth in Section 8.1(a) hereof.

         "Excess Cash Flow" shall mean the amount remaining after the monthly payments deposited into the accounts as set forth in Sections 3.7(b)(i) through
(vii) hereof.

         "Excess Cash Flow Account" shall have the set forth in Section 3.1(b)(vi) hereof.

         "Excess Cash Flow Application Date" shall mean the first Payment Date after the date which is twelve (12) calendar months after the occurrence of an Excess Cash Flow Sweep Event, unless an Excess Cash Flow Sweep Period Termination has occurred.

         "Excess Cash Flow Sweep Event" shall occur when Lender determines that the Adjusted Net Operating Income for the Properties does not exceed the ECF Cash Flow Threshold for three (3) consecutive calendar months.

         "Excess Cash Flow Sweep Period" shall mean the period commencing upon the occurrence of an Excess Cash Flow Sweep Event and terminating upon the occurrence of an Excess Cash Flow Sweep Period Termination.

         "Excess Cash Flow Sweep Period Termination" shall mean the delivery by Borrower of evidence satisfactory to Lender that the Adjusted Net Operating Income for the Properties exceeds the ECF Cash Flow Threshold for three (3) consecutive calendar months. Lender shall not be required to determine whether the Excess Cash Flow Sweep Period Termination has occurred more than once in any calendar quarter and such Excess Cash Flow Sweep Period Termination shall be determined based upon the financial reports required to be delivered pursuant to Section 5.1.10 hereof.

         "Exchange Act" shall have the meaning set forth in Section 9.2(a) hereof.

         "Exchange Act Filing" shall have the meaning set forth in Section 9.2(a) hereof.

         "Extension Criteria" shall mean, with respect to each extension of the Maturity Date as provided herein, (i) no Event of Default has occurred and is continuing under the Loan, (ii) Borrower sends Lender written request at least sixty (60) days, but not more than one hundred twenty (120) days, prior to the expiration of the initial or Extension Term, as applicable, (an "Extension Notice"), (iii) Borrower shall obtain and deliver to Lender prior to exercise of such Extension Term, one or more Replacement Interest Rate Cap Agreements, which Replacement Interest Rate Cap Agreements shall be effective commencing on the first day of such Extension Term and shall have a maturity date not earlier than the Maturity Date, (iv) Borrower pays to Lender the applicable Extension Fee, and (v) Lender has determined that the applicable Extension DSCR Test has been satisfied.

         "Extension DSCR Test" shall mean the Debt Service Coverage Ratio (based upon the Loan only) for the twelve (12) full calendar months immediately preceding (i) Lender's receipt of the Extension Notice and (ii) the first day of the applicable Extension Term, for the Properties remaining subject to the Lien of the Security Instruments shall be equal to or greater (A) with respect to the second Extension Term, 1.25:1.00 and (B) with respect to the third Extension Term, 1.25:1.00. The Extension DSCR Test may be obtained by prepaying a portion of the Loan and no prepayment consideration shall be due in connection therewith. There is no Extension DSCR Test for the first Extension Term.

         "Extension Fee" shall mean a fee equal to (i) with respect to the second Extension Term, 0.125% of the outstanding principal balance of the Loan at the time of Lender's receipt of the applicable Extension Notice and (ii) with respect to the third Extension Term, 0.25% of the outstanding principal balance of the Loan at the time of Lender's receipt of the applicable Extension Notice. There is no Extension Fee for the first Extension Term.

         "Extension Term" shall have the meaning set forth in the definition of "Maturity Date".

         "FelCor Ground Lease" shall mean, individually and collectively, as the context may require, each ground lease described on Schedule 1.1(II) attached hereto and made a part hereof between Borrower and FelCor Ground Lessor.

         "FelCor Ground Lessor" shall mean the fee owner (affiliated with Borrower), as landlord, under each FelCor Ground Lease.

         "FIRREA" shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as the same may be amended from time to time.

         "Fiscal Year" shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during the term of the Loan.

         "Fitch" shall mean Fitch, Inc.

         "Flood Insurance Act" shall have the meaning set forth in Section 6.1(a)(vii) hereof.

         "Foreign Taxes" shall mean any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority.

         "Franchise Agreement" shall mean those certain franchise agreements more specifically identified on Schedule 1.1(I) attached hereto or, if the context requires, the Replacement Franchise Agreement executed in accordance with the terms and provisions of this Agreement.

         "Franchisor" shall mean each franchisor with respect to the applicable Franchise Agreement, as same is identified on Schedule 1.1(I) attached hereto.

         "Funding Borrower" shall have the meaning set forth in Section 9.6(c) hereof.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

         "Governmental Authority" shall mean any court, board, agency, commission, office, central bank or other authority of any nature whatsoever for any governmental unit (federal, State, county, district, municipal, city, country or otherwise) or quasi-governmental unit whether now or hereafter in existence.

         "Gross Income from Operations" shall mean all income, room revenues, food and beverage revenue, telephone revenue, computed in accordance with GAAP derived from the ownership and operation of the Properties from whatever source, including, but not limited to, the Rents, utility charges, service fees or charges, license fees, parking fees, rent concessions or credits, and other required pass-throughs, but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower or Operating Lessee to any Governmental Authority, interest on the Reserve Funds, interest on credit accounts, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, Insurance Proceeds (other than business interruption or other loss of income insurance), Awards, payments received under the Interest Rate Cap Agreement, unforfeited security deposits, utility and other similar deposits, escalations, forfeited security deposits and any disbursements to Borrower from the Reserve Funds. Gross income shall not be diminished as a result of the Security Instruments or the creation of any intervening estate or interest in a Property or any part thereof.

         "Ground Lease" shall mean, individually and collectively, as the context may require, each ground lease described on Schedule 1.1(II) attached hereto and made a part hereof between Borrower and Ground Lessor.

         "Ground Lease Escrow Fund" shall have the meaning set forth in Section
7.4 hereof.

         "Ground Lessor" shall mean the fee owner (not affiliated with Borrower), as landlord, under each Ground Lease.

         "Ground Rent" shall have the meaning set forth in Section 7.4 hereof.

         "Ground Rent Account" shall have the meaning set forth in Section 3.1(b)(v) hereof.

         "Guarantor" shall mean FelCor Lodging Limited Partnership and any other entity guaranteeing any payment or performance obligation of Borrower.

         "Guaranty" shall mean that certain Guaranty of Recourse Obligations of Borrower, dated as of the date hereof, from Guarantor to Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

         "Hazardous Materials" shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls ("PCBs") and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; toxic mold; any substance the presence of which on any Property is prohibited by any federal, State or local authority; any substance that requires special handling and/or disposal; and any other material or substance now or in the future defined as a "hazardous substance," "hazardous material," "hazardous waste," "toxic substance," "toxic pollutant," "contaminant," "pollutant" or other words of similar import within the meaning of any Environmental Law.

         "Hilton" shall mean Hilton Hotels Corporation or any Affiliate thereof.

         "Improvements" shall have the meaning set forth in Article 1 of the related Security Instrument with respect to each Individual Property.

         "Indebtedness" of a Person, at a particular date, means the sum (without duplication) at such date of (a) all indebtedness or liability of such Person (including, without limitation, amounts for borrowed money); (b) obligations evidenced by bonds, debentures, notes, or other similar instruments;
(c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (f) obligations secured by any Liens, whether or not the obligations have been assumed.

         "Indemnified Liabilities" shall have the meaning set forth in Section 10.13(b) hereof.

         "Indemnified Parties" shall mean Lender, any Affiliate of Lender who is or will have been involved in the origination of the Loan, any Person who is or will have been involved in the servicing of the Loan, any Person in whose name the encumbrance created by the Security Instruments is or will have been recorded, Persons who may hold or acquire or will have held a full or partial interest in the Loan, the holders of any Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, Affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or any Property, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender's assets and business).

         "Indemnitor" shall mean FelCor Lodging Limited Partnership.

         "Independent Director" shall have the meaning set forth in Section 4.1.35(aa) hereof.

         "Individual Property" shall mean each parcel of real property (including, without limitation, any interest created pursuant to a Ground Lease / FelCor Ground Lease), the Improvements thereon and all Personal Property owned by Borrower, Operating Lessee and FelCor Ground Lessor and encumbered by a Security Instrument, together with all rights pertaining to such Property and Improvements, as more particularly described in Article 1 of each Security Instrument and referred to therein as the "Property", including any Release Property prior to its release or Substitute Property upon substitution.

         "Initial Replacement Reserve Monthly Deposit" shall mean $184,196.00.

         "Initial Tier" shall have the meaning set forth in Section 6.1(b) hereof.

         "Initial Tier Insurer" shall have the meaning set forth in Section 6.1(b) hereof.

         "Insolvency Opinion" shall mean, that certain bankruptcy non-consolidation opinion letter delivered by counsel for Borrower in connection with the Loan and approved by Lender or the Rating Agencies, as the case may be.

         "Insurance Premium Account" shall have the meaning set forth in Section 3.1(b)(ii) hereof.

         "Insurance Premiums" shall have the meaning set forth in Section 6.1(b) hereof.

         "Insurance Proceeds" shall have the meaning set forth in Section 6.4(b) hereof.

         "Interest Period" shall mean the period from the ninth (9th) day of each month through and including the eighth (8th) day of the following month, provided that, notwithstanding the foregoing, Lender shall have the one (1) time right to change the Interest Period by giving notice of such change to Borrower.

         "Interest Rate Cap Agreement" shall mean the Interest Rate Cap Agreement (together with the confirmation and schedules relating thereto), between an Acceptable Counterparty and Borrower obtained by Borrower and dated as of the date hereof. The Interest Rate Cap Agreement shall be written on the then current standard ISDA documentation, and shall provide for interest periods and calculations consistent with the payment terms of this Agreement. After delivery of a Replacement Interest Rate Cap Agreement to Lender, the term "Interest Rate Cap Agreement" shall be deemed to mean such Replacement Interest Rate Cap Agreement.

         "Interest Shortfall" shall have the meaning set forth in Section 2.3.1(b) hereof.

         "Investor" shall have the meaning set forth in Section 5.1.10(g) hereof.

         "JPMorgan Chase" shall have the meaning set forth in Section 9.2(b) hereof.

         "JPMorgan Chase Group" shall have the meaning set forth in Section 9.2(b) hereof.

         "LBV Property" shall mean that certain Property commonly known as DoubleTree Guest Suites - Walt Disney World Resort located in Lake Buena Vista, Florida.

         "LBV Property Estoppel" shall mean that certain Ground Lessor Estoppel and Agreement given by Disney, dated October 23, 2003, relating to the LBV Property.

         "LBV Property Estoppel Work" shall mean the work described on Schedule
7.5.1 hereto.

         "Leases" shall have the meaning set forth in Article 1 of the Security Instrument with respect to each Individual Property, including, without limitation, the Operating Lease.

         "Legal Requirements" shall mean, with respect to each Individual Property, all federal, State, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower, Ground Lessor, FelCor Ground Lessor or such Individual Property or any part thereof, or the zoning, construction, use, alteration, occupancy or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all material permits, licenses and authorizations and regulations relating thereto, and all material covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting such Individual Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to such Individual Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

         "Lender" shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

         "Liabilities" shall have the meaning set forth in Section 9.2(b) hereof.

         "LIBOR" shall mean the rate per annum calculated as set forth below:

                  (i) With respect to each Interest Period, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service (formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date (rounded upwards to the nearest 1/16 of 1%). If such rate does not appear on Dow Jones Market Service Page 3750, the rate for that Interest Period shall be determined on the basis of the rates at which deposits in Dollars are offered by any four major reference banks in the London interbank market selected by Lender to provide such bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. Lender shall request the principal London office of any four major reference banks in the London interbank market selected by Lender to provide a quotation of such rates, as offered by each such bank. If at least two such quotations are provided, the rate for that Interest Period shall be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Period shall be the arithmetic mean of the rates quoted by major banks in New York City selected by Lender, at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date with respect to such Interest Period for loans in Dollars to leading European banks for a period equal to one month, commencing on the first day of such Interest Period and in an amount that is representative for a single transaction in the relevant market at the relevant time. Lender shall determine LIBOR for each Interest Period and the determination of LIBOR by Lender shall be binding upon Borrower absent manifest error.

                  (ii) In the event that Lender shall have determined in its reasonable discretion that none of the methods set forth in the definition of "LIBOR" herein are available, then Lender shall forthwith give notice by telephone of such determination, confirmed in writing, to Borrower at least one (1) day prior to the last day of the related Interest Period. If such notice is given, LIBOR, commencing with such related Interest Period, shall be LIBOR in effect for the most recent Interest Period.

         "LIBOR Business Day" shall mean any day on which banks are open for dealing in foreign currency and exchange in London, England.

         "LIBOR Determination Date" shall mean (i) with respect to any Interest Period prior to the Interest Period that commences in the month during which the Securitization Closing Date occurs, two (2) LIBOR Business Days prior to the fifteenth (15th) day of the calendar month in which the applicable Interest Period commences; (ii) with respect to the Interest Period that commences in the month in which the Securitization Closing Date occurs, the date that is two (2) LIBOR Business Days prior to the Securitization Closing Date and (iii) with respect to each Interest Period thereafter, the date that is two (2) LIBOR Business Days prior to the fifteenth (15th) day of the calendar month in which such Interest Period commences, provided that, notwithstanding the foregoing, Lender shall have the one (1) time right to change the LIBOR Determination Date by giving notice of such change to Borrower.

         "Licenses" shall have the meaning set forth in Section 4.1.21 hereof.

         "Lien" shall mean, with respect to each Individual Property, any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, Operating Lessee, Ground Lessor, FelCor Ground Lessor, the related Individual Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

         "LLC Agreement" shall have the meaning set forth in Section 4.1.35(cc) hereof.

         "Loan" shall mean the loan made by Lender to Borrower pursuant to this Agreement and the other Loan Documents.

         "Loan Documents" shall mean, collectively, this Agreement, the Note, the Security Instruments, the Assignments of Leases, the Environmental Indemnity, the Assignments of Management Agreement, the Guaranty, the Assignment of Interest Rate Cap Agreement, the Operating Lease Subordination Agreement and all other documents executed and/or delivered in connection with the Loan.

         "Lockbox Account" shall have the meaning set forth in Section 3.1(b) hereof.

         "Lockbox Bank" shall mean any Eligible Institution selected by Lender.

         "Lockout Period" shall have the meaning set forth in Section 2.3.1 hereof.

         "Losses" shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to attorneys' fees and other costs of defense).

         "Major Lease" shall mean (i) the Operating Lease, (ii) any Lease for sit-down restaurant facilities at any Individual Property, (iii) any Lease which together with all other Leases to the same tenant and to all Affiliates of such tenant, (A) provides for ten percent (10%) or more of the total gross income for any Individual Property, (B) covers five percent (5%) or more of the total space at any Individual Property, in the aggregate, (C) provides for a lease term of more than ten (10) years including options to renew or (D) is with an Affiliate of Borrower and (iv) any instrument guaranteeing or providing credit support for any Major Lease.

         "Management Agreement" shall mean, with respect to any Individual Property, the management agreement entered into by and between Borrower or Operating Lessee and Manager, pursuant to which the Manager is to provide management and other services with respect to such Individual Property, or, if the context requires, the Replacement Management Agreement executed in accordance with the terms and provisions of this Agreement.

         "Manager" shall mean, for each Individual Property, that certain property manager set forth on Schedule 1.1(IV) or, if the context requires, a Qualified Manager who is managing the Properties or any Individual Property in accordance with the terms and provisions of this Agreement.

         "Manager Account" shall mean such account as Manager may from time to time designate by written notice to Lender and the bank maintaining the Concentration Account.

         "Mandalay Beach Property" shall mean that certain Property commonly known as Embassy Suites Mandalay Beach located in Oxnard, California.

         "Maturity Date" shall mean August 9, 2006, or such other date on which the final payment of the principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise; provided, however, upon compliance with the Extension Criteria, Borrower shall have the right to extend the Maturity Date for three (3) additional periods of one (1) year each (each, an "Extension Term").

         "Maximum Legal Rate" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or in the other Loan Documents, under the laws of such State or States whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

         "Member" shall have the meaning set forth in Section 4.1.35(cc) hereof.

         "Monthly Debt Service Payment Amount" shall mean the amount of interest and the Scheduled Amortization Payment due and payable on each Payment Date, pursuant to the Note and Section 2.2 hereof.

         "Monthly Insurance Premium Deposit" shall have the meaning set forth in
Section 7.2 hereof.

         "Monthly Pegged Amount" shall mean an amount, which amount shall be determined on April 1st of each Fiscal Year, equal to one hundred fifteen percent (115%) of one-twelfth (1/12) of the annual operating expenses required to be paid during the then current Fiscal Year by Manager, on behalf of Borrower, in accordance with the Approved Annual Budget; provided however that such annual operating expenses shall not include Taxes, Insurance Premiums and incentive management fees. The Monthly Pegged Amount shall be adjusted based upon the release and/or substitution of Properties in accordance with the terms hereof.

         "Monthly Tax Deposit" shall have the meaning set forth in Section 7.2 hereof.

         "Moody's" shall mean Moody's Investors Service, Inc.

         "Net Cash Flow" for any period shall mean the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income from Operations for such period.

         "Net Operating Income" means the amount obtained by subtracting Operating Expenses from Gross Income from Operations.

         "Net Proceeds" shall have the meaning set forth in Section 6.4(b) hereof.

         "Net Proceeds Deficiency" shall have the meaning set forth in Section 6.4(b)(vi) hereof.

         "Note" shall mean that certain promissory note of even date herewith in the original principal amount of EIGHTY-SEVEN MILLION AND 00/100 DOLLARS ($87,000,000.00), made by Borrower in favor of Lender, as the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time.

         "O&M Program" shall mean, with respect to each Individual Property listed on Schedule 1.1(V) hereof, the asbestos operations and maintenance program developed by Borrower and approved by Lender, as the same may be amended, replaced, supplemented or otherwise modified from time to time.

         "Obligations" shall mean Borrower's obligation to pay the Debt and perform its obligations under the Note, this Agreement and the other Loan Documents.

         "Offering Document Date" shall have the meaning set forth in Section 5.1.10(h)(iv) hereof.

         "Officer's Certificate" shall mean a certificate delivered to Lender by Borrower which is signed by a Responsible Officer of Borrower.

         "Operating Expenses" shall mean the total of all expenditures, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and management of the Properties that are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance premiums, license fees, property taxes and assessments, advertising expenses, management fees, franchise fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Lender, and other similar costs, but excluding depreciation, Debt Service, Capital Expenditures and contributions to the Reserve Funds.

         "Operating Lease" shall mean those certain Operating Leases described on Schedule 1.1(III) attached hereto.

         "Operating Lease Subordination Agreement" shall mean those certain Operating Lease Subordination Agreements with respect to the Properties.

         "Operating Lessee" shall mean, individually and collectively, as the context may require, the entities described on Schedule 1.1(III) attached hereto, together with its successors and assigns.

         "Operating Lessee Principal" shall have the meaning set forth in the Operating Lease Subordination Agreement.

         "Operating Lessee SPE Entities" shall mean individually and collectively, Operating Lessee and Operating Lessee Principal.

         "Operating Lessee Documents" shall mean the Security Instruments, the Assignments of Leases, the Environmental Indemnity, the Assignment of Management Agreement, the Operating Lease Subordination Agreement and all other documents executed and/or delivered by Operating Lessee in connection with the Loan.

         "Other Charges" shall mean all personal property taxes, Ground Rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Individual Property, now or hereafter levied or assessed or imposed against such Individual Property or any part thereof.

         "Payment Date" shall mean the ninth (9th) day of each month, or if such day is not a Business Day, the immediately succeeding Business Day. Notwithstanding the foregoing, Lender shall have the one (1) time right to change the Payment Date by giving at least thirty (30) days prior written notice of such change to Borrower.

         "Permitted Encumbrances" shall mean, with respect to an Individual Property, collectively, (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy relating to such Individual Property or any part thereof, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet delinquent, (d) Liens securing Permitted FF&E Financing, and (e) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's sole discretion.

         "Permitted FF&E Financing" shall have the meaning set forth in Section
5.2.10 hereof.

         "Permitted Investments" shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by Servicer, the trustee under any Securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the date it is anticipated such funds will be needed to meet Borrower's obligations hereunder and meeting one of the appropriate standards set forth below:

                  (i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

                  (ii) Federal Housing Administration debentures;

                  (iii) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

                  (iv) federal funds, unsecured certificates of deposit, time deposits, bankers' acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

                  (v) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances with maturities of not more than 365 days and issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

                  (vi) debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

                  (vii) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

                  (viii) units of taxable money market funds, with maturities of not more than 365 days and which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have the highest rating available from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) for money market funds; and

                  (ix) any other security, obligation or investment which has been approved as a Permitted Investment in writing by (a) Lender and
         (b) each Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities by such Rating Agency;

provided, however, that no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments or (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

         "Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, State, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

         "Personal Property" shall have the meaning set forth in Article 1 of the Security Instrument with respect to each Individual Property.

         "Physical Conditions Report" shall mean, with respect to each Individual Property, a structural engineering report prepared by a company satisfactory to Lender regarding the physical condition of such Individual Property, satisfactory in form and substance to Lender in its sole discretion, which report shall, among other things, (a) confirm that such Individual Property and its use complies, in all material respects, with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws) and (b) include a copy of a final certificate of occupancy with respect to all Improvements on such Individual Property.

         "Plan" shall mean an employee benefit plan (as defined in section 3(3) of ERISA) whether or not subject to ERISA or a plan or other arrangement within the meaning of section 4975 of the Code.

         "Plan Assets" shall mean assets of a Plan within the meaning of section 29 C.F.R. section 2510.3-101 or similar law.

         "Policies" shall have the meaning set forth in Section 6.1(b) hereof.

         "Prepayment Date" shall have the meaning set forth in Section 2.3.1 hereof.

         "Prime Rate" shall mean, on a particular date, a rate per annum equal to the rate of interest published in The Wall Street Journal as the "prime rate", as in effect on such day, with any change in the prime rate resulting from a change in said prime rate to be effective as of the date of the relevant change in said prime rate; provided, however, that if more than one prime rate is published in The Wall Street Journal for a day, the average of the prime rates shall be used; provided, further, however, that the Prime Rate (or the average of the prime rates) will be rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%. In the event that The Wall Street Journal should cease or temporarily interrupt publication, then the Prime Rate shall mean the daily average prime rate published in another business newspaper, or business section of a newspaper, of national standing chosen by Lender. If The Wall Street Journal resumes publication, the substitute index will immediately be replaced by the prime rate published in The Wall Street Journal. In the event that a prime rate is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall select a comparable interest rate index which is readily available to Borrower and verifiable by Borrower but is beyond the control of Lender. Lender shall give Borrower prompt written notice of its choice of a substitute index and when the change became effective. Such substitute index will also be rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%. The determination of the Prime Rate by Lender shall be conclusive and binding absent manifest error.

         "Principal" shall have the meaning set forth in Section 4.1.35 hereof, together with its successors and assigns.

         "Principal Prepayment Account" shall have the set forth in Section 3.1(b)(vii) hereof.

         "Prohibited Person" shall mean any Person:

                  (a) listed in the Annex to, or otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the "Executive Order");

                  (b) that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed to the Annex to, or is otherwise subject to the provisions of, the Executive Order;

                  (c) with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

                  (d) who commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order;

                  (e) that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov.ofac/t11sdn.pdf or at any replacement website or other replacement official publication of such list; or

                  (f) who is an Affiliate of or affiliated with a Person listed above.

         "Properties" shall mean, collectively, each and every Individual Property which is subject to the terms of this Agreement.

         "Property" shall mean, as the context may require, the Properties or an Individual Property.

         "Property Account" shall have the meaning set forth in Section 3.1(a) hereof.

         "Property Account Agreement" shall have the meaning set forth in
Section 3.1(a) hereof.

         "Property Account Bank" shall mean, for each Individual Property, that certain property account bank set forth on Schedule 1.1(VI), provided that such bank remains an Eligible Institution, and any successor Eligible Institution or other Eligible Institution selected by Borrower, subject to Lender's approval.

         "Provided Information" shall have the meaning set forth in Section 9.1(a) hereof.

         "Qualified Insurer" shall have the meaning set forth in Section 6.1(b) hereof.

         "Qualified Manager" shall mean a reputable and experienced professional management organization (a) which manages, together with its Affiliates, one hundred fifty (150) properties of a type, quality and size similar to the Properties, totaling in the aggregate no less than 30,000 guest rooms and (b) prior to whose employment as manager of the Properties (i) prior to the occurrence of a Securitization, such employment shall have been approved by Lender, which approval shall not be unreasonably withheld or delayed and (ii) after the occurrence of a Securitization, Lender shall have received written confirmation from the Rating Agencies that the employment of such manager will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings of the Securities.

         "Quality Assurance Reports" shall mean any quality assurance reports of inspection or compliance from a Franchisor under a Franchise Agreement with respect to any Individual Property.

         "Rating Agencies" shall mean each of S&P, Moody's, and Fitch, and any other nationally-recognized statistical rating agency which has been approved by Lender, to the extent that such rating agency has rated the Securities.

         "Registration Statement" shall have the meaning set forth in Section 9.2(b) hereof.

         "Regulation S-X Reporting Requirements" shall have the meaning set forth in Section 5.1.10(o) hereof.

         "Reimbursement Contribution" shall have the meaning set forth in
Section 9.6(c) hereof.

         "Release" of any Hazardous Materials shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

         "Release Price" shall mean, for each Individual Property, one hundred twenty-five percent (125%) of the Allocated Loan Amount for such Individual Property.

         "Release Property" shall have the meaning set forth in Section 2.6 hereof.

         "REMIC Trust" shall mean a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code that holds the Note.

         "Renewal Lease" shall have the meaning set forth in Section 5.1.17(a) hereof.

         "Rents" shall have the meaning set forth in Article 1 of the Security Instrument with respect to each Individual Property.

         "Replacement Franchise Agreement" shall mean, collectively, (a) either
(i) a franchise agreement with Franchisor substantially in the same form and substance as the Franchise Agreement, or (ii) a franchise agreement with Franchisor, which franchise agreement shall be acceptable to Lender in form and substance, provided, with respect to this subclause (ii), Lender, at its option, may require that Borrower obtain confirmation from the applicable Rating Agencies that such franchise agreement will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current rating of the Securities or any class thereof; and (b) a franchisor estoppel and recognition agreement or other "comfort letter" substantially in the form delivered to Lender on the date hereof (or such other form acceptable to Lender), executed and delivered to Lender by Operating Lessee and Franchisor at Borrower's expense, provided, with respect to this clause (b), if such franchisor estoppel and recognition agreement is in a form that substantially differs from the form delivered to Lender on the date hereof, Lender, at its option, may require that Borrower obtain confirmation from the applicable Rating Agencies that such franchisor estoppel and recognition agreement will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current rating of the Securities or any class thereof; provided, however, with respect to any expiring Franchise Agreement, Borrower shall not be required to obtain Lender's consent or a confirmation from the Rating Agencies in the event that the Franchise Agreement in effect on the date hereof is extended on the same or more favorable terms to Borrower and/or Operating Lessee, as applicable, prior to the expiration thereof.

         "Replacement Interest Rate Cap Agreement" means an interest rate cap agreement from an Acceptable Counterparty with terms identical to the Interest Rate Cap Agreement.

         "Replacement Management Agreement" shall mean, collectively, (a) either
(i) a management agreement with a Qualified Manager substantially in the same form and substance as the Management Agreement, or (ii) a management agreement with a Qualified Manager, which management agreement shall be acceptable to Lender in form and substance, provided, with respect to this subclause (ii), Lender, at its option, may require that Borrower obtain confirmation from the applicable Rating Agencies that such management agreement will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current rating of the Securities or any class thereof; and (b) a conditional assignment of management agreement substantially in the form of the Assignment of Management Agreement (or such other form acceptable to Lender), executed and delivered to Lender by Operating Lessee and such Qualified Manager at Borrower's expense, provided, with respect to this clause (b), if such conditional assignment of management agreement is in a form that substantially differs from the form delivered to Lender on the date hereof, Lender, at its option, may require that Borrower obtain confirmation from the applicable Rating Agencies that such conditional assignment of management agreement will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current rating of the Securities or any class thereof; provided, however, with respect to any expiring Management Agreement, Borrower shall not be required to obtain Lender's consent or a confirmation from the Rating Agencies in the event that the Management Agreement in effect on the date hereof is extended on the same or more favorable terms to Borrower and/or Operating Lessee, as applicable, prior to the expiration thereof.

         "Replacement Reserve Account" shall have the meaning set forth in
Section 3.1(b)(iv) hereof.

         "Replacement Reserve Fund" shall have the meaning set forth in Section
7.3.1 hereof.

         "Replacement Reserve Monthly Deposit" shall mean the greater of (i) such amounts as are required under the Franchise Agreements to be reserved for furniture, fixtures and equipment, (ii) such amounts as are required under the Management Agreements to be reserved for furniture, fixtures and equipment and
(iii)(1) until the end of the calendar year in which the

Closing Date occurs, the amount of the Initial Replacement Reserve Monthly Deposit, and (2) thereafter, the quotient obtained by dividing (A) the aggregate Gross Income from Operations for the Properties still subject to the Lien of a Security Instrument for the preceding calendar year (as reflected in Borrower's annual operating statements as approved and accepted by Lender) multiplied by four percent (4%) by (B) twelve (12). The Replacement Reserve Monthly Deposit shall be adjusted annually and shall be effective for the Replacement Reserve Monthly Deposit due on the Payment Date first occurring after the appropriate financial statements have been delivered to Lender as required herein.

         "Replacements" shall have the meaning set forth in Section 7.3.1 hereof.

         "Required Earthquake Insurance Amount" shall mean earthquake insurance equal to (A) the product of (i) 100% of the "Full Replacement Cost" of the Improvements and the Personal Property and (ii) two times (2x) the probable maximum loss (which probable maximum loss for the Mandalay Beach Property is nineteen percent (19%)) plus (B) twelve (12) months of loss of business income derived from the Mandalay Beach Property.

         "Required Repair Account" shall have the meaning set forth in Section 3.1(b)(viii) hereof.

         "Required Repair Fund" shall have the meaning set forth in Section
7.1.1 hereof.

         "Required Repairs" shall have the meaning set forth in Section 7.1.1 hereof.

         "Reserve Fund Deposits" shall mean the amounts to be deposited into the Reserve Funds for any given month or at any other time as provided in this Agreement or in the other Loan Documents.

         "Reserve Funds" shall mean the Tax and Insurance Escrow Fund, the Replacement Reserve Fund, the Required Repair Fund, the Ground Lease Escrow Fund or any other escrow or reserve fund established by the Loan Documents.

         "Responsible Officer" means with respect to a Person, the president, chief financial officer or treasurer of such Person.

         "Restoration" shall mean the repair and restoration of an Individual Property after a Casualty or Condemnation as nearly as possible to the condition the Individual Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be approved by Lender.

         "Restricted Party" shall mean Borrower, Principal, the Operating Lessee SPE Entities or any Affiliated Manager or any shareholder, partner or member or any direct or indirect legal or beneficial owner of, Borrower, Principal, the Operating Lessee SPE Entities or any Affiliated Manager; provided, however, that in no event shall FelCor Lodging Limited Partnership, FelCor Lodging Trust Incorporated or Hilton be deemed a Restricted Party.

         "S&P" shall mean Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc.

         "Sale or Pledge" shall mean a voluntary or involuntary sale, conveyance, transfer or pledge of a direct or indirect legal or beneficial interest.

         "Scheduled Amortization Payments" shall mean the amount of principal set forth on Schedule III hereto to be paid on each Payment Date.

         "Second Tier" shall have the meaning set forth in Section 6.1(b) hereof.

         "Second Tier Insurer" shall have the meaning set forth in Section 6.1(b) hereof.

         "Securities" shall have the meaning set forth in Section 9.1 hereof.

         "Securitization" shall have the meaning set forth in Section 9.1 hereof.

         "Securitization Closing Date" shall mean the date upon which a Securitization closes.

         "Securities Act" shall have the meaning set forth in Section 9.2(a) hereof.

         "Security Deposits" shall have the meaning set forth in Section 5.1.17(e) hereof.

         "Security Instrument" shall mean, with respect to each Individual Property, that certain first priority Mortgage (or Deed of Trust or Deed to Secure Debt, as applicable) and Security Agreement, executed and delivered by Borrower and Operating Lessee as security for the Loan and encumbering such Individual Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

         "Servicer" shall have the meaning set forth in Section 9.3 hereof.

         "Servicing Agreement" shall have the meaning set forth in Section 9.3 hereof.

         "Severed Loan Documents" shall have the meaning set forth in Section 8.2(c) hereof.

         "Special Member" shall have the meaning set forth in Section 4.1.35(cc) hereof.

         "Standard Statement" shall have the meaning set forth in Section 5.1.10(h)(i) hereof.

         "State" shall mean, with respect to an Individual Property, the State or Commonwealth in which such Individual Property or any part thereof is located.

         "Strike Rate" shall mean 6.5%.

         "Substitute Allocated Loan Amount" shall have the meaning set forth in
Section 2.6(i) hereof.

         "Substitute Property" shall have the meaning set forth in Section 2.6 hereof.

         "Survey" shall mean, with respect to an Individual Property, a survey prepared by a surveyor licensed in the State where such Individual Property is located and satisfactory to

Lender and the company or companies issuing the Title Insurance Policies, and containing a certification of such surveyor satisfactory to Lender.

         "Tax Account" shall have the meaning set forth in Section 3.1(b)(i) hereof.

         "Tax and Insurance Escrow Fund" shall have the meaning set forth in
Section 7.2 hereof.

         "Taxes" shall mean all real estate taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any Individual Property or part thereof.

         "Terrorism Exclusion" shall have the meaning set forth in Section 6.1(a)(x) hereof.

         "Terrorism Insurance" shall have the meaning set forth in Section 6.1(a)(x) hereof.

         "Terrorism Insurance Cap" shall have the meaning set forth in Section 6.1(a)(x) hereof.

         "Terrorism Insurance Required Amount" shall have the meaning set forth in Section 6.1(a)(x) hereof.

         "Title Insurance Policy" shall mean, with respect to each Individual Property, an ALTA mortgagee title insurance policy in a form acceptable to Lender (or, if an Individual Property is located in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender) issued with respect to such Individual Property and insuring the lien of the Security Instrument encumbering such Individual Property.

         "Transfer" shall have the meaning set forth in Section 5.2.10(a) hereof.

         "Triggering Event" shall mean the earliest to occur of: (i) an Event of Default (a "Default Trigger"), (ii) the date the Debt Service Coverage Ratio for the twelve (12) full calendar months immediately preceding the date of such calculation is not in excess of 1.12 to 1.00 (a "DSCR Trigger") or (iii) an Excess Cash Flow Sweep Event (an "ECF Sweep Event Trigger").

         "Triggering Event Period" shall mean the period commencing upon the occurrence of a Triggering Event and terminating upon the occurrence of a Triggering Event Period Termination.

         "Triggering Event Period Termination" shall mean the delivery by Borrower of evidence satisfactory to Lender evidencing (i) if the most recent Triggering Event Period was triggered by a Default Trigger (and provided that no other Triggering Event has occurred which has not been cured or remedied in accordance herewith), Borrower's cure of such Event of Default and Lender's acceptance of such cure, within its sole discretion; (ii) if the most recent Triggering Event Period was triggered by a DSCR Trigger (and provided that no other Triggering Event has occurred which has not been cured or remedied in accordance herewith), that the Debt Service Coverage Ratio for the twelve (12) full calendar months immediately preceding the date of such calculation exceeds
1.12 to 1.00; or (iii) if the most recent Triggering Event Period was triggered by an ECF Sweep Event Trigger (and provided that no other Triggering Event has occurred which has not been cured or remedied in accordance herewith), that the Excess Cash Flow Sweep Period Termination has occurred. Lender shall not be required to determine whether the Triggering Event Period Termination has occurred more than once in any calendar quarter and such Triggering Event Period Termination shall be determined based upon the financial reports required to be delivered pursuant to Section 5.1.10 hereof.

         "UCC" or "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the jurisdiction in which an Individual Property is located or under the laws of which Borrower was organized, as the context may require.

         "Underwriter Group" shall have the meaning set forth in Section 9.2(b) hereof.

         "U.S. Obligations" shall mean direct non-callable obligations of the United States of America.

         SECTION 1.2 Principles of Construction.

         All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word "including" shall mean "including, without limitation" unless the context shall indicate otherwise. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. If Borrower consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

         II. GENERAL TERMS

         SECTION 2.1 Loan Commitment; Disbursement to Borrower.

         2.1.1 Agreement to Lend and Borrow.

         Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

         2.1.2 Single Disbursement to Borrower.

         Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

         2.1.3 The Note, Security Instruments and Loan Documents.

         The Loan shall be evidenced by the Note and secured by the Security Instruments, the Assignments of Leases and the other Loan Documents. Borrower and Operating Lessee hereby authorize Lender to file a financing statement or statements under the UCC in connection with the Properties in the form required to properly perfect Lender's security interest therein.

         2.1.4 Intentionally Deleted.

         SECTION 2.2 Interest; Loan Payments; Late Payment Charge.

         2.2.1 Payments.

         (a) Interest. Interest on the outstanding principal balance of the Loan shall accrue from the Closing Date to the end of the Interest Period in which the Maturity Date occurs at the Applicable Interest Rate. Monthly installments of interest only shall be paid on each Payment Date commencing on September 9, 2004 and on each subsequent Payment Date thereafter up to and including the Maturity Date for the Interest Period in which such Payment Date or Maturity Date occurs. Interest on the outstanding principal amount of the Loan for the period through and including August 8, 2004 shall be paid by Borrower on the Closing Date. The outstanding principal balance of the Loan together with all accrued and unpaid interest thereon shall be due and payable on the Maturity Date (including, without limitation, all interest that would accrue on the outstanding principal balance of the Loan through the end of the Interest Period during which the Maturity Date occurs (even if such period extends beyond the Maturity Date)).

         (b) Principal. The Scheduled Amortization Payments shall be paid on September 9, 2004 and on each subsequent Payment Date thereafter.

         (c) Excess Cash Flow. Payments of Excess Cash Flow (whether from the Excess Cash Flow Account or the Principal Prepayment Account) shall be payable in accordance with the provisions of Section 3.13 hereof.

         (d) All payments and other amounts due under the Note, this Agreement and the other Loan Documents shall be made without any setoff, defense or irrespective of, and without deduction for, counterclaims.

         2.2.2 Interest Calculation.

         Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate equal to the Applicable Interest Rate divided by three hundred sixty (360) by (c) the outstanding principal balance.

         2.2.3 Eurodollar Rate Unascertainable; Illegality; Increased Costs.

         (a) (i) In the event that Lender shall have determined (which determination shall be conclusive and binding upon Borrower absent manifest error) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR, then Lender shall forthwith give notice by telephone of such determination, to Borrower at least one (1) Business Day prior to the last day of the related Interest Period, with a written confirmation of such determination promptly thereafter. If such notice is given, the Loan shall bear interest at the Adjusted Prime Rate beginning on the first day of the next succeeding Interest Period. (ii) If, pursuant to the terms of this Section 2.2.3(a), the Loan is bearing interest at the Adjusted Prime Rate and Lender shall determine (which determination shall be conclusive and binding upon Borrower absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Lender shall give notice thereof to Borrower by telephone of such determination, confirmed in writing, to Borrower as soon as reasonably practical, but in no event later than one (1) Business Day prior to the last day of the then current Interest Period. If such notice is given, the Loan shall bear interest at the Eurodollar Rate beginning on the first day of the next succeeding Interest Period. Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to elect to have the Loan bear interest at either the Eurodollar Rate or the Adjusted Prime Rate.

         (b) If any requirement of law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lender in good faith to make or maintain the portion of the Loan bearing interest at the Eurodollar Rate, (I) the obligation of Lender hereunder to make the Loan bearing interest at the Eurodollar Rate shall be canceled forthwith and
(II) the Loan shall automatically bear interest at the Adjusted Prime Rate on the next succeeding Payment Date or within such earlier period as required by Applicable Law. Borrower hereby agrees promptly to pay Lender (within ten (10) days of Lender's written demand therefor), any additional amounts necessary to compensate Lender for any reasonable costs incurred by Lender in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the Loan hereunder. Upon written demand from Borrower, Lender shall demonstrate in reasonable detail the circumstances giving rise to Lender's determination and the calculation substantiating the Adjusted Prime Rate and any additional costs incurred by Lender in making the conversion. Lender's written notice of such costs, as certified to Borrower, shall be conclusive absent manifest error.

         (c) In the event that any change in any requirement of any Applicable Law or in the interpretation or application thereof, or compliance in good faith by Lender with any request or directive (whether or not having the force of law) hereafter issued from any Governmental Authority, in each such case, which is generally applicable to all Lenders subject to such Governmental Authority's jurisdiction:

                  (i) shall hereafter impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any U.S. office of Lender which is not otherwise included in the determination of LIBOR hereunder;

                  (ii) shall, if the Loan is then bearing interest at the Eurodollar Rate, hereafter have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by any amount deemed by Lender to be material; or

                  (iii) shall, if the Loan is then bearing interest at the Eurodollar Rate, hereafter impose on Lender any other condition, the result of which is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder by any amount deemed by Lender to be material;

then, in any such case, Borrower shall promptly pay Lender (within ten (10) days of Lender's written demand therefor), any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable which Lender deems to be material. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.3(c), Lender shall provide Borrower with written notice specifying in reasonable detail the event or circumstance by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall be conclusive absent manifest error. This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under the Note, this Agreement and the other Loan Documents.

         (d) Borrower agrees to indemnify Lender and to hold Lender harmless from any loss or expense which Lender sustains or incurs to the extent it is a consequence of (I) any default by Borrower in payment of the principal of or interest on the Loan while bearing interest at the Eurodollar Rate, including, without limitation, any such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the Eurodollar Rate, (II) any prepayment (whether voluntary or mandatory) of the Loan on a day that (A) is not the Payment Date immediately following the last day of an Interest Period with respect thereto or (B) is the Payment Date immediately following the last day of an Interest Period with respect thereto if Borrower did not give the prior written notice of such prepayment required pursuant to the terms of this Agreement, including, without limitation, such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the Eurodollar Rate hereunder and
(III) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Applicable Interest Rate from the Eurodollar Rate to the Adjusted Prime Rate with respect to any portion of the outstanding principal amount of the Loan then bearing interest at the Eurodollar Rate on a date other than the Payment Date immediately following the last day of an Interest Period, including, without limitation, such loss or expenses arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the Eurodollar Rate hereunder (the amounts referred to in clauses (I), (II) and (III) are herein referred to collectively as the "Breakage Costs"). This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents.

         2.2.4 Payment on Maturity Date.

         Borrower shall pay to Lender on (or, to the extent permitted herein before) the Maturity Date the outstanding principal balance, all accrued and unpaid interest thereon, and all other amounts due hereunder and under the Note, the Security Instruments and the other Loan Documents, including, without limitation, all interest that would accrue on the outstanding principal balance of the Loan through and including the end of the Interest Period in which the Maturity Date occurs (even if such Interest Period extends beyond the Maturity
Date).

         2.2.5 Payments after Default.

         Upon the occurrence and during the continuance of an Event of Default, interest on the outstanding principal balance of the Loan and, to the extent permitted by Applicable Law, overdue interest and other amounts due in respect of the Loan, shall accrue at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein Interest at the Default Rate shall be computed from the occurrence of the default until the actual receipt and collection of the Debt (or that portion thereof that is then due). To the extent permitted by Applicable Law, interest at the Default Rate shall be added to the Debt, shall itself accrue interest at the same rate as the Loan and shall be secured by the Security Instruments. This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

         2.2.6 Late Payment Charge.

         If any principal, interest or any other sums due under the Loan Documents (including the sums due on the Maturity Date) is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by Applicable Law in order to defray the expenses incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Security Instruments and the other Loan Documents to the extent permitted by Applicable Law; provided, however, Borrower shall have the option, not to be exercised more than three (3) times during the term of the Loan, to not pay the late payment charge contemplated by this Section
2.2.6 in the event any Monthly Debt Service Payment Amount is paid within one
(1) Business Day after the date the same was due.

         2.2.7 Usury Savings.

         This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

         2.2.8 Foreign Taxes.

         If the Loan is bearing interest at the Eurodollar Rate, all payments made by Borrower hereunder shall be made free and clear of, and without reduction for or on account of, Foreign Taxes, excluding, in the case of Lender, Foreign Taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which Lender is resident or organized, or any political subdivision thereof and, in the case of Lender, taxes measured by its overall net income, and franchise taxes imposed on it, by the jurisdiction of Lender's lending office or any political subdivision thereof or in which Lender is resident or engaged in business. If any non-excluded Foreign Taxes are required to be withheld from any amounts payable to Lender hereunder, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all non-excluded Foreign Taxes) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder. Whenever any non-excluded Foreign Tax is payable pursuant to Applicable Law by Borrower, Borrower shall send to Lender an original official receipt showing payment of such non-excluded Foreign Tax or other evidence of payment reasonably satisfactory to Lender. Borrower hereby indemnifies Lender for any incremental taxes, interest or penalties that may become payable by Lender which may result from any failure by Borrower to pay any such non-excluded Foreign Tax when due to the appropriate taxing authority or any failure by Borrower to remit to Lender the required receipts or other required documentary evidence, provided, however, in the event that Lender or any successor and/or assign of Lender is not incorporated under the laws of the United States of America or a state thereof Lender agrees that, prior to the first date on which any payment is due such entity hereunder, it will deliver to Borrower (i) two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, certifying in each case that such entity is entitled to receive payments under the Note, without deduction or withholding of any United States federal income taxes, or (ii) an Internal Revenue Service Form W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each entity required to deliver to Borrower a Form W-8BEN or W-8ECI or Form W-9 pursuant to the preceding sentence further undertakes to deliver to Borrower two further copies of the said letter and W-8BEN or W-8ECI or Form W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires (which, in the case of the Form W-8ECI, is the last day of each U.S. taxable year of the non-U.S. entity) or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to Borrower, and such other extensions or renewals thereof as may reasonably be requested by Borrower, certifying in the case of a Form W-8BEN or W-8ECI that such entity is entitled to receive payments under the Note without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such entity from duly completing and delivering any such letter or form with respect to it and such entity advises Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-9, establishing an exemption from United States backup withholding tax. Notwithstanding the foregoing, if such entity fails to provide a duly completed Form W-8BEN or W-8ECI or other applicable form and, under Applicable Law, in order to avoid liability for Foreign Taxes, Borrower is required to withhold on payments made to such entity that has failed to provide the applicable form, Borrower shall be entitled to withhold the appropriate amount of Foreign Taxes. In such event, Borrower shall promptly provide to such entity evidence of payment of such Foreign Taxes to the appropriate taxing authority and shall promptly forward to such entity any official tax receipts or other documentation with respect to the payment of the Foreign Taxes as may be issued by the taxing authority.

         SECTION 2.3 Prepayments.

         2.3.1 Voluntary Prepayments.

         Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Payment Date occurring on January 9, 2006 (the "Lockout Period"). On any Payment Date thereafter, Borrower may, at its option, prepay the Loan in whole, but not in part, upon satisfaction of the following conditions:

         (a) Borrower shall provide prior written notice to Lender specifying the date (the "Prepayment Date") upon which the prepayment is to be made, which notice shall be delivered to Lender not less than thirty (30) Business Days prior to such payment; and

         (b) Borrower shall pay to Lender, simultaneously with such prepayment,
(i) all accrued and unpaid interest calculated at the Applicable Interest Rate on the amount of principal being prepaid through and including the Prepayment Date together with an amount equal to the interest that would have accrued at the Applicable Interest Rate on the amount of principal being prepaid through the end of the Interest Period in which such prepayment occurs, notwithstanding that such Interest Period extends beyond the date of prepayment (the "Interest Shortfall"); (ii) Breakage Costs, if any, without duplication of any sums paid pursuant to the preceding clause (i); and (iii) all other sums then due under this Agreement, the Note or the other Loan Documents.

         This Section 2.3.1 shall not apply to prepayments made in accordance with the provisions of Section 2.5 hereof.

         2.3.2 Mandatory Prepayments.

         On the next occurring Payment Date following the date on which Borrower actually receives any Net Proceeds, if and to the extent Lender is not obligated to make such Net Proceeds available to Borrower for the Restoration of an Individual Property, Borrower shall prepay the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Net Proceeds. Such prepayment shall be applied, first, to interest on the outstanding principal balance of the Loan that would have accrued at the Applicable Interest Rate on the amount prepaid through the end of the Interest Period in which such prepayment occurs, notwithstanding that such Interest Period extends beyond the date of prepayment, and then to all other amounts then due to Lender under this Agreement or any of the other Loan Documents and then to the outstanding principal balance of the Loan; provided, however, Borrower shall not be obligated to pay any prepayment premium in connection with such prepayment.

         2.3.3 Prepayments After Default.

         If, following an uncured Event of Default, Borrower tenders payment of all or any part of the Debt, or if all or any portion of the Debt is recovered by Lender after such Event of Default such tender or recovery shall be deemed a voluntary prepayment by Borrower in violation of the prohibition against prepayment of the Loan prior to the expiration of the Lockout Period and Borrower shall pay, in addition to the Debt, (i) all accrued and unpaid interest calculated at the

Applicable Interest Rate on the amount of principal being prepaid through and including the Prepayment Date together with the Interest Shortfall, notwithstanding that such Interest Period extends beyond the date of prepayment;
(ii) if such prepayment occurs on or prior to the expiration of the Lockout Period, a prepayment consideration equal to five percent (5%) of the amount being prepaid; (iii) Breakage Costs, if any, without duplication of any sums paid pursuant to the preceding clause (i); and (iv) all other sums due under this Agreement, the Note or the other Loan Documents in connection with a partial or total prepayment.

         2.3.4 Making of Payments.

         Each payment by Borrower hereunder or under the Note shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 12:00 p.m., New York City time, on or prior to the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day succeeding such scheduled due date.

         2.3.5 Application of Principal Prepayments.

         All prepayments received pursuant to this Section 2.3 and Section 2.5 shall be applied first, to interest on the outstanding principal balance being prepaid that accrued through and including the Prepayment Date, second, to interest on the outstanding principal balance being prepaid that would have accrued through the end of the Interest Period in which the prepayment occurred, notwithstanding that such Interest Period extends beyond the date of prepayment, and third, to the payments of principal due under the Loan in the inverse order of maturity.

         SECTION 2.4 Interest Rate Cap Agreement.

         (a) Borrower shall obtain, or cause to be obtained, and shall thereafter maintain in effect, an Interest Rate Cap Agreement with an Acceptable Counterparty, which shall be coterminous with the Loan, as the same may be extended in accordance with the terms hereof, and have a notional amount which shall not at any time be less than the outstanding principal balance of the Loan and which shall at all times have a strike rate equal to the Strike Rate. The Counterparty shall be obligated under the Interest Rate Cap Agreement to make monthly payments equal to the excess of one (1) month LIBOR over the Strike Rate, calculated on the notional amount. The notional amount of the Interest Rate Cap Agreement may be reduced from time to time in amounts equal to any payment of the principal of the Loan in accordance with the terms hereof.

         (b) Borrower shall collaterally assign to Lender pursuant to an Assignment of Interest Rate Cap Agreement substantially in the form annexed hereto as Exhibit C, all of its right, title and interest to receive any and all payments under the Interest Rate Cap Agreement (and any related guarantee, if any) and shall deliver to Lender an executed counterpart of such Interest Rate Cap Agreement and notify the Counterparty of such collateral assignment (either in such Interest Rate Cap Agreement or by separate instrument). The Counterparty shall agree in writing to make all payments it is required to make under the Interest Rate Cap Agreement directly to the Lockbox Account or if the Lockbox Account is not then required to be in effect, into such

Account as specified by Lender. At such time as the Loan is repaid in full, all of Lender's right, title and interest in the Interest Rate Cap Agreement shall terminate and Lender shall promptly execute and deliver at Borrower's sole cost and expense, such documents as may be required to evidence Lender's release of the Interest Rate Cap Agreement and to notify the Counterparty of such release.

         (c) Borrower shall comply with all of its obligations under the terms and provisions of the Interest Rate Cap Agreement. All amounts paid by the Counterparty under the Interest Rate Cap Agreement shall be deposited immediately into the Lockbox Account or if the Lockbox Account is not then required to be in effect, into such Account as specified by Lender. Borrower shall take all actions reasonably requested by Lender to enforce Borrower's and Lender's rights under the Interest Rate Cap Agreement in the event of a default by the Counterparty and shall not waive, amend or otherwise modify any of its rights thereunder.

         (d) In the event of any downgrade, withdrawal or qualification of the rating of the Counterparty below "A+" (or the equivalent) by the Rating Agencies, Borrower shall replace the Interest Rate Cap Agreement with a Replacement Interest Rate Cap Agreement with an Acceptable Counterparty not later than ten (10) Business Days following receipt of notice from Lender or Servicer of such downgrade, withdrawal or qualification.

         (e) In the event that Borrower fails to purchase and deliver to Lender the Interest Rate Cap Agreement or any Replacement Interest Cap Agreement as and when required hereunder, Lender may purchase such Interest Rate Cap Agreement and the cost incurred by Lender in purchasing such Interest Rate Cap Agreement shall be paid by Borrower to Lender with interest thereon at the Default Rate from the date such cost was incurred by Lender until such cost is paid by Borrower to Lender.

         (f) In connection with an Interest Rate Cap Agreement, if requested by Lender in connection with a Securitization, Borrower shall use commercially reasonable efforts to obtain and deliver to Lender an opinion of counsel from counsel for the Counterparty (upon which Lender and its successors and assigns may rely) which shall provide, in relevant part, that:

                  (1) the Counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Cap Agreement;

                  (2) the execution and delivery of the Interest Rate Cap Agreement by the Counterparty, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property;

                  (3) all consents, authorizations and approvals required for the execution and delivery by the Counterparty of the Interest Rate Cap Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance; and

                  (4) the Interest Rate Cap Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by the Counterparty and constitutes the legal, valid and binding obligation of the Counterparty, enforceable against the Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         SECTION 2.5 Release of Property.

         2.5.1 Release of Individual Property.

         Provided no Event of Default has occurred and is continuing, after the expiration of the Lockout Period, Borrower may obtain the release of an Individual Property from the Lien of the Security Instrument thereon (and related Loan Documents) and the release of Borrower's obligations under the Loan Documents with respect to such Individual Property (other than those expressly stated to survive), but only upon the satisfaction of each of the following conditions:

         (a) Borrower shall provide Lender with at least thirty (30) days but no more than ninety (90) days prior written notice of its request to obtain a release of the Individual Property;

         (b) Intentionally Deleted;

         (c) Lender shall have received a wire transfer of immediately available federal funds in an amount equal to the Release Price for the applicable Individual Property, together with (i) all accrued and unpaid interest calculated at the Applicable Interest Rate on the amount of principal being prepaid through and including the Prepayment Date; (ii) [intentionally deleted];
(iii) the Interest Shortfall, if applicable, with respect to the amount prepaid;
(iv) Breakage Costs, if any, without duplication of any sums paid pursuant to the preceding clause (iii); and (v) all other sums due under this Agreement, the Note or the other Loan Documents in connection with a partial prepayment;

         (d) Borrower shall submit to Lender, not less than ten (10) days prior to the date of such release, a release of Lien (and related Loan Documents) for such Individual Property for execution by Lender. Such release shall be in a form appropriate in each State in which the Individual Property is located and shall contain standard provisions, if any, protecting the rights of Lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that (i) such documentation is in compliance with all applicable Legal Requirements, and (ii) the release will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents not being released (or as to the parties to the Loan Documents and Properties subject to the Loan Documents not being released);

         (e) After giving effect to such release, Lender shall have determined that the Debt Service Coverage Ratio for the Properties then remaining subject to the Lien of a Security Instrument (not including the Individual Property to be released) (but for the purpose of this calculation only, assuming a Release Price equal to the Allocated Loan Amount) shall be at least equal to the Debt Service Coverage Ratio for all of the Properties (including the Individual Property to be released) for the twelve (12) full calendar months immediately preceding the release of the Individual Property;

         (f) Lender shall have received evidence that the Individual Property to be released shall be conveyed to a Person other than Borrower or Principal;

         (g) In the event the Release Property is subject to an Operating Lease along with one or more additional Properties, Lender shall have received a certified copy of an amendment to the Operating Lease reflecting the deletion of the Individual Property to be released; and

         (h) Lender shall have received payment of all Lender's reasonable costs and expenses, including due diligence review costs and reasonable counsel fees and disbursements incurred in connection with the release of the Individual Property from the lien of the related Security Instrument and the review and approval of the documents and information required to be delivered in connection therewith.

         2.5.2 Release on Payment in Full.

         Lender shall, upon the written request and at the expense of Borrower, upon payment in full of all principal and interest due on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Agreement, release the Lien of the Security Instrument on each Individual Property not theretofore released and remit any remaining Reserve Funds to Borrower.

         SECTION 2.6 Substitution of Properties.

         Subject to the terms of this Section 2.6 after the expiration of the Lockout Period, Borrower may obtain a release of the Lien of a Security Instrument (and the related Loan Documents) encumbering an Individual Property (a "Release Property") by substituting therefor another hotel property of like kind and quality acquired by Borrower (individually, a "Substitute Property" and collectively, the "Substitute Properties"), provided that the following conditions precedent are satisfied:

         (a) Borrower shall not have the right to release and substitute (i) more than one (1) Individual Property in accordance with this Section in any twelve (12) month period and (ii) any Properties after such time as Borrower has released and substituted Properties which in the aggregate had an appraised value of more than thirty-five percent (35%) of the aggregate appraised values of the Properties subject to the Lien of the Security Instruments as of the Closing Date.

         (b) Lender shall have received at least thirty (30) days prior written notice requesting the substitution and identifying the Substitute Property and Release Property.

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

         (c) If the Borrower continues to own an Individual Property subject to the Lien of a Security Instrument, Lender shall have received (i) a copy of a deed conveying all of Borrower's right, title and interest in and to the Release Property to a Person other than Borrower or Principal pursuant to an arms length transaction and (ii) a letter from Borrower countersigned by a title insurance company acknowledging receipt of such deed and agreeing to record such deed in the real estate records for the county in which the Release Property is located.

         (d) Lender shall have received a current Appraisal of (i) the Substitute Property and (ii) the Release Property, each prepared within sixty
(60) days prior to the release and substitution, showing an appraised value of the Substitute Property equal to or greater than one hundred percent (100%) of
(A) the appraised value of the Release Property as of the Closing Date and (B) the appraised value of the Release Property immediately prior to the date of the proposed substitution.

         (e) Intentionally Deleted.

         (f) Lender shall have received a certificate of Borrower certifying, together with other evidence that would be satisfactory to a prudent institutional mortgage loan lender that, the Debt Service Coverage Ratio for the twelve (12) months immediately preceding the substitution with respect to the Substitute Property is equal to or greater than the Debt Service Coverage Ratio for the twelve (12) full calendar months immediately preceding the date of the proposed substitution with respect to the Release Property, which Debt Service Coverage Ratio shall be based upon the Allocated Loan Amounts of the Substitute Property and the Release Property.

         (g) If the Loan is part of a Securitization, Lender shall have received confirmation in writing from the Rating Agencies to the effect that such release and substitution will not result in a withdrawal, qualification or downgrade of the respective ratings in effect immediately prior to such release and substitution for the Securities issued in connection with the Securitization that are then outstanding. If the Loan is not part of a Securitization, Lender shall have consented in writing to such release and substitution, which consent shall be given in Lender's reasonable discretion applying the requirements of a prudent institutional mortgage loan lender with respect to real estate collateral of similar size, scope and value of the Substitute Property.

         (h) Unless such event or condition relates solely to the Release Property and will be fully cured by the release and substitution, no Event of Default shall have occurred and be continuing and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on Borrower's part to be observed or performed. Lender shall have received a certificate from Borrower confirming the foregoing, stating that the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of the release and substitution with respect to Borrower, the Properties and the Substitute Property and containing any other representations and warranties with respect to Borrower, the Properties, the Substitute Property or the Loan as (i) Lender, if a Securitization has not occurred, or (ii) the Rating Agencies, if a Securitization has occurred, may require, unless such certificate would be inaccurate, such certificate to be in form and substance satisfactory to Lender or the Rating Agencies, as applicable.

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

         (i) Borrower shall (A) have executed, acknowledged and delivered to Lender (I) a Security Instrument, an Assignment of Leases and Rents and two UCC-1 Financing Statements with respect to the Substitute Property, together with a letter from Borrower countersigned by a title insurance company acknowledging receipt of such Security Instrument, Assignment of Leases and Rents and UCC-1 Financing Statements and agreeing to record or file, as applicable, such Security Instrument, Assignment of Leases and Rents and one of the UCC-1 Financing Statements in the real estate records for the county in which the Substitute Property is located and to file one of the UCC-1 Financing Statements in the office of the Secretary of State (or other central filing office) of the State in which Borrower is organized, so as to effectively create upon such recording and filing valid and enforceable first priority Liens upon the Substitute Property, in favor of Lender (or such other trustee as may be desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents and (II) an Environmental Indemnity with respect to the Substitute Property from Indemnitor and (B) have caused Guarantor to acknowledge and confirm its obligations under the Loan Documents. The Security Instrument, Assignment of Leases and Rents, UCC-1 Financing Statements and Environmental Indemnity shall be the same in form and substance as the counterparts of such documents executed and delivered with respect to the related Release Property subject to modifications reflecting only the Substitute Property as the Individual Property and such modifications reflecting the laws of the State in which the Substitute Property is located. The Security Instrument encumbering the Substitute Property shall secure all amounts then outstanding under the Note, provided that in the event that the jurisdiction in which the Substitute Property is located imposes a mortgage recording, intangibles or similar tax and does not permit the allocation of indebtedness for the purpose of determining the amount of such tax payable, the principal amount secured by such Security Instrument shall be equal to one hundred twenty-five percent (125%) of the Allocated Loan Amount for the Substitute Property. The amount of the Loan allocated to the Substitute Property (such amount being hereinafter referred to as the "Substitute Allocated Loan Amount") shall equal the Allocated Loan Amount of the related Release Property.

         (j) Lender shall have received (A) to the extent available, any "tie-in" or similar endorsement, together with a "first loss" endorsement, to each Title Insurance Policy insuring the Lien of the existing Security Instruments as of the date of the substitution with respect to the Title Insurance Policy insuring the Lien of the Security Instrument with respect to the Substitute Property and (B) a Title Insurance Policy (or a marked, signed and redated commitment to issue such Title Insurance Policy) insuring the Lien of the Security Instrument encumbering the Substitute Property, issued by the title company that issued the Title Insurance Policies insuring the Lien of the existing Security Instruments and dated as of the date of the substitution, with reinsurance and direct access agreements that replace such agreements issued in connection with the Title Insurance Policy insuring the Lien of the Security Instrument encumbering the Release Property. The Title Insurance Policy issued with respect to the Substitute Property shall (1) provide coverage in the amount of the Substitute Allocated Loan Amount if the "tie-in" or similar endorsement described above is available or, if such endorsement is not available, in an amount equal to one hundred twenty-five percent (125%) of the Substitute Allocated Loan Amount, together, if available, with "last dollar endorsement,"
(2) insure Lender that the relevant Security Instrument creates a valid first lien on the Substitute Property encumbered thereby, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (3) contain such endorsements and affirmative coverages as are then available and are contained in the Title Insurance Policies insuring the Liens of the existing Security Instruments, and such other endorsements or affirmative coverage that a prudent institutional mortgage lender would require, and (4) name Lender as the insured. Lender also shall have received copies of paid receipts or other evidence showing that all premiums in respect of such endorsements and Title Insurance Policies have been paid.

         (k) Lender shall have received a current Survey for each Substitute Property, certified to the title company and Lender and its successors and assigns, in the same form and having the same content as the certification of the Survey of the Release Property prepared by a professional land surveyor licensed in the State in which the Substitute Property is located and acceptable to the Rating Agencies in accordance with the 1999 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys. Such Survey shall reflect the same legal description contained in the Title Insurance Policy relating to such Substitute Property and shall include, among other things, a metes and bounds description of the real property comprising part of such Substitute Property (unless such real property has been satisfactorily designated by lot number on a recorded plat). The surveyor's seal shall be affixed to each Survey and each Survey shall certify whether or not the surveyed property is located in a "one-hundred-year flood hazard area."

         (l) Lender shall have received valid certificates of insurance indicating that the requirements for the policies of insurance required for an Individual Property hereunder have been satisfied with respect to the Substitute Property and evidence of the payment of all Insurance Premiums payable for the existing policy period.

         (m) Lender shall have received a Phase I environmental report dated not more than one hundred eighty (180) days prior to the proposed date of substitution and otherwise acceptable to a prudent institutional mortgage loan lender and, if recommended under the Phase I environmental report, a Phase II environmental report that would be acceptable to a prudent institutional mortgage loan lender, which conclude that the Substitute Property does not contain any Hazardous Materials and is not subject to any significant risk of contamination from any off site Hazardous Materials.

         (n) Borrower shall deliver or cause to be delivered to Lender (A) updates or, if the Substitute Property is to be owned by an Affiliate of Borrower, originals, in either case certified by Borrower or such Affiliate, as applicable, of all organizational documentation related to Borrower or such Affiliate, as applicable, and/or the formation, structure, existence, good standing and/or qualification to do business delivered to Lender on the Closing Date; (B) good standing certificates, certificates of qualification to do business in the jurisdiction in which the Substitute Property is located (if required in such jurisdiction); and (C) resolutions of Borrower or such Affiliate, as applicable, authorizing the substitution and any actions taken in connection with such substitution.

         (o) Lender shall have received the following opinions of Borrower's counsel: (A) an opinion or opinions of counsel admitted to practice under the laws of the State in which the Substitute Property is located stating that the Loan Documents delivered with respect to the Substitute Property pursuant to clause (i) above are valid and enforceable in accordance with their terms, subject to the laws applicable to creditors' rights and equitable principles, and that Borrower is qualified to do business and in good standing under the laws of the jurisdiction where the Substitute Property is located or that Borrower is not required by Applicable Law to qualify to do business in such jurisdiction; (B) an opinion of counsel acceptable to the Rating Agencies if the Loan is part of a Securitization, or Lender if the Loan is not part of a Securitization, stating that the Loan Documents delivered with respect to the Substitute Property pursuant to this Section, among other things, duly authorized, executed and delivered by Borrower and that the execution and delivery of such Loan Documents and the performance by Borrower of its obligations thereunder will not cause a breach of, or a default under, any agreement, document or instrument to which Borrower is a party or to which it or its properties are bound; (C) an update of the Insolvency Opinion indicating that the substitution does not affect the opinions set forth therein; (D) if the Loan is part of a Securitization, an opinion of counsel acceptable to the Rating Agencies that the substitution does not constitute a "significant modification" of the Loan under Section 1001 of the Code or otherwise cause a tax to be imposed on a "prohibited transaction" by any REMIC Trust.

         (p) Borrower shall (i) have paid, (ii) have escrowed with Lender or
(iii) be contesting in accordance with the terms hereof, all Basic Carrying Costs relating to each of the Properties and the Substitute Property, including without limitation, (x) accrued but unpaid Insurance Premiums relating to each of the Properties and the Substitute Property, and (y) currently due and payable Taxes (including any in arrears) relating to each of the Properties and the Substitute Property and (z) currently due and payable Other Charges relating to each of the Properties and Substitute Property.

         (q) Borrower shall have paid or reimbursed Lender for all reasonable costs and expenses incurred by Lender (including, without limitation, reasonable attorneys' fees and disbursements) in connection with the release and substitution and Borrower shall have paid all recording charges, filing fees, taxes or other expenses (including, without limitation, mortgage and intangibles taxes and documentary stamp taxes) payable in connection with the substitution. Borrower shall have paid all costs and expenses of the Rating Agencies incurred in connection with the substitution.

         (r) Lender shall have received annual operating statements and occupancy statements for the Substitute Property for the most current completed fiscal year and a current operating statement for the Release Property, each certified by Borrower to Lender as being true and correct in all material respects and a certificate from Borrower certifying that there has been no material adverse change in the financial condition of the Substitute Property since the date of such operating statements.

         (s) Upon the request of Lender, Borrower shall have delivered to Lender estoppel certificates from all tenants under Leases at the Substitute Property. All such estoppel certificates shall be substantially in the form approved by Lender in connection with the origination of the Loan and shall indicate that
(1) the subject Lease is a valid and binding obligation of the tenant thereunder, (2) to the best of the tenant's knowledge, there are no defaults under such Lease on the part of the landlord or tenant thereunder, (3) the tenant thereunder has no knowledge of any defense or offset to the payment of rent under such Lease, (4) no rent under such Lease has been paid more than one
(1) month in advance, (5) the tenant thereunder has no option under such

Lease to purchase all or any portion of the Substitute Property, and (6) all tenant improvement work required under such Lease has been substantially completed and the tenant under such Lease is in actual occupancy of its leased premises. If an estoppel certificate indicates that all tenant improvement work required under the subject Lease has not yet been completed, Borrower shall deliver to Lender financial statements indicating that Borrower has adequate funds to pay all costs related to such tenant improvement work as required under such Lease.

         (t) Lender shall have received copies of all Leases affecting the Substitute Property certified by Borrower as being true and correct.

         (u) Upon the request of Lender, Lender shall have received subordination agreements in the form approved by Lender in connection with the origination of the Loan (or such other form approved by Lender, which approval shall not be unreasonably withheld) with respect to tenants under all Leases at the Substitute Property to the extent such Leases for such tenants are not automatically subordinate (in lien and in terms) pursuant to the terms of the applicable Leases.

         (v) Lender shall have received (A) an endorsement to the Title Insurance Policy insuring the Lien of the Security Instrument encumbering the Substitute Property insuring that the Substitute Property constitutes a separate tax lot or, if such an endorsement is not available in the State in which the Substitute Property is located, a letter from the title insurance company issuing such Title Insurance Policy stating that the Substitute Property constitutes a separate tax lot or (B) a letter from the appropriate taxing authority stating that the Substitute Property constitutes a separate tax lot.

         (w) Lender shall have received a Physical Conditions Report with respect to the Substitute Property stating that the Substitute Property and its use comply in all material respects with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws) and that the Substitute Property is in good condition and repair and free of damage or waste or in the event such report indicates the need for immediate or on-going repairs at the Substitute Property, Lender shall have established a reserve in the amount of 125% of the estimated cost of completing such immediate or on-going repairs, provided, however, in no event shall Lender be obligated to accept a Substitute Property if the physical condition report relating to such Substitute Property indicates any damage or deficiencies which in Lender's reasonable judgment create a risk to the safety or well-being to the occupants of such Substitute Property.

         (x) Lender shall have received evidence which would be satisfactory to a prudent institutional mortgage loan lender to the effect that all material building and operating licenses and permits necessary for the use and occupancy of the Substitute Property as a hotel including, but not limited to, current certificates of occupancy, have been obtained and are in full force and effect.

         (y) Lender shall have received an Operating Lease (i) in substantially the form as the Operating Lease in effect on the date hereof or (ii) which would be satisfactory to a prudent institutional mortgage loan lender encumbering only the Substitute Property or, in the event the Release Property is subject to a Operating Lease along with one or more additional Properties, Lender shall have received a certified copy of an amendment to the Operating Lease reflecting the deletion of the Release Property and, if appropriate, the addition of the Substitute Property as a property encumbered pursuant thereto.

         (z) In the event the Release Property is subject to a Management Agreement along with one or more additional Properties, Lender shall have received a certified copy of an amendment to the Management Agreement reflecting the deletion of the Release Property and, if appropriate, the addition of the Substitute Property as a property managed pursuant thereto and Manager shall have executed and delivered to Lender an amendment to the Assignment of Management Agreement reflecting such amendment to the Management Agreement. In the event that the Release Property is subject to a Management Agreement relating only to such Release Property, Lender shall have received a Replacement Management Agreement for the Substitute Property and the Manager thereunder shall have executed and delivered to Lender an Assignment of Management Agreement with respect to such new Management Agreement on substantially the same terms as used in connection with the Release Property or such other terms as would be acceptable to a prudent institutional mortgage loan lender.

         (aa) Lender shall have received such other approvals, opinions, documents and information in connection with the substitution as requested by the Rating Agencies if the Loan is part of a Securitization, or as reasonably requested by Lender if the Loan is not part of a Securitization.

         (bb) Lender shall have received certified copies of all material contracts and agreements relating to the leasing and operation of the Substitute Property (other than the Management Agreement), each of which shall be in a form and substance which would be satisfactory to a prudent institutional mortgage loan lender.

         (cc) Lender shall have received certified copies of all material consents, licenses and approvals, if any, required in connection with the substitution of a Substitute Property, including, without limitation, liquor licenses and evidence that such consents, licenses and approvals are in full force and effect.

         (dd) Lender shall have received satisfactory (i.e., showing no Liens other than Permitted Encumbrances) UCC searches, together with tax lien, judgment and litigation searches with respect to the Substitute Property and Borrower in the State where the Substitute Property is located and the jurisdictions where each such Person has its principal place of business.

         (ee) Lender shall have received a Franchisor Estoppel and Recognition Letter from the franchisor under the Franchise Agreement, if any, for the Substitute Property, in form and substance reasonably satisfactory to a prudent institutional mortgage loan lender.

         (ff) Lender shall have received certified copies of the most recent Quality Assurance Reports, if any which shall be reasonably satisfactory to a prudent institutional mortgage loan lender.

         (gg) Borrower shall submit to Lender, not less than ten (10) days prior to the date of such substitution, a release of Lien (and related Loan Documents) for the Release Property for execution by Lender. Such release shall be in a form appropriate for the jurisdiction in which the

Release Property is located and shall contain standard provisions, if any, protecting the rights of the releasing lender.

         (hh) Borrower stall deliver an Officer's Certificate certifying that the requirements set forth in this Section 2.6 have been satisfied.

         Upon the satisfaction of the foregoing conditions precedent, Lender will release its Lien from the Release Property and the Substitute Property shall be deemed to be an Individual Property for purposes of this Agreement and the Substitute Allocated Loan Amount with respect to such Substitute Property shall be deemed to be the Allocated Loan Amount with respect to such Substitute Property for all purposes hereunder.

         All due diligence required to be delivered to Lender in connection with this Section 2.6 shall be in form, scope and substance which would be satisfactory to a prudent institutional mortgage loan lender.

         III. CASH MANAGEMENT

         SECTION 3.1 Establishment of Accounts.

         (a) Borrower and Operating Lessee shall, simultaneously herewith, (i) establish one or more accounts (individually and collectively, the "Property Account") with one or more Property Account Banks into which Borrower and/or Operating Lessee shall deposit, or cause to be deposited, all Gross Income from Operations not already deposited directly into the Concentration Account, (ii) establish one or more accounts (individually and collectively, the "Concentration Account") with an Eligible Institution into which Borrower shall deposit, or cause to be deposited, all of the funds on deposit in the applicable Property Account and (iii) execute an agreement with Lender and each Property Account Bank providing for the control of the applicable Property Account and Concentration Account substantially in the form of Exhibit A attached herewith (the "Property Account Agreement").

         (b) Lender (or Servicer on behalf of Lender) shall, simultaneously herewith establish an account with the Lockbox Bank (the "Lockbox Account"), into which Borrower and Operating Lessee shall deposit or cause Manager to deposit all sums on deposit in the Concentration Account, in accordance with
Section 3.2 and Section 3.6 hereof, establishing the following Accounts (which may be book entry sub-accounts) into which amounts in the Concentration Account shall be deposited or allocated:

                  (i) An account with Lockbox Bank into which Borrower shall deposit, or cause to be deposited, the Monthly Tax Deposit (the "Tax Account");

                  (ii) An account with Lockbox Bank into which Borrower shall deposit, or cause to be deposited, the Monthly Insurance Premium Deposit, if any (the "Insurance Premium Account");

                  (iii) An account with Lockbox Bank into which Borrower shall deposit, or cause to be deposited, the Monthly Debt Service Payment Amount (the "Debt Service Account");

                  (iv) An account with Lockbox Bank into which Borrower shall deposit, or cause to be deposited, the Replacement Reserve Monthly Deposit (the "Replacement Reserve Account");

                  (v) An account with Lockbox Bank into which Borrower shall deposit, or cause to be deposited, the Ground Lease Escrow Fund (the "Ground Rent Account");

                  (vi) An account with Lockbox Bank into which Borrower shall deposit, or cause to be deposited, during an Excess Cash Flow Sweep Period, the Excess Cash Flow (the "Excess Cash Flow Account");

                  (vii) An account with Lockbox Bank into which Borrower shall deposit, or cause to be deposited, the Principal Prepayment Funds, if any (the "Principal Prepayment Account"); and

                  (viii) An account with Lockbox Bank into which Borrower shall deposit, or cause to be deposited, the Required Repair Fund (the "Required Repair Account").

         SECTION 3.2 Deposits into Lockbox Account.

         (a) Borrower represents, warrants and covenants that (i) Borrower shall, or shall cause Manager or Operating Lessee to, immediately deposit all Gross Income from Operations into the applicable Property Account or Concentration Account, (ii) Borrower or Operating Lessee shall send a notice, substantially in the form of Exhibit B, to all tenants now or hereafter occupying space at each Individual Property directing them to pay all Rents and other sums due under the Lease to which they are a party into the applicable Property Account or Concentration Account, (iii) Borrower or Operating Lessee shall instruct Manager to deposit all Accounts Receivable for the Properties and all other sums collected by Manager pursuant to the Management Agreement into the applicable Property Account or the Concentration Account, (iv) Borrower, Operating Lessee or Manager shall deliver a notice substantially in the form of Exhibit D hereto to all credit card companies to pay all Accounts Receivable directly into the applicable Property Account or the Concentration Account, (v) Borrower shall deposit, or shall cause the Counterparty to deposit, all sums paid under the Interest Rate Cap Agreement directly into the Concentration Account or the Lockbox Account; (vi) other than the Accounts, there shall be no other accounts maintained by Borrower, Operating Lessee or any other Person into which revenues from the ownership and operation of the Properties are deposited,
(vii) neither Borrower nor any other Person shall open any other such account with respect to the deposit of income in connection with the Properties, (viii) on or before May 1st of each Fiscal Year, Borrower shall provide to Lender evidence reasonably satisfactory to Lender that Borrower has notified the Eligible Institution(s) maintaining the Concentration Account(s) of the revised calculation of the Monthly Pegged Amount and (ix) three (3) Business Days before each Payment Date, Borrower and/or Operating Lessee shall cause Manager to deposit, or cause to be deposited, all remaining funds on deposit in the Manager Account into the Concentration Account. Until deposited into the applicable Property Account, any Gross Income from Operations from the Properties held by Borrower, Operating Lessee or Manager shall be deemed to be Collateral and shall be held in trust by it for the benefit, and as the property, of Lender and shall not be commingled with any other funds or property of Borrower, Operating Lessee or Manager.

         (b) Borrower, Operating Lessee or Lender on behalf of Borrower or Operating Lessee, shall direct each Property Account Bank to transfer, on each Business Day, all funds on deposit in the applicable Property Account to the Concentration Account and Borrower, Operating Lessee or Lender on behalf of Borrower or Operating Lessee, shall direct each Eligible Institution maintaining a Concentration Account to transfer, on each Business Day, all funds on deposit in the Concentration Account to (i) prior to the occurrence of a Triggering Event and following the occurrence of a Triggering Event Period Termination, such account as shall be specified by Borrower and Operating Lessee in writing and (ii) following the occurrence of a Triggering Event and continuing until the occurrence of a Triggering Event Period Termination, (I) the Manager Account until sums equal to the Monthly Pegged Amount have been transferred to the Manager Account for the then current calendar month and (II) thereafter, the Lockbox Account.

         (c) Borrower and Operating Lessee warrant and covenant that they shall not rescind, withdraw or change any notices or instructions required to be sent by it pursuant to this Section 3.2 without Lender's prior written consent.

         SECTION 3.3 Account Name.

         (a) The Accounts (other than the Manager Account) shall each be in the name of Borrower for the benefit of Lender.

         (b) In the event Lender transfers or assigns the Loan, Borrower and Operating Lessee acknowledge that each Property Account Bank and Lockbox Bank, at Lender's request, shall change the name of each Account to the name of Borrower for the benefit of the transferee or assignee. In the event Lender retains a servicer to service the Loan, Borrower and Operating Lessee acknowledge that each Property Account Bank and Lockbox Bank, at Lender's request, shall rename each account to be in the name of Borrower for the benefit of the servicer, as agent for Lender.

         SECTION 3.4 Eligible Accounts.

         Borrower and Operating Lessee shall, and Borrower and Operating Lessee shall cause each Property Account Bank, Lockbox Account Bank and the Eligible Institution maintaining the Concentration Account to, maintain each Account as an Eligible Account.

         SECTION 3.5 Permitted Investments.

         Sums on deposit in any Account may be invested in Permitted Investments provided (i) such investments are then regularly offered by Property Account Bank, the Eligible Institution maintaining the Concentration Account or Lockbox Bank, as applicable, for accounts of this size, category and type, (ii) such investments are permitted by Applicable Law, (iii) the maturity date of the Permitted Investment is not later than the date on which sums in the applicable Account are anticipated by Lender to be required for payment of an obligation for which such Account was created, and (iv) no Event of Default shall have occurred and be continuing. All income earned from Permitted Investments shall be the property of Borrower. Borrower and Operating Lessee hereby irrevocably authorize and direct Property Account Bank, the Eligible Institution maintaining the Concentration Account or Lockbox Bank, as applicable, to hold any income earned from Permitted Investments as part of the Accounts. Borrower shall be responsible for payment of any federal, State or local income or other tax applicable to income earned from Permitted Investments. No other investments of the sums on deposit in the Accounts shall be permitted except as set forth in this Section 3.5. Lender shall not be liable for any loss sustained on the investment of any funds constituting the Reserve Funds or of any funds deposited in the related Accounts. Any investment of funds in any Property Account or Concentration Account shall only be made in Permitted Investments. Notwithstanding anything to the contrary contained herein, Borrower acknowledges that the only Permitted Investment which Lockbox Bank may offer is an interest bearing escrow account (bearing interest at a money market rate as determined by Lockbox Bank).

         SECTION 3.6 The Initial Deposits.

         Lender shall determine, in its reasonable discretion, the initial deposit amounts (the "Initial Deposits") required to be deposited in each of the Tax Account, the Insurance Premium Account, the Replacement Reserve Account and the Required Repair Account and Borrower shall deposit the respective Initial Deposits into each Account on the Closing Date.

         SECTION 3.7 Transfer To and Disbursements from the Lockbox Account.

         (a) Lockbox Bank shall withdraw all funds on deposit in the Lockbox Account on the date immediately preceding each Payment Date (and if such day is not a Business Day then the preceding day which is a Business Day).

         (b) Lockbox Bank shall disburse the funds in the Lockbox Account in the following order of priority:

                  (i) First, to the payment of the Ground Lease Escrow Fund in accordance with Section 7.4 hereof shall be deposited in the Ground Rent Account;

                  (ii) Second, funds sufficient to pay the Monthly Tax Deposit shall be deposited in the Tax Account;

                  (iii) Third, funds sufficient to pay the Monthly Insurance Premium Deposit, if any, shall be deposited in the Insurance Premium Account;

                  (iv) Fourth, funds sufficient to pay the Monthly Debt Service Payment Amount shall be deposited into the Debt Service Account to be applied (A) first, to the payment of accrued and unpaid interest computed at the Applicable Interest Rate; and (B) second to the payment of the Scheduled Amortization Payment and the reduction of the principal sum (if such Scheduled Amortization Payment is due);

                  (v) Fifth, funds sufficient to pay the Replacement Reserve Monthly Deposit shall be deposited in the Replacement Reserve Account;

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                  (vi) Sixth, funds sufficient to pay any interest accruing at the Default Rate and late payment charges, if any, shall be deposited in the Debt Service Account;

                  (vii) Seventh, to the payment of Lockbox Bank for customary and reasonable fees and expenses incurred in connection with this Agreement and the accounts established hereunder; and

                  (viii) Eighth, provided no Event of Default has occurred and is continuing all amounts remaining in the Lockbox Account after deposits for items (i) through (vii) for the current month and all prior months shall be (A) during an Excess Cash Flow Sweep Period, deposited into the Excess Cash Flow Account and (B) at all other times, disbursed to Borrower.

         SECTION 3.8 Withdrawals From the Tax Account and the Insurance Premium Account.

         Lender shall have the right to withdraw funds from the Tax Account to pay Taxes on or before the date Taxes are delinquent. Lender shall have the right to withdraw funds from the Insurance Premium Account to pay Insurance Premiums on or before the date Insurance Premiums are due and payable. Lockbox Bank shall disburse funds from the Tax Account and the Insurance Premium Account in accordance with Lender's written request therefor on the Business Day following Lockbox Bank's receipt of such written request.

         SECTION 3.9 Withdrawals from the Replacement Reserve Account.

         Lender shall disburse funds on deposit in the Replacement Reserve Account in accordance with the provisions of Section 7.3 hereof.

         SECTION 3.10 Withdrawals from the Required Repair Account.

         Lender shall disburse funds on deposit in the Required Repair Account in accordance with the provisions of Sections 7.1 and 7.5 hereof.

         SECTION 3.11 Withdrawals from the Debt Service Account.

         Subject to Section 3.19 hereof, Lender shall withdraw funds from the Debt Service Account to pay, on or before the date when due, the Monthly Debt Service Payment Amount and, if sufficient funds are available for the payment of such sums, any other sums then due and payable under the Loan, including, without limitation, any late payment charges or interest accruing at the Default Rate.

         SECTION 3.12 Withdrawals from the Ground Rent Account

         Lender shall have the right to withdraw funds from the Ground Rent Account in accordance with Section 7.4 hereof.

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         SECTION 3.13 Withdrawals from the Excess Cash Flow Account / Principal
Prepayment Account.

         (a) Lender shall disburse all the funds in the Excess Cash Flow Account to Borrower on the Payment Date immediately following the occurrence of an Excess Cash Flow Sweep Period Termination; provided, however, if on an Excess Cash Flow Application Date and on each Payment Date thereafter occurring following the expiration of the Lockout Period, the Excess Cash Flow Account contains any funds, such funds will be applied to reduce the principal balance of the Loan, until the occurrence of an Excess Cash Flow Sweep Period Termination; further, provided, however, if an Excess Cash Flow Application Date or any Payment Date thereafter occurs prior to the expiration of the Lockout Period, instead of being applied to reduce the principal balance of the Loan as aforesaid, any funds in the Excess Cash Flow Account that would have been applied to reduce the principal balance of the Loan (the "Principal Prepayment Funds") shall be deposited in the Principal Prepayment Account and shall be held and disbursed in accordance with Section 3.13(b) hereof.

         (b) Lender shall, on the Payment Date occurring immediately after the expiration of the Lockout Period, apply the Principal Prepayment Funds and all other funds in the Principal Prepayment Account to reduce the principal balance of the Loan. Borrower shall not be entitled to any disbursement of the Principal Prepayment Funds or any funds deposited in the Principal Prepayment Account due to the occurrence of an Excess Cash Flow Sweep Period Termination.

         SECTION 3.14 Sole Dominion and Control.

         Borrower and Operating Lessee acknowledge and agree that the Accounts are subject to the sole dominion, control and discretion of Lender, its authorized agents or designees, including Property Account Bank and Lockbox Bank, subject to the terms hereof; and Borrower and Operating Lessee shall have no right of withdrawal with respect to any Account except with the prior written consent of Lender or as otherwise provided herein.

         SECTION 3.15 Security Interest.

         Borrower and Operating Lessee hereby grant to Lender a first priority security interest in each of the Accounts and the Account Collateral as additional security for the Debt.

         SECTION 3.16 Rights on Default.

         Notwithstanding anything to the contrary in this Article 3, upon the occurrence of an Event of Default, Lender shall promptly notify Property Account Bank and Lockbox Bank in writing of such Event of Default and, without notice from Property Account Bank, Lockbox Bank or Lender, (a) Borrower and Operating Lessee shall have no further right in respect of (including, without limitation, the right to instruct Lockbox Bank or Property Account Bank to transfer from) the Accounts, (b) Lender may direct Lockbox Account to liquidate and transfer any amounts then invested in Permitted Investments to the Accounts or reinvest such amounts in other Permitted Investments as Lender may reasonably determine is necessary to perfect or protect any security interest granted or purported to be granted hereby or pursuant to the other Loan Documents or to enable Lockbox Bank, as agent for Lender, or Lender to exercise and enforce Lender's rights and remedies hereunder or under any other Loan Document with respect

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

to any Account or any Account Collateral, and (c) Lender shall have all rights and remedies with respect to the Accounts and the amounts on deposit therein and the Account Collateral as described in this Agreement and in the Security Instruments, in addition to all of the rights and remedies available to a secured party under the UCC, and, notwithstanding anything to the contrary contained in this Agreement or in the Security Instruments, Lender may apply the amounts of such Accounts as Lender determines in its sole discretion including, but not limited to, payment of the Debt.

         SECTION 3.17 Financing Statement; Further Assurances.

         Borrower and Operating Lessee hereby authorize Lender to file, and upon Lender's request, shall execute and deliver to Lender for filing, a financing statement or statements under the UCC in connection with any of the Accounts and the Account Collateral with respect thereto in the form required to properly perfect Lender's security interest therein. Borrower and Operating Lessee agree that at any time and from time to time, at the expense of Borrower, Borrower and Operating Lessee will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Lender may request, in order to perfect and protect any security interest granted or purported to be granted hereby (including, without limitation, any security interest in and to any Permitted Investments) or to enable Lockbox Bank or Lender to exercise and enforce its rights and remedies hereunder with respect to any Account or Account Collateral.

         SECTION 3.18 Borrower's Obligation Not Affected.

         The insufficiency of funds on deposit in the Accounts shall not absolve Borrower of the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

         SECTION 3.19 Payments Received Under this Agreement.

         Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower's obligations with respect to the monthly payment of Debt Service and amounts due for the Tax and Insurance Escrow Fund, Required Repair Fund, Ground Lease Escrow Fund, Replacement Escrow Fund, and any other payment reserves established pursuant to this Agreement or any other Loan Document shall (provided Lender is not prohibited from withdrawing or applying any funds in the Accounts by Applicable Law or otherwise) be deemed satisfied to the extent sufficient amounts are deposited in the Lockbox Account established pursuant to this Agreement to satisfy such obligations on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

         IV. REPRESENTATIONS AND WARRANTIES

         SECTION 4.1 Borrower Representations.

         Borrower represents and warrants as of the Closing Date that:

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

         4.1.1 Organization.

         (a) Borrower is duly organized and is validly existing and in good standing in the jurisdiction in which it is organized, with requisite power and authority to own the Properties and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with the Properties, its businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own the Properties and to transact the businesses in which it is now engaged. Attached hereto as Schedule 4.1.1(a) is an organizational chart of Borrower.

         (b) Operating Lessee is duly organized and is validly existing and in good standing in the jurisdiction in which it is organized, with requisite power and authority to own the lessee's interest in the Operating Lease and to operate the Properties and to transact the businesses in which it is now engaged. Operating Lessee is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with the Properties, its businesses and operations. Operating Lessee possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to transact the businesses in which it is now engaged. Attached hereto as Schedule 4.1.1(b) is an organizational chart of Operating Lessee.

         4.1.2 Proceedings.

         (a) Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         (b) Operating Lessee has taken all necessary action to authorize the execution, delivery and performance of the Operating Lessee Documents. The Operating Lessee Documents have been duly executed and delivered by or on behalf of Operating Lessee and constitutes the legal, valid and binding obligations of Operating Lessee enforceable against Operating Lessee in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         4.1.3 No Conflicts.

         (a) The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement, franchise agreement, or other agreement or instrument to which Borrower is a party or by which any of Borrower's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or Governmental Authority having jurisdiction over Borrower or any of the Properties or any of Borrower's other assets, or any license or other approval required to operate the Properties, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents have been obtained and is in full force and effect.

         (b) The execution, delivery and performance of the Operating Lessee Documents by Operating Lessee will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance (other than pursuant to such Loan Documents) upon any of the property or assets of Operating Lessee pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement, franchise agreement, or other agreement or instrument to which Operating Lessee is a party or by which any of Operating Lessee's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or Governmental Authority having jurisdiction over Operating Lessee or any of the Properties or any of Operating Lessee's other assets, or any license or other approval required to operate the Properties, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Operating Lessee of the Operating Lessee Documents have been obtained and is in full force and effect.

         4.1.4 Litigation.

         There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened against or affecting Borrower, Operating Lessee or any Individual Property, which actions, suits or proceedings, if determined against Borrower, Operating Lessee or any Individual Property, would reasonably be expected to materially adversely affect the condition (financial or otherwise) or business of Borrower, Operating Lessee or the condition or ownership of any Individual Property.

         4.1.5 Agreements.

         Neither Borrower nor Operating Lessee is a party to any agreement or instrument or subject to any restriction which would reasonably be expected to materially and adversely affect Borrower, Operating Lessee or any Individual Property, or Borrower's or Operating Lessee's business, properties or assets, operations or condition, financial or otherwise. Neither Borrower nor Operating Lessee is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower, Operating Lessee or any of the Properties are bound. Neither Borrower nor Operating Lessee has material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower or Operating Lessee is a party or by which Borrower or Operating Lessee is a party or by which Borrower, Operating Lessee or any Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Properties and (b) obligations under the Loan Documents.

         4.1.6 Solvency.

         Neither Borrower nor Operating Lessee (a) has entered into the transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower's and Operating Lessee's assets exceeds and will, immediately following the making of the Loan, exceed Borrower's and Operating Lessee's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. Borrower's and Operating Lessee's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Neither Borrower nor Operating Lessee intends to incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and Operating Lessee and the amounts to be payable on or in respect of obligations of Borrower and Operating Lessee). No petition under the Bankruptcy Code or similar state bankruptcy or insolvency law has been filed against Borrower, Operating Lessee or any constituent Person in the last seven (7) years, and neither Borrower, Operating Lessee nor any constituent Person in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower, Operating Lessee nor any of its constituent Persons are contemplating either the filing of a petition by it under the Bankruptcy Code or similar state bankruptcy or insolvency law or the liquidation of all or a major portion of Borrower's or Operating Lessee's assets or property, and neither Borrower nor Operating Lessee has any knowledge of any Person contemplating the filing of any such petition against it or such constituent Persons.

         4.1.7 Full and Accurate Disclosure.

         No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading in any material respects. No statement of fact made by Operating Lessee in the Operating Lessee Documents contain any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading in any material respect. There is no fact presently known to Borrower or Operating Lessee which has not been disclosed to Lender which materially and adversely affects, or would reasonably be expected to materially and adversely affect, any Individual Property or the business, operations or condition (financial or otherwise) of Borrower or Operating Lessee.

         4.1.8 No Plan Assets.

         Neither Borrower nor Operating Lessee is, a Plan and none of the assets of Borrower or Operating Lessee constitute or will constitute "Plan Assets" of one or more Plans. In addition,

(a) neither Borrower nor Operating Lessee is a "governmental plan" within the meaning of Section 3(32) of ERISA and (b) transactions by or with Borrower and Operating Lessee are not subject to State statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.

         4.1.9 Compliance.

         Borrower, Operating Lessee, FelCor Ground Lessor and the Properties and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, to the best of Borrower's knowledge, all Environmental Laws, building and zoning ordinances and codes. Neither Borrower nor Operating Lessee is in default or violation in any material respect of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by Borrower, Operating Lessee or any other Person in occupancy of or involved with the operation or use of the Properties any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against any Individual Property or any part thereof or any monies paid in performance of Borrower's or Operating Lessee's obligations under any of the Loan Documents.

         4.1.10 Financial Information.

         All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender by or on behalf of Borrower, Operating Lessee and the Properties (i) considered in the aggregate, are true, complete and correct in all material respects, (ii) fairly present the financial condition of Borrower, Operating Lessee and the Properties, as applicable, as of the date of such reports, and (iii) have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein (but subject to normal year-end adjustments). Except for Permitted Encumbrances, neither Borrower nor Operating Lessee have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower or Operating Lessee and reasonably likely to have a materially adverse effect on any Individual Property or the operation thereof as hotels except as referred to or reflected in said financial statements. Since the date of the most recent such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower or Operating Lessee from that set forth in said financial statements.

         4.1.11 Condemnation.

         No Condemnation or other similar proceeding has been commenced or, to the best of Borrower's and Operating Lessee's knowledge, is threatened or contemplated with respect to all or any portion of any Individual Property or for the relocation of roadways providing access to any Individual Property.

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

         4.1.12 Federal Reserve Regulations.

         No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

         4.1.13 Utilities and Public Access.

         Each Individual Property has rights of access to public ways and is served by public water, sewer, sanitary sewer and storm drain facilities adequate to service such Individual Property for its respective intended uses. All public utilities necessary or convenient to the full use and enjoyment of each Individual Property are located either in the public right-of-way abutting each Individual Property (which are connected so as to serve each Individual Property without passing over other property) or in recorded easements serving each Individual Property and such easements are set forth in and insured by the Title Insurance Policy. All roads necessary for the use of each Individual Property for their current respective purposes have been completed, are physically open and except as disclosed on the Surveys, are dedicated to public use and have been accepted by all Governmental Authorities.

         4.1.14 Not a Foreign Person.

         Neither Borrower nor Operating Lessee is a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

         4.1.15 Separate Lots.

         Each Individual Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of such Individual Property.

         4.1.16 Assessments.

         To the best of Borrower's knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting any Individual Property, nor are there any contemplated improvements to any Individual Property that may result in such special or other assessments.

         4.1.17 Enforceability.

         The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower or Operating Lessee, including the defense of usury, and neither Borrower nor Operating Lessee has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

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

         4.1.18 No Prior Assignment.

         There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

         4.1.19 Insurance.

         Borrower has obtained and has delivered to Lender certified copies of all insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. To the best of Borrower's knowledge, no Person, including Borrower and Operating Lessee, has done, by act or omission, anything which would impair the coverage of any such policy.

         4.1.20 Use of Property.

         Each Individual Property is used exclusively for hotel purposes and other appurtenant and related uses including but not limited to restaurants and lounges.

         4.1.21 Certificate of Occupancy; Licenses.

         All material certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of each Individual Property by Borrower and Operating Lessee as a hotel (collectively, the "Licenses"), have been obtained and are in full force and effect and are not subject to revocation, suspension or forfeiture. Borrower shall keep and maintain all Licenses necessary for the operation of each Individual Property as a hotel. The use being made of each Individual Property is in conformity with the certificate of occupancy issued for such Individual Property.

         4.1.22 Flood Zone.

         Except as disclosed on the Surveys, none of the Improvements on any Individual Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards and, if so located, the flood insurance required pursuant to Section 6.1(a)(vii) is in full force and effect with respect to each such Individual Property.

         4.1.23 Physical Condition.

         Each Individual Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in any Individual Property, whether latent or otherwise, and Borrower and Operating Lessee have not received notice from any insurance company or bonding company of any defects or inadequacies in any Individual Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond. Each Individual Property is free from damage caused by fire or other casualty. All liquid and solid waste disposal, septic and sewer systems located on each Individual Property are, in all material respects, in a good and safe condition and repair and in compliance with all Legal Requirements.

         4.1.24 Boundaries.

         Except as disclosed on the Surveys, all of the Improvements which were included in determining the appraised value of each Individual Property lie wholly within the boundaries and building restriction lines of such Individual Property, and no improvements on adjoining properties encroach upon such Individual Property, and no easements or other encumbrances upon the applicable Individual Property encroach upon any of the Improvements.

         4.1.25 Leases.

         Borrower is the owner and lessor of landlord's interest in the Operating Leases. Operating Lessee is the lessor under all other Leases. No Person (other than hotel guests) has any possessory interest in any Individual Property or right to occupy the same except under and pursuant to the provisions of the Leases and Management Agreements. The current Leases are in full force and effect and, there are no defaults by Borrower or, to the best of Borrower's knowledge, any tenant under any Lease, and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults under any Lease. No Rent has been paid more than one (1) month in advance of its due date. There are no offsets or defenses to the payment of any portion of the Rents. All work to be performed by Borrower under each Lease has been performed as required and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any tenant has already been received by such tenant. There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein which is still in effect. No tenant under any Lease has sublet all or any portion of the premises demised thereby, nor does anyone except such tenant and its employees occupy such leased premises. No tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part. Except as set forth in the Leases, no tenant under any Lease has any right or option for additional space in the Improvements. To the best of Borrower's knowledge, no Hazardous Materials have been disposed, stored or treated by any tenant under any Lease on or about the leased premises nor does Borrower or Operating Lessee have any knowledge of any tenant's intention to use its leased premises for any activity which, directly or indirectly, involves the use, generation, treatment, storage, disposal or transportation of any Hazardous Materials, except those that are both (i) in compliance with current Environmental Laws and with permits issued pursuant thereto (if such permits are required), and (ii) either (A) in amounts not in excess of that necessary to operate, clean, repair and maintain the applicable Individual Property or each tenant's respective business at such Individual Property as set forth in their respective Leases, (B) held by a tenant for sale to the public in its ordinary course of business, or (C) fully disclosed to and approved by Lender in writing pursuant to the Environmental Reports.

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

         4.1.26 Survey.

         To the best of Borrower's knowledge, the Survey for each Individual Property delivered to Lender in connection with this Agreement does not fail to reflect any material matter affecting such Individual Property or the title thereto.

         4.1.27 Intentionally Deleted.

         4.1.28 Filing and Recording Taxes.

         All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Properties to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Security Instruments, have been paid.

         4.1.29 Franchise Agreement.

         The Franchise Agreement, if applicable, for each Individual Property is in full force and effect, all franchise fees, reservation fees, royalties and other sums due and payable thereunder have been paid in full to date, and neither Borrower, Operating Lessee nor, to the best of Borrower's knowledge, Franchisor is in default thereunder.

         4.1.30 Management Agreement/Operating Lease.

         (a) The Management Agreement for each Individual Property is in full force and effect and there is no default thereunder by Borrower, Operating Lessee or, to Borrower's knowledge, Manager thereunder and, to the best of Borrower's knowledge, no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder

         (b) The Operating Lease for each Individual Property is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.

         4.1.31 Illegal Activity.

         No portion of any Individual Property has been or will be purchased by Borrower or Operating Lessee with proceeds of any illegal activity and to the best of Borrower's knowledge, there are no illegal activities or activities relating to any controlled substances at any Individual Property.

         4.1.32 No Change in Facts or Circumstances; Disclosure.

         All information submitted by Borrower and Operating Lessee to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection

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with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower and Operating Lessee in this Agreement or in any other Loan Document, considered in the aggregate, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or would reasonably be expected to materially and adversely affect the use, operation or value of the Properties or the business operations or the financial condition of Borrower or Operating Lessee.

         4.1.33 Investment Company Act.

         Neither Borrower nor Operating Lessee is (a) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or State law or regulation which purports to restrict or regulate its ability to borrow money.

         4.1.34 Principal Place of Business; State of Organization.

         Borrower's principal place of business as of the date hereof is the address set forth in the introductory paragraph of this Agreement. Borrower is organized under the laws of the State of Delaware and its organizational identification number is as set forth on Schedule 4.1.34 attached hereto.

         4.1.35 Single Purpose Entity.

         Borrower covenants and agrees that its organizational documents shall provide that it has not, and shall not, and that the organizational documents of its general partner(s), if Borrower is a partnership, or its managing member(s), if Borrower is a limited liability company (in each case, "Principal") shall provide that it has not and shall not:

         (a) with respect to Borrower, engage in any business or activity other than the acquisition, development, ownership, operation, leasing, managing and maintenance of the Properties, and entering into the Loan, and activities incidental thereto and with respect to Principal, engage in any business or activity other than the ownership of its interest in Borrower, and activities incidental thereto;

         (b) with respect to Borrower, acquire or own any material assets other than (i) the Properties, and (ii) such incidental Personal Property as may be necessary for the operation of the Individual Property or Properties, as the case may be and with respect to Principal, acquire or own any material asset other than its interest in Borrower;

         (c) merge into or consolidate with any person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

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         (d) (i) fail to observe its organizational formalities or preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, and qualification to do business in the State where a Property or Properties is located, if applicable, or (ii) without the prior written consent of Lender, amend, modify, terminate or fail to comply with the provisions of Borrower's Partnership Agreement, Articles of Organization or similar organizational documents, as the case may be, or of Principal's Certificate of Incorporation, Articles of Organization or similar organizational documents, as the case may be, whichever is applicable;

         (e) own any subsidiary or make any investment in, any Person without the prior written consent of Lender;

         (f) commingle its assets with the assets of any of its members, general partners, Affiliates, principals or of any other Person or entity, participate in a cash management system (other than pursuant to the Management Agreement) with any other entity or Person or fail to use its own separate stationery, invoices and checks;

         (g) with respect to Borrower, incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (I) Permitted Encumbrances, (II) the Permitted FF&E Financing and (III) the Debt, except for trade payables in the ordinary course of its business of owning and operating the Individual Property or Properties as applicable, provided that such trade debt (i) is not evidenced by a note, (ii) is paid within sixty (60) days of the date incurred, (iii) does not exceed, in the aggregate, four percent (4%) of the outstanding principal balance of the Note and (iv) is payable to trade creditors and in amounts as are normal and reasonable under the circumstances and with respect to Principal, incur any debt secured or unsecured, direct or contingent (including guaranteeing any obligations);

         (h) become insolvent and fail to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due;

         (i) (i) fail to maintain its records (including financial statements), books of account and bank accounts separate and apart from those of the members, general partners, principals and Affiliates of Borrower or of Principal, as the case may be, the Affiliates of a member, general partner or principal of Borrower or of Principal, as the case may be, and any other Person, (ii) permit its assets or liabilities to be listed as assets or liabilities on the financial statement of any other Person or (iii) include the assets or liabilities of any other Person on its financial statements; except for consolidated financial statements which contain a note indicating that Borrower's and Principal's separate assets and liabilities are neither available to pay the debts of the consolidated entity nor constitute obligations of the consolidated entity;

         (j) other than in connection with the Operating Leases, enter into any contract or agreement with any member, general partner, principal or Affiliate of Borrower or of Principal, as the case may be, or any member, general partner, principal or Affiliate thereof (other than a business management services agreement with an Affiliate of Borrower, provided that (i) such agreement is acceptable to Lender, (ii) the manager, or equivalent thereof, under such agreement holds itself out as an agent of Borrower and (iii) the agreement meets the standards set forth in this subsection (j) following this parenthetical), except upon terms and conditions that are

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

commercially reasonable, intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any member, general partner, principal or Affiliate of Borrower or of Principal, as the case may be, or any member, general partner, principal or Affiliate thereof;

         (k) seek the dissolution or winding up in whole, or in part, of Borrower or of Principal, as the case may be;

         (l) fail to correct any known misunderstandings regarding the separate identity of Borrower, or of Principal, as the case may be, or any member, general partner, principal or Affiliate thereof or any other Person;

         (m) other than Borrower's guaranty of Operating Lessee's obligations under or pursuant to the Management Agreement, guarantee or become obligated for the debts of any other Person or hold itself out to be responsible for the debts of another Person;

         (n) make any loans or advances to any third party, including any member, general partner, principal or Affiliate of Borrower or of Principal, as the case may be, or any member, general partner, principal or Affiliate thereof, and shall not acquire obligations or securities of any member, general partner, principal or Affiliate of Borrower or Principal, as the case may be, or any member, general partner, or Affiliate thereof;

         (o) fail to file its own tax returns or be included on the tax returns of any other Person except as required by Applicable Law;

         (p) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name or a name franchised or licensed to it by an entity other than an Affiliate of Borrower or of Principal, as the case may be, and not as a division or part of any other entity in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that Borrower or Principal, as the case may be, is responsible for the debts of any third party (including any member, general partner, principal or Affiliate of Borrower, or of Principal, as the case may be, or any member, general partner, principal or Affiliate thereof);

         (q) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

         (r) share any common logo (other than a name franchised or licensed to it by an entity other than an Affiliate of Borrower or of Principal) with or hold itself out as or be considered as a department or division of (i) any general partner, principal, member or Affiliate of Borrower or of Principal, as the case may be, (ii) any Affiliate of a general partner, principal or member of Borrower or of Principal, as the case may be, or (iii) any other Person;

         (s) fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

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         (t) pledge its assets for the benefit of any other Person, other than with respect to the Loan;

         (u) fail to maintain a sufficient number of employees in light of its contemplated business operations;

         (v) fail to provide in its (i) Articles of Organization, Certificate of Formation and/or Operating Agreement, as applicable, if it is a limited liability company, (ii) Limited Partnership Agreement, if it is a limited partnership or (iii) Certificate of Incorporation, if it is a corporation, that for so long as the Loan is outstanding pursuant to the Note, this Agreement and the other Loan Documents, it shall not file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors without the affirmative vote of the Independent Director and of all other general partners/managing members/directors;

         (w) fail to hold its assets in its own name;

         (x) if Borrower or Principal is a corporation, fail to consider the interests of its creditors in connection with all corporate actions to the extent required by Applicable Law;

         (y) have any of its obligations guaranteed by an Affiliate;

         (z) violate or cause to be violated the assumptions made with respect to Borrower and Principal in the Insolvency Opinion;

         (aa) with respect to Principal, or if Borrower is a single member limited liability company that complies with the requirements of Section 4.1.35(cc) below, fail at any time to have at least one independent director/manager (an "Independent Director") that is not and has not been for at least five (5) years: (a) a stockholder, director (other than an independent director of an Affiliate of Borrower), officer, employee, partner, member, attorney or counsel of Borrower or of Principal or any Affiliate of either of them; (b) a customer, supplier or other Person who derives its purchases or revenues (other than any fee paid to such director as compensation for such director to serve as an Independent Director) from its activities with Borrower, Principal or any Affiliate of either of them (a "Business Party"); (c) a person or other entity controlling or under common control with any such stockholder, partner, member, director, officer, attorney, counsel or Business Party; or (d) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, attorney, counsel or Business Party; or

         (bb) with respect to Principal, or if Borrower is a single member limited liability company that complies with the requirements of Section 4.1.35(cc) below, permit its board of directors/managers to take any action which, under the terms of any applicable organizational documents, requires the unanimous vote of one hundred percent (100%) of the members of the board without the vote of the Independent Director.

         (cc) In the event Borrower is a Delaware limited liability company that does not have a managing member which complies with the requirements for a Principal under this Section 4.1.35, the limited liability company agreement of Borrower (the "LLC Agreement") shall

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

provide that (A) upon the occurrence of any event that causes the last remaining member of Borrower ("Member") to cease to be the member of Borrower (other than (1) upon an assignment by Member of all of its limited liability company interest in Borrower and the admission of the transferee in accordance with the Loan Documents and the LLC Agreement, or (2) the resignation of Member and the admission of an additional member of Borrower in accordance with the terms of the Loan Documents and the LLC Agreement), any person designated by Borrower shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of Borrower, automatically be admitted to Borrower ("Special Member") and shall continue Borrower without dissolution and (B) Special Member may not resign from Borrower or transfer its rights as Special Member unless a successor Special Member has been admitted to Borrower as Special Member in accordance with requirements of Delaware law. The LLC Agreement shall further provide that (v) Special Member shall automatically cease to be a member of Borrower upon the admission to Borrower of a substitute Member, (w) Special Member shall be a member of Borrower that has no interest in the profits, losses and capital of Borrower and has no right to receive any distributions of Borrower assets, (x) pursuant to Section 18-301 of the Delaware Limited Liability Company Act (the "Act"), Special Member shall not be required to make any capital contributions to Borrower and shall not receive a limited liability company interest in Borrower, (y) Special Member, in its capacity as Special Member, may not bind Borrower and (z) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, Borrower, including, without limitation, the merger, consolidation or conversion of Borrower. In order to implement the admission to Borrower of Special Member, Special Member shall execute a counterpart to the LLC Agreement. Prior to its admission to Borrower as Special Member, Special Member shall not be a member of Borrower.

         Upon the occurrence of any event that causes the Member to cease to be a member of Borrower, to the fullest extent permitted by law, the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in Borrower, agree in writing (A) to continue Borrower and (B) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of Member of Borrower in Borrower. Any action initiated by or brought against Member or Special Member under any Creditors Rights Laws shall not cause Member or Special Member to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution. The LLC Agreement shall provide that each of Member and Special Member waives any right it might have to agree in writing to dissolve Borrower upon the occurrence of any action initiated by or brought against Member or Special Member under any Creditors Rights Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of Borrower.

         4.1.36 Business Purposes.

         The Loan is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

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         4.1.37 Taxes.

         Borrower and Operating Lessee have each filed all federal, State, county, municipal, and city income and other tax returns required to have been filed by it and has paid, prior to delinquency thereof, all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it. Borrower and Operating Lessee know of no basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

         4.1.38 Intentionally Deleted.

         4.1.39 Environmental Representations and Warranties.

         Borrower represents and warrants, except as disclosed on those certain written reports identified on Schedule 4.1.39 attached hereto and made a part hereof (collectively, the "Environmental Report") of each Individual Property that: (a) there are no Hazardous Materials or underground storage tanks in, on, or under any of the Properties, except those that are both (i) in compliance with current Environmental Laws and with permits issued pursuant thereto (if such permits are required), and (ii) either (A) in amounts not in excess of that necessary to operate, clean, repair and maintain the applicable Individual Property or each tenant's respective business at such Individual Property as set forth in their respective Leases, or (B) held by a tenant for sale to the public in its ordinary course of business, (b) there are no past, present or threatened Releases of Hazardous Materials in violation of any Environmental Law and which would require remediation by a Governmental Authority in, on, under or from any of the Properties; (c) there is no threat of any Release of Hazardous Materials migrating to any of the Properties; (d) there is no present or, to Borrower's knowledge, prior non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with any of the Properties except as described in the Environmental Reports; (e) Borrower and Operating Lessee do not know of, and has not received, any written or oral notice or other communication from any Person (including but not limited to a Governmental Authority) relating to Hazardous Materials in, on, under or from any of the Properties; and (f) Borrower and Operating Lessee have truthfully and fully provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from any of the Properties known to Borrower or Operating Lessee or contained in Borrower's or Operating Lessee's files and records, including but not limited to any reports relating to Hazardous Materials in, on, under or migrating to or from any of the Properties and/or to the environmental condition of the Properties.

         4.1.40 Taxpayer Identification Number.

         Borrower's United States taxpayer identification number is as set forth on Schedule 4.1.40 attached hereto.

         4.1.41 OFAC.

         Borrower represents and warrants that neither Borrower, Operating Lessee Guarantor, Indemnitor or any of their respective Affiliates is a Prohibited Person, and Borrower, Operating Lessee Guarantor, Indemnitor and their respective Affiliates are in compliance in all material

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

respects with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury.

         4.1.42 Ground Lease / FelCor Ground Lease Representations.

         (a) (i) Each Ground Lease / FelCor Ground Lease is in full force and effect and has not been modified or amended in any manner whatsoever, (ii) there are no defaults under any Ground Lease / FelCor Ground Lease by Borrower or, to the best of Borrower's knowledge, the landlord thereunder, and, to the best of Borrower's knowledge, no event has occurred which but for the passage of time, or notice, or both would constitute a default under such Ground Lease / FelCor Ground Lease, (iii) all rents, additional rents and other sums due and payable under each Ground Lease / FelCor Ground Lease have been paid in full, and (iv) neither Borrower nor Ground Lessor / FelCor Ground Lessor under each Ground Lease / FelCor Ground Lease has commenced any action or given or received any notice for the purpose of terminating such Ground Lease / FelCor Ground Lease;

         (b) Each Security Instrument which is secured by Borrower's interest in a FelCor Ground Lease is also secured by the related fee interest in the applicable Property, and the fee interest is subject to the applicable Security Instrument, and such Security Instrument does not by its terms provide that it will be subordinated to the Lien of any other mortgage or other Lien upon such fee interest, and upon the occurrence of an Event of Default, Lender has the right to foreclose or otherwise exercise its rights with respect to the fee interest within a commercially reasonable time;

         (c) The Ground Leases / FelCor Ground Leases or a memorandum thereof have been duly recorded, the Ground Leases / FelCor Ground Leases permit the interest of the lessee thereunder to be encumbered by the applicable Security Instrument, and there has not been any change in the terms of the Ground Leases / FelCor Ground Leases since their recordation. The Ground Leases / FelCor Ground Leases cannot be cancelled, terminated, surrendered or amended without the prior written consent of Lender;

         (d) Borrower's interest in the Ground Leases / FelCor Ground Leases are not subject to any Liens superior to, or of equal priority with, the applicable Security Instrument;

         (e) Borrower's interest in the Ground Leases / FelCor Ground Leases are assignable upon notice to, but without the consent of, the lessor thereunder and, in the event that it is so assigned, it is further assignable upon notice to, but without the need to obtain the consent of, such lessor;

         (f) The Ground Leases / FelCor Ground Leases require the lessor thereunder to give notice of any default by Borrower to Lender and the Ground Leases / FelCor Ground Leases further provide that notice of termination given under the Ground Leases / FelCor Ground Leases are not effective against Lender unless a copy of the notice has been delivered to Lender in the manner described in the applicable Ground Lease / FelCor Ground Lease;

         (g) Lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of Borrower under the Ground Leases / FelCor Ground Leases) to cure any default under the Ground Leases / FelCor Ground Leases, which is

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

curable after the receipt of notice of any default before the lessor thereunder may terminate such Ground Lease / FelCor Ground Lease;

         (h) The Ground Leases / FelCor Ground Leases have a term which extends not less than twenty (20) years beyond the Maturity Date;

         (i) The Ground Leases / FelCor Ground Leases require the lessor to enter into a new lease upon termination of the applicable Ground Lease / FelCor Ground Lease for any reason, including rejection of such Ground Lease / FelCor Ground Lease in a bankruptcy proceeding;

         (j) Under the terms of each Ground Lease / FelCor Ground Lease and the applicable Loan Documents, taken together, any Net Proceeds will be applied either to the Restoration of all or part of the Properties, with Lender or a trustee appointed by Lender having the right to hold and disburse such Net Proceeds as the Restoration progresses, or to the payment of the outstanding principal balance of the Loan together with any accrued interest thereon; and

         (k) The Ground Leases / FelCor Ground Leases do not impose restrictions on subletting.]

         4.1.43 Deposit Accounts.

         (a) This Agreement and the Property Account Agreements create valid and continuing security interests (as defined in the UCC) in the Property Accounts, the Lockbox Account and the Concentration Account in favor of Lender, which security interests are prior to all other Liens and are enforceable as such against creditors of and purchasers from Borrower;

         (b) The Property Accounts, the Lockbox Account and the Concentration Account each constitute "deposit accounts" within the meaning of the applicable UCC;

         (c) Borrower owns and has good and marketable title to the Property Accounts, the Lockbox Account and the Concentration Account free and clear of any Lien or claim of any Person (other than Lender);

         (d) Borrower has delivered to Lender fully executed agreements pursuant to which the banks maintaining the Property Accounts, the Lockbox Account and the Concentration Account have agreed to comply with all instructions originated by Lender directing disposition of the funds in such accounts without further consent by Borrower;

         (e) Other than the security interest granted to Lender pursuant to this Agreement and the Property Account Agreements, Borrower has not pledged, assigned, or sold, granted a security interest in, or otherwise conveyed any of the Property Accounts, the Lockbox Account; or the Concentration Account and

         (f) The Property Accounts, the Lockbox Account and the Concentration Account are not in the name of any Person other than Borrower (or Manager) or Lender. Borrower has not consented to the banks maintaining, the Lockbox Account, the Property Accounts or the Concentration Account, to comply with instructions of any Person other than Lender.

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         4.1.44 LBV Property Estoppel Work.

         Borrower represents and warrants that the LBV Property Estoppel Work are the only items remaining left to be completed of the items set forth on Exhibit D to the LBV Property Estoppel and that upon satisfactory completion of the LBV Property Estoppel Work, all of the work required to be completed under the LBV Property Estoppel shall have been completed.

         SECTION 4.2 Survival of Representations.

         Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

         V. BORROWER COVENANTS

         SECTION 5.1 Affirmative Covenants.

         From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Liens of all Security Instruments encumbering the Properties (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

         5.1.1 Existence; Compliance with Legal Requirements.

         (a) Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises, and comply, in all material respects, with all Legal Requirements applicable to it and the Properties. There shall never be committed by Borrower or any other Person in occupancy of or involved with the operation or use of the Properties any act or omission affording the federal government or any State or local government the right of forfeiture against any Individual Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall, or shall cause Operating Lessee to, at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Properties in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Security Instruments. Borrower shall keep the Properties insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement. Borrower shall or shall cause Operating Lessee to operate any Individual Property that is the subject of any O&M Program in accordance with the terms and provisions thereof in all material respects.

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

         (b) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or any Individual Property or any alleged violation of any Legal Requirement, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all Legal Requirements; (iii) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (v) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower or any Individual Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security or part thereof, as necessary to cause compliance with such Legal Requirement at any time when, in the judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or any Individual Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

         5.1.2 Taxes and Other Charges.

         Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Properties or any part thereof prior to delinquency thereof. Borrower shall furnish to Lender receipts, or other evidence for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes are being paid by Lender pursuant to Section 7.2 hereof). Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Properties, and shall promptly pay for all utility services provided to the Properties. After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all Legal Requirements; (iii) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the applicable Individual Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may apply such security or part thereof held by Lender at any time when, in the judgment of Lender, the validity or applicability of such Taxes or Other

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Charges are established or any Individual Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of any Security Instrument being primed by any related Lien.

         5.1.3 Litigation.

         Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower which might materially adversely affect Borrower's condition (financial or otherwise) or business or any Individual Property.

         5.1.4 Access to Properties.

         Borrower shall permit agents, representatives and employees of Lender to inspect the Properties or any part thereof at reasonable hours upon reasonable advance notice.

         5.1.5 Notice of Default.

         Borrower shall promptly advise Lender of any material adverse change in Borrower's condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

         5.1.6 Cooperate in Legal Proceedings.

         Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way adversely affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

         5.1.7 Award and Insurance Benefits.

         Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with any Individual Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including attorneys' fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting any Individual Property or any part thereof) out of such Award or Insurance Proceeds.

         5.1.8 Further Assurances.

         Borrower shall, at Borrower's sole cost and expense:

         (a) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or reasonably requested by Lender in connection therewith;

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         (b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require including, without limitation, the authorization of Lender to execute and/or the execution by Borrower of UCC financing statements and the execution and delivery of all such writings necessary to transfer any liquor licenses into the name of Lender or its designee after the occurrence of any Event of Default; and

         (c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

         5.1.9 Mortgage and Intangible Taxes.

         Borrower shall pay (to the extent permitted by Applicable Law) all State, county and municipal recording, mortgage, intangible, and all other taxes imposed upon the execution and recordation of the Security Instruments and/or upon the execution and delivery of the Note.

         5.1.10 Financial Reporting.

         (a) Borrower and Operating Lessee will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and Operating Lessee and all items of income and expense in connection with the operation on an individual basis of the Properties. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower, Operating Lessee or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. Upon the occurrence and during the continuance of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower's accounting records with respect to the Properties, as Lender shall determine to be necessary or appropriate. All operating and profits and loss statements required pursuant to this Section 5.1.10 shall be prepared for each Individual Property and for the Properties taken as a whole. All other statements required pursuant to this Section 5.1.10 shall be prepared for the Properties taken as a whole.

         (b) Borrower will furnish to Lender annually, within ninety (90) days following the end of each Fiscal Year, a complete copy of (i) Operating Lessee's annual financial statements audited by a "Big Four" accounting firm or other independent certified public accountant acceptable to Lender accompanied by a consolidating schedule reflecting the results of operation of each Property individually, (ii) Borrower's annual financial statements audited by a "Big Four" accounting firm or other independent certified public accountant acceptable to Lender accompanied by a consolidating schedule reflecting the results of operation of each Property individually, both in accordance with GAAP (or such other accounting basis acceptable to Lender) covering the Properties for such Fiscal Year and containing statements of profit and loss and a balance sheet and (iii) an operating statement certified by a Responsible Officer of

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Borrower for each Individual Property and the Properties taken as a whole which present the operating results of the Properties in a manner consistent with those operating statements given by Borrower to Lender in connection with Lender's underwriting of the Loan, which operating statement shall be in substantially the form attached hereto as Schedule 5.1.10. Such statements referred to in subsection (iii) above shall set forth the financial condition and the results of operations of the Properties for such Fiscal Year, and shall include, but not be limited to, amounts representing annual Net Cash Flow, Net Operating Income, Gross Income from Operations and Operating Expenses. Borrower's and Operating Lessee's annual financial statements shall be accompanied by (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior Fiscal Year, (ii) a certificate executed by a Responsible Officer or other appropriate officer of Borrower, an Operating Lessee SPE Entity or Principal, as applicable, stating that each such annual financial statement presents fairly the financial condition and the results of operations of Borrower, Operating Lessee and the Properties being reported upon and has been prepared in accordance with GAAP, (iii) with respect to Operating Lessee's financial statements only, an unqualified opinion of a "Big Four" accounting firm or other independent certified public accountant reasonably acceptable to Lender and (iv) an annual occupancy report for such year, including the average daily room rate for such year. Notwithstanding the foregoing, for calendar year 2004 only, the statements required pursuant to
Section 5.1.10(b)(i) and (ii) hereof shall assume Borrower's operations commenced on August 1, 2004.

         (c) Borrower will furnish, or cause to be furnished, to Lender on or before forty-five (45) days after the end of each calendar quarter, or during a Triggering Event Period, within thirty (30) days after the end of each calendar month during such Triggering Event Period, the following items, accompanied by a certificate of a Responsible Officer or other appropriate officer of Borrower or Principal, as applicable, stating that such items are true, correct, accurate, and complete and fairly present the results of the operations of Borrower and the Properties: (i) a report of occupancy for the subject quarter or month (as the case may be), including an average daily rate, and any and all franchise inspection reports received by Borrower during the subject quarter or month (as the case may be), accompanied by an Officer's Certificate with respect thereto;
(ii) quarterly and year-to-date operating statements or monthly and year-to-date operating statements (as the case may be) (including Capital Expenditures) presented for each Individual Property and the Properties taken as a whole in a form consistent with the operating statements delivered by Borrower to Lender in connection with Lender's underwriting of the Loan) which operating statement shall be in substantially the form attached hereto as Schedule 5.1.10) and prepared for each calendar quarter or month (as the case may be), noting Net Operating Income, Gross Income from Operations, and Operating Expenses (not including any contributions to the Replacement Reserve Fund), and other information necessary and sufficient to fairly present the results of operation of the Properties during such calendar quarter or month (as the case may be), and containing a comparison of budgeted income and expenses and the actual income and expenses; (iii) a detailed explanation of any variances which are both (I) ten percent (10%) or more and (II) in excess of $20,000 between budgeted and actual amounts for such periods, all in form satisfactory to Lender; (iv) a calculation reflecting the annual Debt Service Coverage Ratio for the immediately preceding twelve (12) month period as of the last day of each calendar quarter or month (as the case may be) accompanied by an Officer's Certificate with respect thereto; and (v) a Smith Travel Research STAR Report or similar report from a similar market benchmarking service. With respect to any of the quarterly financial

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reports and statements required to be delivered under this Section 5.1.10(c), such quarterly financial reports and statements shall present the relevant information on an aggregate basis for such quarter and on an individual basis for each month during such quarter for each Individual Property and the Properties taken as a whole.

         (d) Beginning in Fiscal Year 2005 and for each Fiscal Year thereafter,
(I) Borrower shall submit to Lender a preliminary Annual Budget for each Individual Property not later than thirty (30) days prior to the commencement of such Fiscal Year and (II) Borrower shall submit to Lender a final proposed Annual Budget for each Individual Property not later than sixty (60) days after to the commencement of such Fiscal Year, each in form reasonably satisfactory to Lender, and shall be subject to Lender's written approval (each such Annual Budget after it has been approved in writing by Lender shall be hereinafter referred to as an "Approved Annual Budget"). In the event that Lender objects to either the preliminary or final proposed Annual Budget submitted by Borrower, Lender shall advise Borrower of such objections within fifteen (15) days after receipt respectively thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this subsection until Lender approves the Annual Budget. Until such time that Lender approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums and utilities expenses. Any such proposed preliminary or final proposed Annual Budget submitted to Lender for approval shall be deemed approved if (i) Borrower delivers to Lender a written request for such approval marked in bold lettering with the following language: "LENDER'S RESPONSE IS REQUIRED WITHIN FIFTEEN (15) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER. FAILURE TO RESPOND SHALL BE DEEMED AN APPROVAL." and the envelope containing the request is marked "PRIORITY"; and
(ii) Lender shall have failed to notify Borrower of its approval or disapproval within such fifteen (15) Business Days following Lender's receipt of Borrower's written request together with such proposed preliminary or final proposed Annual Budget, and any and all other information and documentation relating thereto reasonably required by Lender to reach a decision.

         (e) Borrower shall furnish to Lender, within ten (10) Business Days after written request such further detailed information with respect to the operation of the Properties and the financial affairs of Borrower as may be reasonably requested by Lender.

         (f) Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form, (ii) if requested by Lender, on a diskette or via email, and (iii) if requested by Lender and within the capabilities of Borrower's data systems without change or modification thereto, in electronic form and prepared using a Microsoft Excel, Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files).

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         (g) Borrower agrees that Lender may forward to each purchaser, transferee, assignee, servicer, participant, or investor in all or any portion of the Loan or any Securities (collectively, the "Investor") or any Rating Agency rating such participations and/or Securities and each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, any Guarantor, any Indemnitor and the Properties, whether furnished by Borrower, any Guarantor, any Indemnitor or otherwise, as Lender determines necessary or desirable. To the fullest extent permitted by Legal Requirements, Borrower irrevocably waives any and all rights it may have under any Legal Requirements to prohibit such disclosure, including, but not limited, to any right of privacy.

         (h) If requested by Lender in order to comply with Regulation S-X of the Securities Act, Borrower shall provide Lender, promptly upon request or within the time periods set forth in this subsection (h), with the following financial statements if, at the time a Disclosure Document is being prepared for a Securitization, it is expected that the principal amount of the Loan together with any Affiliated Loans at the time of Securitization may, or if the principal amount of the Loan together with any Affiliated Loans at any time during which the Loan and any Affiliated Loans are included in a Securitization does, equal or exceed 20% of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization:

                  (i) A balance sheet with respect to the Properties for the two most recent fiscal years, meeting the requirements of Section 210.3 01 of Regulation S-X of the Securities Act and statements of income and statements of cash flows with respect to the Properties for the three most recent fiscal years, meeting the requirements of Section 210.3 02 of Regulation S-X, and, to the extent that such balance sheet is more than 135 days old as of the date of the document in which such financial statements are included, interim financial statements of the Properties meeting the requirements of Section 210.3 01 and 210.3 02 of Regulation S-X (all of such financial statements, collectively, the "Standard Statements"); provided, however, that with respect to a Property (other than properties that are hotels, nursing homes, or other properties that would be deemed to constitute a business and not real estate under Regulation S-X or other legal requirements) that has been acquired by Borrower from an unaffiliated third party (such Property, "Acquired Property"), as to which the other conditions set forth in Section 210.3 14 of Regulation S-X for provision of financial statements in accordance with such Section have been met, in lieu of the Standard Statements otherwise required by this section, Borrower shall instead provide the financial statements required by such Section
         210.3 14 of Regulation S-X ("Acquired Property Statements").

                  (ii) Not later than 30 days after the end of each fiscal quarter following the date hereof, a balance sheet of the Properties as of the end of such fiscal quarter, meeting the requirements of Section
         210.3 01 of Regulation S-X, and statements of income and statements of cash flows of the Properties for the period commencing following the last day of the most recent fiscal year and ending on the date of such balance sheet and for the corresponding period of the most recent fiscal year, meeting the requirements of Section 210.3 02 of Regulation S-X (provided, that if for such corresponding period of the most recent fiscal year Acquired Property Statements were permitted to be provided hereunder

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

         pursuant to subsection (i) above, Borrower shall instead provide Acquired Property Statements for such corresponding period).

                  (iii) Not later than 75 days after the end of each fiscal year following the date hereof, a balance sheet of the Properties as of the end of such fiscal year, meeting the requirements of Section 210.3 01 of Regulation S-X, and statements of income and statements of cash flows of the Properties for such fiscal year, meeting the requirements of Section 210.3 02 of Regulation S-X.

                  (iv) Within twenty (20) Business Days after notice from the Lender in connection with the Securitization of this Loan, such additional financial statements, such that, as of the date (each an "Offering Document Date") of each Disclosure Document, Borrower shall have provided Lender with all financial statements as described in subsection (h)(i) above; provided that the fiscal year and interim periods for which such financial statements shall be provided shall be determined as of such Offering Document Date.

         (i) If requested by Lender, Borrower shall provide Lender, promptly upon request (but in no event later than the time periods set forth in Section 5.1.10(h) hereof), with summaries of the financial statements referred to in
Section 5.1.10(h) hereof if, at the time a Disclosure Document is being prepared for a Securitization, it is expected that the principal amount of the Loan and any Affiliated Loans at the time of Securitization may, or if the principal amount of the Loan and any Affiliated Loans at any time during which the Loan and any Affiliated Loans are included in a Securitization does, equal or exceed 10% (but is less than 20%) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in a Securitization. Such summaries shall meet the requirements for "summarized financial information," as defined in Section 210.1 02(bb) of Regulation S-X, or such other requirements as may be determined to be necessary or appropriate by Lender.

         (j) All financial statements provided by Borrower hereunder pursuant to
Section 5.1.10(h) and (i) hereof shall be prepared in accordance with GAAP, and shall meet the requirements of Regulation S-X and other applicable legal requirements. All financial statements referred to in Subsections 5.1.10(h)(i) and 5.1.10(h)(iii) above shall be audited by independent accountants of Borrower acceptable to Lender in accordance with Regulation S-X and all other applicable legal requirements, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation S-X and all other applicable legal requirements, and shall be further accompanied by a manually executed written consent of the independent accountants, in form and substance reasonably acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document and any Exchange Act Filing and to the use of the name of such independent accountants and the reference to such independent accountants as "experts" in any Disclosure Document and Exchange Act Filing, all of which shall be provided at the same time as the related financial statements are required to be provided. All financial statements (audited or unaudited) provided by Borrower under this
Section 5.1.10 shall be certified by a Responsible Officer of Borrower, which certification shall state that such financial statements meet the requirements set forth in the first sentence of this Section 5.1.10(j).

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         (k) If requested by Lender, Borrower shall provide Lender, promptly upon request, with any other or additional financial statements, or financial, statistical or operating information, as Lender shall reasonably determine to be required pursuant to Regulation S-X or any amendment, modification or replacement thereto or other legal requirements in connection with any Disclosure Document or any Exchange Act filing in connection with or relating to a Securitization or as shall otherwise be reasonably requested by the Lender.

         (l) In the event Lender reasonably determines, in connection with a Securitization, that the financial statements required in order to comply with Regulation S-X or other legal requirements are other than as provided herein, then notwithstanding the provisions of Section 5.1.10(h), (i) and (j) hereof, Lender may request, and Borrower shall promptly provide, such combination of Acquired Property Statement and/or Standard Statements or such other financial statements as Lender determines to be necessary or appropriate for such compliance.

         (m) The term "Affiliated Loans" shall mean a loan made by Lender to a parent, subsidiary or such other entity affiliated with Borrower, any Indemnitor or any Guarantor.

         (n) Borrower shall promptly deliver to Lender true, correct an complete copies of any franchise inspection reports received by Borrower or Operating Lessee from any Franchisor.

         (o) Other than costs and expenses which are otherwise the responsible of Borrower, Guarantor and/or Indemnitor pursuant to the terms of the Loan Documents, Borrower shall not be obligated to incur any material cost or expense in connection with the provisions of Section 5.1.10(h), (i), (j), (k), (l) or
(m) hereof (the "Regulation S-X Reporting Requirements"); provided, however, Borrower shall be obligated to full comply with the Regulation S-X Reporting Requirements in the event that Lender reimburses Borrower for any additional cost or expense incurred by Borrower in connection with such compliance.

         5.1.11 Business and Operations.

         Borrower and Operating Lessee will continue to engage in the businesses presently conducted by them as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Properties. Borrower and Operating Lessee will remain in good standing under the laws of each jurisdiction to the extent required for the ownership, maintenance, management and operation of the Properties.

         5.1.12 Costs of Enforcement.

         In the event (a) that any Security Instrument encumbering any Individual Property is foreclosed in whole or in part or that any such Security Instrument is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to any Security Instrument encumbering any Individual Property in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower, FelCor Ground Lessor, Operating Lessee or any of their constituent Persons or an assignment by Borrower, FelCor Ground Lessor, Operating Lessee or any of their constituent Persons for the benefit of its creditors, Borrower, FelCor Ground Lessor, Operating Lessee, their successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including attorneys' fees and costs, incurred by

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

Lender, Borrower, FelCor Ground Lessor or Operating Lessee in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

         5.1.13 Estoppel Statement.

         (a) After written request by Lender, Borrower shall within ten (10) Business Days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the Applicable Interest Rate of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, and (vi) that the Note, this Agreement, the Security Instruments and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

         (b) Borrower shall deliver to Lender upon request, tenant estoppel certificates from each commercial tenant leasing space at the Properties in form and substance reasonably satisfactory to Lender.

         (c) Borrower shall use commercially reasonable efforts, promptly upon request of Lender, deliver an estoppel certificate from Franchisor stating that
(i) the Franchise Agreement is in full force and effect and has not been modified, amended or assigned, (ii) neither Franchisor nor Operating Lessee is in default under any of the terms, covenants or provisions of the Franchise Agreement and Franchisor knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under the Franchise Agreement, (iii) neither Franchisor nor Operating Lessee has commenced any action or given or received any notice for the purpose of terminating the Franchise Agreement and (iv) all sums due and payable to Franchisor under the Franchise Agreement have been paid in full.

         (d) Borrower shall, promptly upon request of Lender, deliver to Lender an estoppel certificate from Operating Lessee stating that (i) the Operating Lease is in full force and effect and has not been modified, amended or assigned, (ii) neither Operating Lessee nor Borrower is in default under any of the terms, covenants or provisions of the Operating Lease and Operating Lessee knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under the Operating Lease, (iii) neither Operating Lessee nor Borrower has commenced any action or given or received any notice for the purpose of terminating the Operating Lease and (iv) all sums due and payable under the Operating Lease have been paid in full.

         (e) Borrower shall, promptly upon request of Lender, deliver to Lender an estoppel certificate from each Ground Lessor / FelCor Ground Lessor stating that (i) the applicable Ground Lease / FelCor Ground Lease is in full force and effect and has not been modified, amended or assigned, (ii) neither Ground Lessor / FelCor Ground Lessor nor Borrower is in default under any of the terms, covenants or provisions of the Ground Lease / FelCor Ground Lease and Ground Lessor / FelCor Ground Lessor knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under the Ground Lease / FelCor Ground Lease, (iii) neither Ground Lessor / FelCor Ground Lessor nor Borrower has commenced any action or given or received any notice for the purpose of terminating the

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

Ground Lease / FelCor Ground Lease and (iv) all sums due and payable under the Ground Lease / FelCor Ground Lease have been paid in full.

         5.1.14 Intentionally Deleted.

         5.1.15 Performance by Borrower.

         Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior written consent of Lender.

         5.1.16 Confirmation of Representations.

         Borrower shall deliver, in connection with any Securitization, (a) one or more Officer's Certificates certifying as to the accuracy in all material respects of all representations made by Borrower in the Loan Documents as of the date of the closing of such Securitization in all relevant jurisdictions, and
(b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower, Principal and the Operating Lessee SPE Entities as of the date of the closing of such Securitization.

         5.1.17 Leasing Matters.

         (a) With respect to any Individual Property, Borrower may (and may allow Operating Lessee to) enter into a proposed Lease (including the renewal or extension of an existing Lease (a "Renewal Lease")) without the prior written consent of Lender, provided such proposed Lease or Renewal Lease (i) provides for rental rates and terms comparable to existing local market rates and terms (taking into account the type and quality of the tenant) as of the date such Lease is executed by Borrower or Operating Lessee (unless, in the case of a Renewal Lease, the rent payable during such renewal, or a formula or other method to compute such rent, is provided for in the original Lease), (ii) is an arms-length transaction with a bona fide, independent third party tenant, (iii) does not have a material adverse effect on the value or quality of the applicable Individual Property, (iv) is subject and subordinate to the related Security Instrument and, upon Lender's reasonable request, the lessee thereunder agrees to attorn to Lender and (v) is not a Major Lease. All proposed Leases which do not satisfy the requirements set forth in this Section 5.1.17(a) shall be subject to the prior approval of Lender, which approval shall not be unreasonably withheld, delayed or conditioned. At Lender's request, Borrower shall promptly deliver to Lender copies of all Leases which are entered into pursuant to this Subsection together with Borrower's certification that it has satisfied all of the conditions of this Section.

         (b) Borrower and/or Operating Lessee, as applicable, (i) shall observe and perform all the obligations imposed upon the lessor under the Major Leases and shall not do or permit to be done anything to impair the value of any of the Major Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default or other material matters which Borrower or Operating Lessee shall send or receive with respect to the Major Leases; (iii) shall enforce all of the material terms, covenants and conditions contained in the Major Leases upon the part of the tenant thereunder to be observed or performed (except for termination of a Major

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

Lease which shall require Lender's prior written approval); (iv) shall not collect any of the Rents more than one (1) month in advance (except Security Deposits shall not be deemed Rents collected in advance); (v) shall not execute any other assignment of the lessor's interest in any of the Leases or the Rents; and (vi) shall not consent to any assignment of or subletting under any Major Leases not in accordance with their terms, without the prior written consent of Lender, which consent shall not be unreasonably withheld, delayed or conditioned.

         (c) Borrower may (and may allow Operating Lessee to), without the consent of Lender, amend, modify or waive the provisions of any Lease or terminate, reduce rents under, accept a surrender of space under, or shorten the term of, any Lease (including any guaranty, letter of credit or other credit support with respect thereto) provided that such Lease is not a Major Lease and that such action (taking into account, in the case of a termination, reduction in rent, surrender of space or shortening of term, the planned alternative use of the affected space) does not have a material adverse effect on the value of the applicable Individual Property taken as a whole, and provided that such Lease, as amended, modified or waived, is otherwise in compliance with the requirements of this Agreement and any lease subordination agreement binding upon Lender with respect to such Lease. A termination of a Lease (other than a Major Lease) with a tenant who is in default beyond applicable notice and grace periods shall not be considered an action which has a material adverse effect on the value of the applicable Individual Property taken as a whole. Any amendment, modification, waiver, termination, rent reduction, space surrender or term shortening which does not satisfy the requirements set forth in this Subsection shall be subject to the prior written approval of Lender and its counsel, at Borrower's expense. At Lender's request, Borrower shall promptly deliver to Lender copies of all Leases, amendments, modifications and waivers which are entered into pursuant to this Section 5.1.17(c) together with Borrower's certification that it has satisfied all of the conditions of this Section 5.1.17(c).

         (d) Notwithstanding anything contained herein to the contrary, with respect to any Individual Property, Borrower shall not (and shall not allow Operating Lessee to), without the prior written consent of Lender, enter into, materially amend, materially modify, waive any material provisions of, terminate, reduce rents under, accept a surrender of space under, or shorten the term of, or renew or extend upon terms and conditions less favorable to Operating Lessee, any Major Lease or any instrument guaranteeing or providing credit support for any Major Lease; provided, however, Borrower shall not be required to obtain Lender's written consent to any immaterial, non-economic change or beneficial economic change to a Major Lease that is for sit-down restaurant facilities at any Individual Property.

         (e) To the extent actually received by Lender, Lender shall hold any and all monies representing security deposits under the Leases (the "Security Deposits") received by Lender, in accordance with the terms of the respective Lease, and shall only release the Security Deposits in order to return a tenant's Security Deposit to such tenant if such tenant is entitled to the return of the Security Deposit under the terms of the Lease.

         (f) To the extent that Lender's consent or approval is required under this Section 5.1.17, any such proposed modification, change, supplement, alteration, amendment, assignment or sublease of a Lease or Major Lease submitted to Lender for approval shall be deemed approved if (i) Borrower delivers to Lender a written request for such approval marked in bold

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lettering with the following language: "LENDER'S RESPONSE IS REQUIRED WITHIN
FIFTEEN (15) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER. FAILURE TO RESPOND SHALL BE DEEMED AN APPROVAL." and the envelope containing the request is marked "PRIORITY"; and (ii) Lender shall have failed to notify Borrower of its approval or disapproval within such fifteen (15) Business Days following Lender's receipt of Borrower's written request together with such proposed modification, change, supplement, alteration, amendment, assignment or sublease of a Lease or Major Lease, and any and all other information and documentation relating thereto reasonably required by Lender to reach a decision. In no event shall Lender be deemed to have approved (1) a surrender, termination or cancellation of a Lease or Major Lease, (2) any change having a material adverse effect on Borrower's or Operating Lessee's costs or obligations, or rent payable to Borrower or Operating Lessee, under a Lease or Major Lease, or (3) a new Lease or Major Lease with a new tenant. Upon Borrower's request, Lender shall deliver to Borrower a reasonably detailed description of the reasons for any disapprovals under this Section 5.1.17.

         5.1.18 Management Agreement.

         (a) The Improvements on the Properties are operated under the terms and conditions of the Management Agreement. In no event shall the base management fees under the Management Agreement exceed (I) with respect to the Properties managed by InterContinental Hotels Group or any of its Affiliates, the sum of
(x) five percent (5%) of total room revenue and (y) two percent (2%) of total revenue; provided, however, InterContinental Hotels Group or any of its Affiliates shall not charge any additional franchise fees in connection with such Properties and (II) with respect to the Properties managed by any Person other than InterContinental Hotels Group or any of its Affiliates, four percent (4%) of the gross income derived from the Property (excluding any incentive management fees which are subordinate to the Loan). Borrower shall (or shall cause Operating Lessee to) (i) diligently perform and observe all of the terms, covenants and conditions of the Management Agreement, on the part of Operating Lessee to be performed and observed to the end that all things shall be done which are necessary to keep unimpaired the rights of Operating Lessee under the Management Agreement and (ii) promptly notify Lender of the giving of any notice by Manager to Operating Lessee of any default by Operating Lessee in the performance or observance of any of the terms, covenants or conditions of the Management Agreement on the part of Operating Lessee to be performed and observed and deliver to Lender a true copy of each such notice. Neither Borrower nor Operating Lessee shall surrender the Management Agreement, consent to the assignment by the Manager of its interest under the Management Agreement, or terminate or cancel the Management Agreement, or modify, change, supplement, alter or amend the Management Agreement, in any material respect, either orally or in writing. Borrower hereby assigns (and Borrower shall cause Operating Lessee to assign) to Lender as further security for the payment of the Debt and for the performance and observance of the terms, covenants and conditions of this Agreement, all the rights, privileges and prerogatives of Borrower and/or Operating Lessee to surrender the Management Agreement, or to terminate, cancel, modify, change, supplement, alter or amend the Management Agreement, in any material respect, and any such surrender of the Management Agreement, or termination, cancellation, modification, change, supplement, alteration or amendment of the Management Agreement in any material respect, without the prior consent of Lender, shall be void and of no force and effect. Any such proposed modification, change, supplement, alteration or amendment

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of the Management Agreement submitted to Lender for approval shall be deemed approved if (i) Borrower delivers to Lender a written request for such approval marked in bold lettering with the following language: "LENDER'S RESPONSE IS REQUIRED WITHIN FIFTEEN (15) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER. FAILURE TO RESPOND SHALL BE DEEMED AN APPROVAL." and the envelope containing the request is marked "PRIORITY"; and (ii) Lender shall have failed to notify Borrower of its approval or disapproval within such fifteen (15) Business Days following Lender's receipt of Borrower's written request together with such proposed modification, change, supplement, alteration or amendment of the Management Agreement, and any and all other information and documentation relating thereto reasonably required by Lender to reach a decision. In no event shall Lender be deemed to have approved (1) a surrender, termination or cancellation of the Management Agreement, (2) any change having a material adverse effect on Borrower's or Operating Lessee's costs or obligations under the Management Agreement, or (3) or a new management agreement with a new property manager. Upon Borrower's request, Lender shall deliver to Borrower a reasonably detailed description of the reasons for any disapprovals under this Section 5.1.18.

         If Operating Lessee shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Operating Lessee to be performed or observed, then, without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Management Agreement on the part of Operating Lessee to be performed or observed to be promptly performed or observed on behalf of Operating Lessee to the end that the rights of Operating Lessee in, to and under the Management Agreement shall be kept unimpaired and free from default. Lender and any Person designated by Lender by written notice to Borrower shall have, and are hereby granted, the right to enter upon the applicable Individual Property at any time and from time to time for the purpose of taking any such action. If the Manager shall deliver to Lender a copy of any notice sent to Borrower and/or Operating Lessee of default under the Management Agreement, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in good faith, in reliance thereon. Borrower and Operating Lessee shall not, and shall not permit the Manager to, sub-contract all or any material portion of its management responsibilities under the Management Agreement to a third-party without the prior written consent of Lender, which consent shall not be unreasonably withheld, delayed or conditioned. Borrower shall, from time to time, cause Operating Lessee to request of Manager and deliver to Lender upon receipt such certificates of estoppel with respect to compliance by Operating Lessee with the terms of the Management Agreement as may be reasonably requested by Lender. Borrower and/or Operating Lessee shall exercise each individual option, if any, to extend or renew the term of the Management Agreement to the extent required to continue it in full force and effect until after the Maturity Date, and Borrower hereby authorizes and appoints (and shall cause Operating Lessee to authorize and appoint) Lender their attorney-in-fact to exercise any such option in the name of and upon behalf of Borrower and/or Operating Lessee, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest. Any sums expended by Lender pursuant to this paragraph (i) shall bear interest at the Default Rate from the date such cost is incurred to the date

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of payment to Lender, (ii) shall be deemed to constitute a portion of the Debt,
(iii) shall be secured by the lien of the Security Instruments and the other Loan Documents and (iv) shall be immediately due and payable upon demand by Lender therefor.

         (b) Without limitation of the foregoing, Borrower shall cause Operating Lessee, upon the request of Lender and in accordance with the provisions of the applicable Assignment of Management Agreement, to terminate the Management Agreement and replace the Manager, without penalty or fee, if at any time during the Loan: (a) the Manager shall become insolvent or a debtor in any bankruptcy or insolvency proceeding, (b) there exists an Event of Default or (c) there exists an event of default by Manager under the Management Agreement. At such time as the Manager may be removed, provided no Event of Default has occurred, a Qualified Manager may be selected by Borrower and/or Operating Lessee to assume management of the applicable Individual Property pursuant to a Replacement Management Agreement.

         5.1.19 Environmental Covenants.

         (a) Borrower covenants and agrees that so long as the Loan is outstanding (i) all uses and operations on or of the Properties, whether by Borrower or any other Person, shall be in compliance in all material respects with all Environmental Laws and permits issued pursuant thereto; (ii) there shall be no Releases of Hazardous Materials in, on, under or from any of the Properties; (iii) there shall be no Hazardous Materials in, on, or under any of the Properties, except those that are both (A) in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required, and (B) (1) in amounts not in excess of that necessary to operate the applicable Individual Property or (2) fully disclosed to and approved by Lender in writing; (iv) Borrower shall keep the Properties free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other Person (the "Environmental Liens"); (v) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to paragraph (b) below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (vi) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with any of the Properties, pursuant to any reasonable written request of Lender, upon Lender's reasonable belief that an Individual Property is not in full compliance with all Environmental Laws, and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (vii) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender to (A) reasonably effectuate remediation of any Hazardous Materials in, on, under or from any Individual Property; and (B) comply with any Environmental Law; (viii) Borrower shall not allow any tenant or other user of any of the Properties to violate any Environmental Law; and (ix) Borrower shall immediately notify Lender in writing after it has become aware of (A) any presence or Release or threatened Releases of Hazardous Materials in, on, under, from or migrating towards any of the Properties; (B) any non-compliance with any Environmental Laws related in any way to any of the Properties; (C) any actual or potential Environmental Lien;
(D) any required or proposed remediation of environmental conditions relating to any of the Properties; and (E) any written or oral notice or other communication of which Borrower becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Hazardous Materials in connection with the Properties.

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         (b) Lender and any other Person designated by Lender by written notice to Borrower, including but not limited to any representative of a Governmental Authority, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, to enter upon any Individual Property at all reasonable times to assess any and all aspects of the environmental condition of any Individual Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lender's sole and absolute discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Borrower shall cooperate with and provide access to Lender and any such Person or entity designated by Lender by written notice to Borrower.

         5.1.20 Alterations.

         Borrower shall obtain Lender's prior written consent to (i) any structural alteration or (ii) any other alteration to any Improvements which is estimated to cost in excess of four (4%) percent of the value of the related Individual Property, which consent shall not be unreasonably withheld, delayed or conditioned, except with respect to alterations that may have a material adverse effect on Borrower's financial condition, the value of the related Individual Property or the Net Operating Income thereof. Any such proposed alterations to any Improvements submitted to Lender for approval shall be deemed approved if (i) Borrower delivers to Lender a written request for such approval marked in bold lettering with the following language: "LENDER'S RESPONSE IS REQUIRED WITHIN FIFTEEN (15) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER. FAILURE TO RESPOND SHALL BE DEEMED AN APPROVAL." and the envelope containing the request is marked "PRIORITY"; and (ii) Lender shall have failed to notify Borrower of its approval or disapproval within such fifteen (15) Business Days following Lender's receipt of Borrower's written request together with a reasonably detailed description of such proposed structural alteration, and any and all other information and documentation relating thereto reasonably required by Lender to reach a decision. In no event shall Lender be deemed to have approved alterations that may have a material adverse effect on Borrower's financial condition, the value of the Property or the Net Operating Income thereof. Upon Borrower's request, Lender shall deliver to Borrower a reasonably detailed description of the reasons for any disapprovals under this Section 5.1.20. Lender hereby approves the alterations currently planned to be made to the Mandalay Beach Property, as more particularly set forth on Schedule 5.1.20 hereto, and Borrower shall make and complete such alterations in accordance with the terms and provisions of this Agreement. Borrower covenants and agrees that Borrower shall complete the balcony alterations and renovations more particularly set forth on Schedule 5.1.20 hereto within twelve (12) months of the date hereof.

         5.1.21 Franchise Agreement.

         The Improvements on the Properties shall be operated under the terms and conditions of the Franchise Agreements, if applicable. Borrower shall (or shall cause Operating Lessee to) (i) pay all sums required to be paid by Operating Lessee under the Franchise Agreement, (ii) diligently perform, observe and enforce all of the terms, covenants and conditions of the Franchise Agreement on the part of Operating Lessee to be performed, observed and enforced to

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the end that all things shall be done which are necessary to keep unimpaired the rights of Borrower and/or Operating Lessee under the Franchise Agreement, (iii) promptly notify Lender of the giving of any notice to Operating Lessee of any default by Operating Lessee in the performance or observance of any of the terms, covenants or conditions of the Franchise Agreement on the part of Operating Lessee to be performed and observed and deliver to Lender a true copy of each such notice, and (iv) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditure plan, notice, report and estimate received by it under the Franchise Agreement. Subject to the provisions of Section 5.1.21(b), Borrower shall not (and shall cause Operating Lessee to not), without the prior consent of Lender, surrender the Franchise Agreement or terminate or cancel the Franchise Agreement or modify, change, supplement, alter or amend the Franchise Agreement, in any material respect, either orally or in writing. Any such proposed modification, change, supplement, alteration or amendment of the Franchise Agreement submitted to Lender for approval shall be deemed approved if (i) Borrower delivers to Lender a written request for such approval marked in bold lettering with the following language: "LENDER'S
RESPONSE IS REQUIRED WITHIN FIFTEEN (15) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER. FAILURE TO RESPOND SHALL BE DEEMED AN APPROVAL." and the envelope containing the request is marked "PRIORITY"; and (ii) Lender shall have failed to notify Borrower of its approval or disapproval within such fifteen (15) Business Days following Lender's receipt of Borrower's written request together with such proposed modification, change, supplement, alteration or amendment of the Franchise Agreement, and any and all other information and documentation relating thereto reasonably required by Lender to reach a decision. In no event shall Lender be deemed to have approved (1) a surrender, termination or cancellation of the Franchise Agreement, (2) any change having a material adverse effect on Borrower's or Operating Lessee's costs or obligations under the Franchise Agreement, or (3) a new franchise agreement with a new franchisor. Upon Borrower's request, Lender shall deliver to Borrower a reasonably detailed description of the reasons for any disapprovals under this Section 5.1.21.

         Borrower hereby assigns (and Borrower shall cause Operating Lessee to assign) to Lender as further security for the payment of the Debt and for the performance and observance of the terms, covenants and conditions of this Agreement, all the rights, privileges and prerogatives of Borrower and Operating Lessee to surrender the Franchise Agreement or to terminate, cancel, modify, change, supplement, alter or amend the Franchise Agreement in any material respect, and any such surrender of the Franchise Agreement or termination, cancellation, modification, change, supplement, alteration or amendment of the Franchise Agreement in any material respect without the prior consent of Lender shall be void and of no force and effect. If Operating Lessee shall default in the performance or observance of any material term, covenant or condition of the Franchise Agreement on the part of Operating Lessee to be performed or observed, then, without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Franchise Agreement on the part of Operating Lessee to be performed or observed to be promptly performed or observed on behalf of Operating Lessee, to the end that the rights of Operating Lessee in, to and under the Franchise Agreement shall be kept unimpaired and free from default. Lender and any Person designated by Lender by written notice to Borrower shall

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

have, and are hereby granted, the right to enter upon the Properties at any time and from time to time for the purpose of taking any such action. If Franchisor shall deliver to Lender a copy of any notice sent to Borrower and/or Operating Lessee of default under the Franchise Agreement, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in good faith, in reliance thereon. Borrower shall, from time to time, use its best efforts to obtain from Franchisor such certificates of estoppel with respect to compliance by Operating Lessee with the terms of the Franchise Agreement as may be requested by Lender. Borrower and/or Operating Lessee shall exercise each individual option, if any, to extend or renew the term of the Franchise Agreement to the extent required to continue it in full force and effect until after the Maturity Date, and Borrower hereby expressly authorizes and appoints (and Borrower shall cause Operating Lessee to authorize and appoint) Lender as its attorney-in-fact to exercise any such option in the name of and upon behalf of Borrower and/or Operating Lessee, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest. Any sums expended by Lender pursuant to this paragraph shall bear interest at the Default Rate from the date such cost is incurred to the date of payment to Lender, shall be deemed to constitute a portion of the Debt, shall be secured by the lien of the Security Instruments and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

         5.1.22 Operating Lease.

         Borrower shall:

                  (i) promptly perform and/or observe all of the covenants and agreements required to be performed and observed by it under the Operating Lease and do all things necessary to preserve and to keep unimpaired its rights thereunder;

                  (ii) promptly notify Lender of any event of default under the Operating Lease;

                  (iii) promptly enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by the Operating Lessee under the Operating Lease.

         5.1.23 OFAC.

         At all times throughout the term of the Loan, Borrower, Guarantor, Indemnitor and their respective Affiliates shall be in compliance in all material respects with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury.

         5.1.24 The Ground Lease / FelCor Ground Lease.

         (a) With respect to each Ground Lease / FelCor Ground Lease, Borrower shall (i) pay all rents, additional rents and other sums required to be paid by Borrower, as tenant under and pursuant to the provisions of each Ground Lease / FelCor Ground Lease, (ii) diligently perform and observe all of the terms, covenants and conditions of each Ground Lease / FelCor Ground Lease on the part of Borrower, as tenant thereunder, (iii) promptly notify Lender of the giving of any notice by the landlord under the applicable Ground Lease / FelCor Ground Lease to

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Borrower of any default by Borrower, as tenant thereunder, and deliver to Lender a true copy of each such notice within five (5) Business Days of receipt and
(iv) promptly notify Lender of any bankruptcy, reorganization or insolvency of the landlord under the applicable Ground Lease / FelCor Ground Lease or of any notice thereof, and deliver to Lender a true copy of such notice within five (5) Business Days of Borrower's receipt. Borrower shall not, without the prior consent of Lender, surrender the leasehold estate created by the applicable Ground Lease / FelCor Ground Lease or terminate or cancel any Ground Lease / FelCor Ground Lease or modify, change, supplement, alter, amend or waive any material term of any Ground Lease / FelCor Ground Lease, either orally or in writing, and if Borrower shall default in the performance or observance of any term, covenant or condition of any Ground Lease / FelCor Ground Lease on the part of Borrower, as tenant thereunder, and shall fail to cure the same prior to the expiration of any applicable cure period provided thereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of such Ground Lease / FelCor Ground Lease on the part of Borrower to be performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under such Ground Lease / FelCor Ground Lease shall be kept unimpaired and free from default. If the landlord under the applicable Ground Lease / FelCor Ground Lease shall deliver to Lender a copy of any notice of default under such Ground Lease / FelCor Ground Lease, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon. Borrower shall exercise each individual option, if any, to extend or renew the term of each Ground Lease / FelCor Ground Lease upon demand by Lender made at any time within one (1) year prior to the last day upon which any such option may be exercised, and Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise any such option in the name of and upon behalf of Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.

         (b) Subleases. Notwithstanding anything contained in any Ground Lease / FelCor Ground Lease to the contrary, Borrower shall not further sublet any portion of the related Individual Property (other than as permitted pursuant to Section 5.1.17 hereof) without prior written consent of Lender. Each sublease hereafter made shall provide that, (a) in the event of the termination of the Ground Lease / FelCor Ground Lease, the sublease shall not terminate or be terminable by the lessee thereunder; (b) in the event of any action for the foreclosure of the Security Instrument with respect to the related Individual Property, the sublease shall not terminate or be terminable by the lessee thereunder by reason of the termination of the Ground Lease / FelCor Ground Lease unless such lessee is specifically named and joined in any such action and unless a judgment is obtained therein against such lessee; and (c) in the event that the Ground Lease / FelCor Ground Lease is terminated as aforesaid, the lessee under the sublease shall attorn to the lessor under the Ground Lease / FelCor Ground Lease or to the purchaser at the sale of the related Individual Property on such foreclosure, as the case may be. In the event that any portion of such Individual Property shall be sublet pursuant to the terms of this subsection, such sublease shall be deemed to be included in the Individual Property.

         (c) Notwithstanding anything to the contrary contained herein with respect to any Ground Lease / FelCor Ground Lease:

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

                  (i) The Lien of the Security Instruments attach to all of Borrower's rights and remedies at any time arising under or pursuant to subsection 365(h) of the Bankruptcy Code, including, without limitation, all of Borrower's rights, as debtor, to remain in possession of the related Individual Property which is subject to a Ground Lease / FelCor Ground Lease;

                  (ii) Borrower shall not, without Lender's written consent, elect to treat a Ground Lease / FelCor Ground Lease as terminated under subsection 365(h)(1) of the Bankruptcy Code. Any such election made without Lender's prior written consent shall be void;

                  (iii) As security for the Debt, Borrower unconditionally assigns, transfers and sets over to Lender all of Borrower's claims and rights to the payment of damages arising from any rejection by any Ground Lessor / FelCor Ground Lessor under the Bankruptcy Code. Lender and Borrower shall proceed jointly or in the name of Borrower in respect of any claim, suit, action or proceeding relating to the rejection of a Ground Lease / FelCor Ground Lease, including, without limitation, the right to file and prosecute any proofs of claim, complaints, motions, applications, notices and other documents in any case in respect a ground lessor under the Bankruptcy Code. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the Debt shall have been satisfied and discharged in full. Any amounts received by Lender or Borrower as damages arising out of the rejection of a Ground Lease / FelCor Ground Lease as aforesaid shall be applied to all costs and expenses of Lender (including, without limitation, reasonable attorneys' fees and costs) incurred in connection with the exercise of any of its rights or remedies in accordance with the applicable provisions hereof;

                  (iv) If pursuant to subsection 365(h) of the Bankruptcy Code, Borrower seeks to offset, against the rent reserved in a Ground Lease / FelCor Ground Lease, the amount of any damages caused by the nonperformance by the applicable Ground Lessor / FelCor Ground Lessor of any of its obligations thereunder after the rejection by such Ground Lessor / FelCor Ground Lessor under the Bankruptcy Code, then Borrower shall not effect any offset of the amounts so objected to by Lender. If Lender has failed to object as aforesaid within ten (10) days after notice from Borrower in accordance with the first sentence of this subsection, Borrower may proceed to offset the amounts set forth in Borrower's notice to Lender;

                  (v) In any action, proceeding, motion or notice shall be commenced or filed in respect of any Ground Lessor / FelCor Ground Lessor of all or any part any Individual Property subject to a Ground Lease / FelCor Ground Lease in connection with any case under the Bankruptcy Code, Lender and Borrower shall cooperatively conduct and control any such litigation with counsel agreed upon between Borrower and Lender in connection with such litigation. Borrower shall, upon demand, pay to Lender all costs and expenses (including reasonable attorneys' fees and costs) actually paid or actually incurred by Lender in connection with the cooperative prosecution or conduct of any such proceedings. All such costs and expenses shall be secured by the Lien of the applicable Security Instrument; and

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                  (vi) Borrower shall promptly, after obtaining knowledge of such filing, notify Lender orally of any filing by or against a Ground Lessor / FelCor Ground Lessor of a petition under the Bankruptcy Code. Borrower shall thereafter promptly give written notice of such filing to Lender, setting forth any information available to Borrower as to the date of such filing, the court in which such petition was filed, and the relief sought in such filing. Borrower shall promptly deliver to Lender any and all notices, summons, pleadings, applications and other documents received by Borrower in connection with any such petition and any proceedings relating to such petition.]

         5.1.25 O&M Program.

         With respect to each Individual Property listed on Schedule 1.1(V) hereof (other than with respect to the Austin Town Lake Property, which such Austin Town Lake Property is subject to the O&M Program delivered to Lender on the Closing Date), Borrower shall enter into a contract with a licensed industrial hygienist to develop a fully documented O&M Program which Borrower shall submit within ninety (90) days of the date hereof to Lender for its approval. In the event that the O&M Program delivered to Lender on the Closing Date with respect to the Austin Town Lake Property is not satisfactory to Lender, Borrower shall promptly revise such O&M Program to comply with Lender's requirements until the same shall be approved by Lender. Borrower further covenants and agrees to implement and follow the terms and conditions of such O&M Program during the term of the Loan, including any extension or renewal thereof. Lender's requirement that Borrower develop and comply with the O&M Program shall not be deemed to constitute a waiver or modification of any of Borrower's covenants and agreements with respect to Hazardous Materials or Environmental Laws.

         5.1.26 Capital Budget

         Borrower shall comply with Borrower's 2004 capital budget in all material respects (as delivered to Lender in connection with the underwriting of the Loan), unless otherwise agreed to by Lender.

         SECTION 5.2 Negative Covenants.

         From the date hereof until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Liens of all Security Instruments encumbering the Properties in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

         5.2.1 Liens.

         Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of any Individual Property or permit any such action to be taken, except for Permitted Encumbrances.

         5.2.2 Dissolution.

         (a) Borrower shall not (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (b) transfer, lease or sell, in one transaction or any

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combination of transactions, the assets or all or substantially all of the properties or assets of Borrower except to the extent expressly permitted by the Loan Documents, (c) except as expressly permitted under the Loan Documents, modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction or (d) cause Principal to
(i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which Principal would be dissolved, wound up or liquidated in whole or in part, or (ii) except as expressly permitted under the Loan Documents, amend, modify, waive or terminate the certificate of incorporation, bylaws or similar organizational documents of Principal, in each case, without obtaining the prior written consent of Lender, which consent (with respect to (d)(ii) only) shall not be unreasonably withheld, delayed or conditioned.

         (b) Borrower shall not permit Operating Lessee to (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (b) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Operating Lessee except to the extent expressly permitted by the Loan Documents, (c) except as expressly permitted under the Loan Documents, modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction or (d) cause the Operating Lessee Principal to (i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which Operating Lessee Principal would be dissolved, wound up or liquidated in whole or in part, or
(ii) except as expressly permitted under the Loan Documents, amend, modify, waive or terminate the certificate of incorporation, bylaws or similar organizational documents of Operating Lessee Principal, in each case, without obtaining the prior written consent of Lender, which consent (with respect to (d)(ii) only) shall not be unreasonably withheld, delayed or conditioned.

         5.2.3 Change In Business.

         Borrower shall not enter into any line of business other than the ownership, acquisition, development, operation, leasing and management of the Properties (including providing services in connection therewith), or make any material change in the scope or nature of its business objectives, purposes or operations or undertake or participate in activities other than the continuance of its present business.

         5.2.4 Debt Cancellation.

         Borrower shall not cancel or otherwise forgive or release any material claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business.

         5.2.5 Zoning.

         Borrower shall not initiate or consent to any zoning reclassification of any portion of any Individual Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Individual Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other Applicable Law, without the prior written consent of Lender.

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         5.2.6 No Joint Assessment.

         Borrower shall not suffer, permit or initiate the joint assessment of any Individual Property with (a) any other real property constituting a tax lot separate from such Individual Property, or (b) any portion of such Individual Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Individual Property.

         5.2.7 Name, Identity, Structure, or Principal Place of Business.

         Borrower shall not change its name, identity (including its trade name or names), or principal place of business set forth in the introductory paragraph of this Agreement, without, in each case, first giving Lender thirty
(30) days prior written notice. Borrower shall not change its corporate, partnership or other structure, or the place of its organization as set forth in
Section 4.1.34, without, in each case, the consent of Lender. Any such proposed change submitted to Lender for approval shall be deemed approved if (i) Borrower delivers to Lender a written request for such approval marked in bold lettering with the following language: "LENDER'S RESPONSE IS REQUIRED WITHIN FIFTEEN (15) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER" and the envelope containing the request is marked "PRIORITY"; (ii) Lender shall have failed to notify Borrower of its approval or disapproval within such fifteen (15) Business Days following Lender's receipt of Borrower's written request together with a description of the nature of such proposed change, and any and all other information and documentation relating thereto reasonably required by Lender to reach a decision; (iii) Borrower delivers to Lender a second written request for such approval marked in bold lettering with the following language: "LENDER'S RESPONSE IS REQUIRED WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER. FAILURE TO RESPOND SHALL BE DEEMED AN APPROVAL." and the envelope containing the request is marked "PRIORITY - FINAL NOTICE" and contains the information and documentation required by (ii) above; and (iv) Lender shall have failed to notify Borrower of its approval or disapproval within such ten (10) Business Days following Lender's receipt of the written request referenced in (iii) above. Upon Lender's request, Borrower shall execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender's security interest in the Collateral as a result of such change of principal place of business or place of organization. Upon Borrower's request, Lender shall deliver to Borrower a reasonably detailed description of the reasons for any disapprovals under this
Section 5.2.7.

         5.2.8 ERISA.

         (a) During the term of the Loan or of any obligation or right hereunder, Borrower shall not be a Plan and none of the assets of Borrower shall constitute Plan Assets.

         (b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, and represents and covenants that (A) Borrower is not and does not maintain an

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"employee benefit plan" as defined in Section 3(32) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (B) Borrower is not subject to State statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:

                  (i) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2);

                  (ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or

                  (iii) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c) or (e).

         5.2.9 Affiliate Transactions.

         Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower, Principal, the Operating Lessee SPE Entities or any of the partners of Borrower, Principal or the Operating Lessee SPE Entities except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm's-length transaction with an unrelated third party.

         5.2.10 Transfers.

         (a) Neither Borrower nor Operating Lessee shall sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) any Individual Property or any part thereof or any legal or beneficial interest therein (other than in connection with a Condemnation) or permit or suffer a Sale or Pledge of an interest in any Restricted Party (collectively, a "Transfer"), other than pursuant to Leases of space in the Improvements to tenants in accordance with the provisions of
Section 5.1.17 hereof or a release of an Individual Property in accordance with the provisions of Section 2.5 or 2.6 hereof, without (i) the prior written consent of Lender and (ii) if a Securitization has occurred, delivery to Lender of written confirmation from the Rating Agencies that the Transfer will not result in the downgrade, withdrawal or qualification of the then current ratings assigned to any Securities or the proposed rating of any Securities.

         (b) A Transfer shall include, but not be limited to: (i) an installment sales agreement wherein Borrower agrees to sell one or more Individual Properties or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of any Individual Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation's stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or

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Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interests or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new non-managing membership interests; or (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests.

         (c) Notwithstanding the provisions of Sections 5.2.10(a) and (b), the following transfers shall not be deemed to be a Transfer: (i) a transfer by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party or a Restricted Party itself; (ii) the Sale or Pledge, in one or a series of transactions, of not more than forty nine percent (49%) of the stock in a Restricted Party; provided, however, no such transfers shall result in the change of voting control in the Restricted Party, and as a condition to each such transfer, Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer; and (iii) the Sale or Pledge, in one or a series of transactions, of not more than forty nine percent (49%) of the limited partnership interests or non managing membership interests (as the case may be) in a Restricted Party; provided, however, as a condition to each such transfer, Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer.

         (d) Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer in violation of this
Section 5.2.10. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer. Notwithstanding anything to the contrary contained in this Section 5.2.10, (a) no transfer (whether or not such transfer shall constitute a Transfer) shall be made to any Prohibited Person and (b) in the event any transfer (whether or not such transfer shall constitute a Transfer) results in any Person owning in excess of forty-nine percent (49%) of the ownership interest in a Restricted Party, Borrower shall, prior to such transfer, deliver an updated Insolvency Opinion to Lender, which opinion shall be in form, scope and substance acceptable in all respects to Lender and the Rating Agencies.

         (e) Notwithstanding anything to the contrary contained in this Section 5.2.10, Lender's consent shall not be required for the financing or leasing of personal property, including, without limitation, furniture, fixtures and equipment owned or to be purchased by Borrower that is used in connection with the operation of any Individual Property ("Equipment"), provided Lender has received prior written notification of Borrower's intent to finance such Equipment, and provided, further, that (i) any such financing or leasing is subject to commercially prudent terms and conditions and at a market rate of interest, (ii) the Equipment financed or leased is readily replaceable without material interference or interruption to the operation of any Individual Property, (iii) the aggregate principal amount of such financing and leasing for Equipment located on or used in connection with each Individual Property is at all

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times less than $250,000 and (iv) the financing does not create a Lien on any
Individual Property other than on the Equipment financed or leased thereunder (the "Permitted FF&E Financing").

         (f) Notwithstanding anything to the contrary contained in this Section 5.2.10, a transfer of direct or indirect limited partnership interests and/or non-managing membership interests in a Restricted Party (other than Borrower, Principal, the Operating Lessee SPE Entities or any Affiliated Manager) shall be permitted provided that (i) FelCor Lodging Limited Partnership shall, at all times, own, directly or indirectly, at least fifty-one percent (51%) of the equity interests in, and Control, all Restricted Parties and (ii) FelCor Lodging Trust Incorporated must at all times be the sole general partner of FelCor Lodging Limited Partnership.

         VI. INSURANCE; CASUALTY; CONDEMNATION; REQUIRED REPAIRS

         SECTION 6.1 Insurance.

         (a) Borrower shall obtain and maintain, or cause to be maintained, Policies for Borrower and the Properties providing at least the following coverages:

                  (i) so called "All Risk" or Special Form insurance on the Improvements and the Personal Property, in each case (ii) in an amount equal to 100% of the "Full Replacement Cost," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (iii) containing an agreed amount endorsement or its equivalent with respect to the Improvements, business income, rent loss and Personal Property waiving all co-insurance provisions;
         (iv) providing for no deductible in excess of $100,000; and (v) providing coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements together with an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of each Individual Property shall at any time constitute legal non-conforming structures or uses. The Full Replacement Cost shall be redetermined from time to time (but not more frequently than once in any twenty-four (24) calendar months) at the request of Lender by an appraiser or contractor designated and paid by Borrower and approved by Lender, or by an engineer or appraiser in the regular employ of the insurer. After the first appraisal, additional appraisals may be based on construction cost indices customarily employed in the trade. No omission on the part of Lender to request any such ascertainment shall relieve Borrower of any of its obligations under this Subsection;

                  (ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about each Individual Property, including "Dram Shop" or other liquor liability coverage if alcoholic beverages are sold from or may be consumed at the Individual Property such insurance (A) to be on the so-called "occurrence" form with a combined single limit of not less than $5,000,000.00; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations;
         (2) products and completed operations on an "if any" basis; (3) independent

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         contractors; (4) blanket contractual liability for all written and oral contracts; and (5) contractual liability covering the indemnities contained in Article 10 of the Security Instruments to the extent the same is available;

                  (iii) business interruption/loss of rents insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in Section 6.1(a)(i); (C) in an amount equal to 100% of the projected gross income from each Individual Property (on an actual loss sustained basis) for a period continuing until the Restoration of the Individual Property is completed; the amount of such business interruption/loss of rents insurance shall be determined prior to the Closing Date and at least once each year thereafter based on the greatest of: (x) Borrower's reasonable estimate of the gross income from each Individual Property and (y) the highest gross income received during the term of the Note for any full calendar year prior to the date the amount of such insurance is being determined, in each case for the succeeding twenty-four (24) month period and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and the Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the applicable Individual Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; All insurance proceeds payable to Lender pursuant to this Section 6.1(a)(iii) shall be held by Lender and shall be applied to the obligations secured hereunder from time to time due and payable hereunder and under the Note and this Agreement; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured hereunder on the respective dates of payment provided for in the Note and this Agreement except to the extent such amounts are actually paid out of the proceeds of such business interruption/loss of rents insurance.

                  (iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements
         (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the insurance provided for in Section 6.1(c)(ii); and (B) the insurance provided for in Section 6.1(a)(i) shall be written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to Section 6.1(a)(i), (3) shall include permission to occupy each Individual Property, and (4) shall contain an agreed amount endorsement waiving co-insurance provisions; provided, however, the insurance required pursuant to this Section 6.1(a)(iv) may be obtained by the Manager for the benefit of Borrower and the applicable Individual Property.

                  (v) workers' compensation, subject to the statutory limits of the State in which each Individual Property is located, and employer's liability insurance with a limit of at least $1,000,000.00 per accident and per disease per employee, and $1,000,000.00 for disease aggregate in respect of any work or operations on or about each Individual Property, or in connection with such Individual Property or its operation (if applicable);

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                  (vi) comprehensive boiler and machinery insurance covering all mechanical and electrical equipment and boilers and pressure valves, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under Section 6.1(a)(i);

                  (vii) if any portion of the Improvements is at any time located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law (the "Flood Insurance Acts"), flood hazard insurance of the following types and in the following amounts (A) coverage under Policies issued pursuant to the Flood Insurance Acts (the "Flood Insurance Policies") in an amount equal to the maximum limit of coverage available for the applicable Individual Property under the Flood Insurance Acts, subject only to customary deductibles under such Policies and (B) coverage under supplemental private Policies in an amount, which when added to the coverage provided under the Flood Act Policies with respect to an Individual Property, is not less than the Allocated Loan Amount for such Individual Property;

                  (viii) (A) if required by Lender for each Individual Property (other than the Mandalay Beach Property), earthquake, sinkhole and mine subsidence insurance in amounts as determined by Lender in its sole discretion and in form and substance satisfactory to Lender, provided that the insurance pursuant to this Section 6.1(a)(viii) hereof shall be on terms consistent with the all risk insurance policy required under Section 6.1(a)(i) hereof and (B) for the Mandalay Beach Property, earthquake insurance equal to the Required Earthquake Insurance Amount and if required by Lender, sinkhole and mine subsidence insurance in amounts as determined by Lender in its sole discretion and in form and substance satisfactory to Lender, provided that the insurance pursuant to this Section 6.1(a)(viii) hereof shall be on terms consistent with the all risk insurance policy required under Section 6.1(a)(i) hereof;

                  (ix) umbrella liability insurance in an amount not less than Two Hundred Million and No/100 Dollars ($200,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under Section 6.1(a)(ii) hereof;

                  (x) insurance against terrorism, terrorist acts or similar acts of sabotage ("Terrorism Insurance") pursuant to, at Borrower's option, either (A) a blanket insurance policy with aggregate limits of not less than $50,000,000.00 or (B) a stand-alone insurance policy covering only the Properties with coverage of not less than $50,000,000.00, and, in either case with a deductible of not more than $250,000.00 (the "Terrorism Insurance Required Amount"). Notwithstanding the foregoing sentence, in the event Borrower has obtained a stand-alone insurance policy pursuant to subsection (B) above, Borrower shall not be obligated to expend more than $400,000.00 in any fiscal year on Insurance Premiums for Terrorism Insurance (the "Terrorism Insurance Cap") and if the cost of the Terrorism Insurance Required Amount exceeds the Terrorism Insurance Cap, Borrower shall purchase the maximum amount of Terrorism Insurance available with funds equal to the Terrorism Insurance Cap; provided, however, in the

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         event it is customary among owners of Class A hotel properties in the
         United States to have "All Risk" coverage without any exclusion (a "Terrorism Exclusion") from coverage under such Policy for loss or damage incurred as a result of an act of terrorism, terrorist acts or similar acts of sabotage, Borrower shall (provided the same does not add any material cost to Borrower's Insurance Premiums) obtain a Policy without any such Terrorism Exclusion. In the event that Borrower has obtained a blanket insurance policy pursuant to (A) above and after the occurrence of any event which reduces the amount of insurance available under the Terrorism Insurance required hereunder (whether due to a claim or otherwise), Borrower shall be obligated to immediately increase the coverage of such Terrorism Insurance so that at least $50,000,000.00 of coverage is available thereunder at all times;

                  (xi) a blanket fidelity bond and errors and omissions insurance coverage insuring against losses resulting from dishonest or fraudulent acts committed by (A) Borrower's personnel; (B) any employees of outside firms that provide appraisal, legal, data processing or other services for Borrower or (C) temporary contract employees or student interns; provided, however, the insurance required pursuant to this Section 6.1(a)(xi) may be obtained by the Manager for the benefit of Borrower and the applicable Individual Property;

                  (xii) windstorm coverage with such limits and deductibles as are generally required by institutional lenders for similar properties in the geographic area where the applicable Individual Property is located; and

                  (xiii) such other insurance and in such amounts as are required pursuant to the Franchise Agreement or as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to each Individual Property located in or around the region in which the each Individual Property is located.

         (b) All insurance provided for in Section 6.1(a) hereof shall be obtained under valid and enforceable policies (the "Policies" or in the singular, the "Policy"), in such forms and, from time to time after the date hereof, in such amounts as may be satisfactory to Lender, issued by financially sound and responsible insurance companies authorized to do business in the State in which each Individual Property is located and approved by Lender. The initial $30,000,000 of insurance required pursuant to Section 6.1(a)(i), (iii) and (vi) hereof (the "Initial Tier") may be with (1) one or more primary insurers having (or a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with carriers having), a claims paying ability rating by S&P not lower than "AA-" and an A.M. Best rating of at least "A:IX" (an "Initial Tier Insurer") and (2) the balance of the coverage is with one or more carriers having a claims paying ability rating by S&P not lower than "BBB-" and an A.M. Best rating of at least "A:IX"; provided, however, Endurance Specialty Insurance, Ltd. shall be deemed an Initial Tier Insurer so long as it (x) maintains an A.M. Best rating of at least "A-:IX" and (y) does not provide in excess of $2,000,000 of the insurance coverage required pursuant to the Initial Tier. The remaining portions of the insurance required pursuant to Section 6.1(a)(i), (iii) and (vi) hereof (the "Second Tier") may be with (1) one or more primary insurers having (or a syndicate

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of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with carriers having), a claims paying ability rating by S&P not lower than "A" and an A.M. Best rating of at least "A-:IX" (a "Second Tier Insurer") and (2) the balance of the coverage is with one or more carriers having a claims paying ability rating by S&P not lower than "BBB-" and an A.M. Best rating of at least "A-:IX"; provided, however, Allied World Assurance Co. shall be deemed a Second Tier Insurer so long as it (x) maintains an A.M. Best rating of at least "A-:IX" and (y) does not provide in excess of $4,500,000 of the insurance coverage required pursuant to the Second Tier. All other insurance companies must have a claims paying ability/financial strength rating of "A" (or its equivalent) or better by all of the Rating Agencies and have an A.M. Best rating of "A:IX" or greater (each such insurer shall be referred to below as a "Qualified Insurer"). Not less than thirty (30) days prior to the expiration dates of the Policies theretofore furnished to Lender pursuant to Section 6.1(a), Borrower shall deliver certified copies of the Policies marked "premium paid" or accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the "Insurance Premiums"). In the event Borrower desires to obtain the insurance required hereunder from an insurer not meeting the requirements of this Section 6.1(b), Borrower may request, in writing, Lender's approval of such insurer, which approval may be given or withheld in Lender's sole discretion.

         (c) Borrower shall not obtain (i) any umbrella or blanket liability or casualty Policy unless, in each case, such Policy is at least equal in scope of coverage as if a "stand-alone" Policy meeting all of the requirement noted above is provided as such Policy is approved in advance in writing by Lender and Lender's interest is included therein as provided in this Agreement and such Policy is issued by a Qualified Insurer, or (ii) separate insurance concurrent in form or contributing in the event of loss with that required in Section 6.1(a) to be furnished by, or which may be reasonably required to be furnished by, Borrower. In the event Borrower obtains separate insurance or an umbrella or a blanket policy, Borrower shall notify Lender of the same and shall cause certified copies of each Policy to be delivered as required in Section 6.1(a). Any blanket insurance Policy shall specifically allocate to the Individual Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Individual Property in compliance with the provisions of Section 6.1(a). Notwithstanding Lender's approval of any umbrella or blanket liability or casualty Policy hereunder, Lender reserves the right, in its sole discretion, to require Borrower to obtain a separate Policy in compliance with this Section 6.1.

         (d) All Policies provided for or contemplated by Section 6.1(a) hereof, except for the Policy referenced in Section 6.1(a)(v), shall name Lender and Borrower as the insured or additional insured, as their respective interests may appear, and in the case of property damage, boiler and machinery, and flood insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

         (e) All Policies provided for in Section 6.1(a) hereof shall contain clauses or endorsements to the effect that:

                  (i) no act or negligence of Borrower, or anyone acting for Borrower, or failure to comply with the provisions of any Policy which might otherwise result in a

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         forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

                  (ii) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or cancelled without at least 30 days' written notice to Lender and any other party named therein as an insured;

                  (iii) each Policy shall provide that the issuers thereof shall give written notice to Lender if the Policy has not been renewed thirty
         (30) days prior to its expiration; and

                  (iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

         (f) Borrower shall furnish to Lender, on or before thirty (30) days after the close of each of Borrower's fiscal years, a statement certified by Borrower or a duly authorized officer of Borrower of the amounts of insurance maintained in compliance herewith, of the risks covered by such insurance and of the insurance company or companies which carry such insurance and, if requested by Lender, verification of the adequacy of such insurance by an independent insurance broker or appraiser acceptable to Lender.

         (g) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, with prior notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Properties, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate, and all expenses incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Security Instruments and shall bear interest at the Default Rate.

         (h) In the event of a foreclosure of any of the Security Instruments, or other transfer of title to any Individual Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies then in force and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

         SECTION 6.2 Casualty.

         If an Individual Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "Casualty"), Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the Restoration of the Individual Property as nearly as possible to the condition the Individual Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section 6.4. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower.

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         SECTION 6.3 Condemnation.

         Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of all or any part of any Individual Property and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If any Individual Property or any portion thereof is taken by a condemning authority, Borrower shall, promptly commence and diligently prosecute the Restoration of the applicable Individual Property and otherwise comply with the provisions of Section 6.4. If any Individual Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

         SECTION 6.4 Restoration.

         The following provisions shall apply in connection with the Restoration of any Individual Property:

         (a) If the Net Proceeds shall be less than Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) and the costs of completing the Restoration shall be less than Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 6.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

         (b) If the Net Proceeds are equal to or greater than Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) or the costs of completing the Restoration is equal to or greater than Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 6.4. The term "Net Proceeds" shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 6.1(a)(i), (iv), (vi), (vii) and (viii) as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Insurance Proceeds"), or (ii) the net amount of the Award, after deduction of its reasonable costs and expenses (including, but not limited to,

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reasonable counsel fees), if any, in collecting same ("Condemnation Proceeds"), whichever the case may be.

                  (i) The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met:

                           (A) no Default or Event of Default (unless caused
                  solely by the Condemnation or Casualty) shall have occurred and be continuing;

                           (B) (1) in the event the Net Proceeds are Insurance
                  Proceeds, less than thirty percent (30%) of the total floor area of the Improvements on the Individual Property has been damaged, destroyed or rendered unusable as a result of such Casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Individual Property is taken, and such land is located along the perimeter or periphery of the Individual Property, and no portion of the Improvements is located on such land;

                           (C) The Operating Lease shall remain in full force
                  and effect during and after the completion of the Restoration;

                           (D) Borrower shall commence the Restoration as soon
                  as reasonably practicable (but in no event later than thirty
                  (30) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion in compliance with all Legal Requirements, including, without limitation, all applicable Environmental Laws and in accordance with the terms and conditions of the Franchise Agreement;

                           (E) Lender shall be satisfied that any operating
                  deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Individual Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(iii), if applicable, or
                  (3) by other funds of Borrower;

                           (F) Lender shall be satisfied that the Restoration
                  will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) six (6) months after the occurrence of such Casualty or Condemnation, (3) the earliest date required for such completion under the terms of any Leases which are required in accordance with the provisions of this Section 6.4(b) to remain in effect subsequent to the occurrence of such Casualty or Condemnation and the completion of the Restoration, (4) the date required for such completion pursuant to the Franchise Agreement, (5) such time as may be required under Applicable Law, in order to repair and restore the applicable Individual Property to the condition it was in immediately prior to such Casualty or Condemnation or (6) the expiration of the insurance coverage referred to in Section 6.1(a)(iii);

                           (G) the Individual Property and the use thereof after
                  the Restoration will be in compliance with and permitted under all Legal Requirements;

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                           (H) Lender shall be satisfied that the Debt Service
                  Coverage Ratio for the twelve (12) month period immediately succeeding the completion of the Restoration shall be equal to or greater than 1.30 to 1;

                           (I) such Casualty or Condemnation, as applicable,
                  does not result in the loss of access in any material respect to the Individual Property or the related Improvements;

                           (J) Borrower shall deliver, or cause to be delivered,
                  to Lender a signed detailed budget approved in writing by Borrower's architect or engineer stating the entire cost of completing the Restoration, which budget shall be acceptable to Lender;

                           (K) the Net Proceeds together with any Cash or Cash
                  equivalent deposited by Borrower with Lender are sufficient in Lender's discretion to cover the cost of the Restoration;

                           (L) the Management Agreement in effect as of the date
                  of the occurrence of such Casualty or Condemnation, whichever the case may be, shall (1) remain in full force and effect during the Restoration and shall not otherwise terminate as a result of the Casualty or Condemnation or the Restoration or
                  (2) if terminated, shall have been replaced with a Replacement Management Agreement with a Qualified Manager, prior to the opening or reopening of the applicable Individual Property or any portion thereof for business with the public; and

                           (M) the Franchise Agreement is not terminated as a
                  result of such Casualty or Condemnation.

                  (ii) The Net Proceeds shall be held by Lender in an interest-bearing account and, until disbursed in accordance with the provisions of this Section 6.4(b), shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other Liens or encumbrances of any nature whatsoever on the Individual Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

                  (iii) All plans and specifications required in connection with the Restoration, the cost of which is greater than $250,000.00, shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the "Casualty Consultant"). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection

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         with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration the cost of which is greater than $250,000.00, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Casualty Consultant. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant's fees, shall be paid by Borrower.

                  (iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term "Casualty Retainage" shall mean an amount equal to ten percent (10%), of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re-occupancy and use of the Individual Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy for the related Individual Property, and Lender receives an endorsement to such Title Insurance Policy insuring the continued priority of the Lien of the related Security Instrument and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

                  (v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

                  (vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, if any, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "Net Proceeds Deficiency") with Lender before any

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         further disbursement of the Net Proceeds shall be made. The Net
         Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Debt and other obligations under the Loan Documents.

                  (vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the other Loan Documents.

         (c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 6.4(b)(vii) may be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall approve, in its discretion. If Lender shall receive and retain Net Proceeds, the Lien of the Security Instruments shall be reduced only by the amount thereof received and retained by Lender and actually applied by Lender in reduction of the Debt.

         VII. RESERVE FUNDS

         SECTION 7.1 Required Repair Funds.

         7.1.1 Deposits.

         On the Closing Date, Borrower shall deposit into the Required Repair Account, the amount for each Individual Property set forth on Schedule 7.1.1 hereto to perform the Required Repairs for such Individual Property. Amounts so deposited with Lender shall be held by Lender in accordance with Section 7.6 hereof. Amounts so deposited shall hereinafter be referred to as Borrower's "Required Repair Fund." Borrower shall perform the repairs at the Properties, as more particularly set forth on Schedule 7.1.1 hereto and as more specifically described in the applicable Physical Conditions Report (such repairs hereinafter referred to as "Required Repairs"). Borrower shall complete the Required Repairs on or before the date which is three hundred sixty five (365) days from the date hereof. It shall be an Event of Default under this Agreement if (a) Borrower does not complete the Required Repairs at each Individual Property within three hundred sixty five (365) days from the date hereof, or (b) Borrower does not satisfy each condition contained in Section 7.1.2 hereof. Upon the occurrence of an Event of Default, Lender, at its option, may withdraw all Required Repair Funds from the Required Repair Account and Lender may apply such funds either to completion of the Required Repairs at one or more of the Properties or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply Required

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Repair Funds shall be in addition to all other rights and remedies provided to
Lender under this Agreement and the other Loan Documents.

         7.1.2 Release of Required Repair Funds.

         Lender shall disburse to Borrower the Required Repair Funds from the Required Repair Account from time to time upon satisfaction by Borrower of each of the following conditions: (a) Borrower shall submit a written request for payment to Lender at least fifteen (15) days prior to the date on which Borrower requests such payment be made and specifies the Required Repairs to be paid, (b) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, (c) Lender shall have received an Officer's Certificate (i) stating that all Required Repairs at the applicable Individual Property to be funded by the requested disbursement have been completed in a good and workmanlike manner and, to the best of Borrower's knowledge, in accordance with all Legal Requirements and Environmental Laws, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required to commence and/or complete the Required Repairs, (ii) identifying each Person that supplied materials or labor in connection with the Required Repairs performed at such Individual Property with respect to the reimbursement to be funded by the requested disbursement, and (iii) stating that each such Person has been paid in full upon such disbursement, such Officer's Certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender, (d) at Lender's option, a title search for such Individual Property indicating that such Individual Property is free from all Liens, claims and other encumbrances not previously approved by Lender, and (e) Lender shall have received such other evidence as Lender shall reasonably request that the Required Repairs at such Individual Property to be funded by the requested disbursement have been completed and are paid for upon such disbursement to Borrower. Lender shall not be required to make disbursements from the Required Repair Account with respect to any Individual Property unless such requested disbursement is in an amount greater than $25,000 (or a lesser amount if the total amount in the Required Repair Account is less than $25,000, in which case only one disbursement of the amount remaining in the account shall be made). Lender shall not be obligated to make disbursements from the Required Repair Account with respect to an Individual Property in excess of the amount allocated for such Individual Property as set forth on Schedule 7.1.1 hereof. Upon Lender's receipt of evidence of completion of all Required Repairs in accordance with the terms hereof, any remaining Required Repair Funds shall be disbursed to Borrower.

         SECTION 7.2 Tax and Insurance Escrow Fund.

         Borrower shall pay to Lender on each Payment Date (a) one-twelfth of the Taxes (the "Monthly Tax Deposit") that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates; and (b) at the option of Lender, if the liability or casualty Policy maintained by Borrower covering the Properties shall not constitute an approved blanket or umbrella Policy pursuant to Section 6.1(c) hereof, one-twelfth of the Insurance Premiums (the "Monthly Insurance Premium Deposit") that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least

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thirty (30) days prior to the expiration of the Policies (said amounts in (a)
and (b) above hereinafter called the "Tax and Insurance Escrow Fund"). In the event Lender shall elect to collect payments in escrow for Insurance Premiums pursuant to clause (b) above, Borrower shall pay to Lender an initial deposit to be determined by Lender, in its sole discretion, to increase the amounts in the Tax and Insurance Escrow Fund to an amount which, together with anticipated Monthly Insurance Premium Deposits, shall be sufficient to pay all Insurance Premiums as they become due. The Tax and Insurance Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note and this Agreement, shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.1.2 hereof. In making any payment relating to the Tax and Insurance Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Section 5.1.2 hereof, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the Properties. Any amount remaining in the Tax and Insurance Escrow Fund after the Debt has been paid in full shall be returned to Borrower. If at any time Lender reasonably determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay Taxes and Insurance Premiums by the dates set forth in (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and/or thirty (30) days prior to expiration of the Policies, as the case may be.

         SECTION 7.3 Replacements and Replacement Reserve.

         7.3.1 Replacement Reserve Fund.

         Borrower shall pay to Lender on each Payment Date, the Replacement Reserve Monthly Deposit for Capital Expenditures required to be made to the Properties during the calendar year, as may be necessary to maintain and operate first class, reputable hotels in the manner and quality of the hotels operated at the Properties on the date hereof (collectively, the "Replacements"). Amounts so deposited shall hereinafter be referred to as Borrower's "Replacement Reserve Fund".

         7.3.2 Disbursements from Replacement Reserve Account.

         (a) Lender shall make disbursements from the Replacement Reserve Account to reimburse Borrower only for the costs of the Replacements. Lender shall not be obligated to make disbursements from the Replacement Reserve Account to reimburse Borrower for the costs of routine maintenance (other than Replacements) to an Individual Property or for costs which are to be reimbursed from the Required Repair Fund.

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         (b) Lender shall, upon written request from Borrower and satisfaction of the requirements set forth in this Section 7.3.2, disburse to Borrower amounts from the Replacement Reserve Account necessary to reimburse Borrower for the actual costs of Replacements. In no event shall Lender be obligated to disburse funds from the Replacement Reserve Account if an Event of Default exists.

         (c) Each request for disbursement from the Replacement Reserve Account shall be in a form reasonably acceptable to Lender and shall specify (i) the specific Replacements for which the disbursement is requested, (ii) the quantity and price of each item purchased, if the Replacement includes the purchase or replacement of specific items, (iii) the price of all materials (grouped by type or category) used in any Replacement other than the purchase or replacement of specific items, and (iv) the cost of all contracted labor or other services applicable to each Replacement for which the disbursement is requested. With each request Borrower shall certify that, to the best of Borrower's knowledge, all Replacements have been made in accordance with all applicable Legal Requirements of any Governmental Authority having jurisdiction over the applicable Individual Property to which the Replacements are being provided. Upon request of Lender in connection with each request for disbursement in excess of $200,000, Borrower shall provide Lender with copies of invoices for amounts in excess of $100,000 for items or materials purchased or contracted labor or services. Borrower shall provide Lender evidence of completion satisfactory to Lender in its reasonable judgment.

         (d) Borrower shall pay all invoices in connection with the Replacements with respect to each request for disbursement prior to submitting such request for disbursement from the Replacement Reserve Account or, at the request of Borrower, Lender will issue joint checks, payable to Borrower and the contractor, supplier, materialman, mechanic, subcontractor or other party to whom payment is due in connection with a Replacement. In the case of payments made by joint check, Lender may require a waiver of lien from each Person receiving payment prior to Lender's disbursement from the Replacement Reserve Account. In addition, as a condition to any disbursement, Lender may require Borrower to obtain lien waivers from each contractor, supplier, materialman, mechanic or subcontractor who receives payment in an amount equal to or greater than $100,000 for completion of its work or delivery of its materials. Any lien waiver delivered hereunder shall conform to the requirements of Applicable Law and shall cover all work performed and materials supplied (including equipment and fixtures) for the applicable Individual Property by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current reimbursement request (or, in the event that payment to such contractor, supplier, subcontractor, mechanic or materialmen is to be made by a joint check, the release of lien shall be effective through the date covered by the previous release of funds request).

         (e) Borrower shall not make a request for disbursement from the Replacement Reserve Account more frequently than once in any calendar month and (except in connection with the final disbursement) the total cost of all Replacements in any request shall not be less than $25,000.

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         7.3.3 Performance of Replacements.

         (a) Borrower shall make Replacements when required in order to keep each Individual Property in condition and repair consistent with other first class, full service hotels in the same market segment and under the same franchisor in the metropolitan area in which the respective Individual Property is located, and to keep each Individual Property or any portion thereof from deteriorating. Borrower shall complete all Replacements in a good and workmanlike manner as soon as practicable following the commencement of making each such Replacement.

         (b) Intentionally Deleted.

         (c) Upon the occurrence and during the continuance of an Event of Default, in the event Lender determines in its reasonable discretion that any Replacement is not being performed in a workmanlike or timely manner or that any Replacement has not been completed in a workmanlike or timely manner, Lender shall have the option, without providing any prior notice to Borrower, to withhold disbursement for such unsatisfactory Replacement and to proceed under existing contracts or, upon five (5) Business Days prior written notice to Borrower, to contract with third parties to complete such Replacement and to apply the Replacement Reserve Fund toward the labor and materials necessary to complete such Replacement and to exercise any and all other remedies available to Lender upon an Event of Default hereunder.

         (d) In order to facilitate Lender's completion or making of the Replacements pursuant to Section 7.3.3(c) above, upon the occurrence and during the continuance of an Event of Default, Borrower grants Lender the right to enter onto any Individual Property and perform any and all work and labor necessary to complete or make the Replacements and/or employ watchmen to protect such Individual Property from damage. All sums so expended by Lender, to the extent not from the Replacement Reserve Fund, shall be deemed to have been advanced under the Loan to Borrower and secured by the Security Instruments. For this purpose, Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the Replacements in the name of Borrower. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Borrower empowers said attorney-in-fact as follows: (i) to use any funds in the Replacement Reserve Account for the purpose of making or completing the Replacements; (ii) to make such additions, changes and corrections to the Replacements as shall be necessary or desirable to complete the Replacements; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against any Individual Property, or as may be necessary or desirable for the completion of the Replacements, or for clearance of title; (v) to execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with any Individual Property or the rehabilitation and repair of any Individual Property; and (vii) to do any and every act which Borrower might do in its own behalf to fulfill the terms of this Agreement.

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         (e) Nothing in this Section 7.3.3 shall: (i) make Lender responsible for making or completing the Replacements; (ii) require Lender to expend funds in addition to the Replacement Reserve Fund to make or complete any Replacement;
(iii) obligate Lender to proceed with the Replacements; or (iv) obligate Lender to demand from Borrower additional sums to make or complete any Replacement.

         (f) Borrower shall permit Lender and Lender's agents and representatives (including, without limitation, Lender's engineer, architect, or inspector) or third parties making Replacements pursuant to this Section 7.3.3 to enter onto each Individual Property during normal business hours (subject to the rights of tenants under their Leases) to inspect the progress of any Replacements and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Replacements which are or may be kept at each Individual Property, and to complete any Replacements made pursuant to this Section 7.3.3. Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender's representatives or such other persons described above in connection with inspections described in this Section 7.3.3(f) or the completion of Replacements pursuant to this Section 7.3.3.

         (g) Upon the occurrence and during the continuance of an Event of Default, Lender may require an inspection of an Individual Property at Borrower's expense prior to making a monthly disbursement from the Replacement Reserve Account, with respect to each Individual Property, in order to verify completion of the Replacements for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and/or may require a copy of a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of any amounts from the Replacement Reserve Account. Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

         (h) The Replacements and all materials, equipment, fixtures, or any other item comprising a part of any Replacement shall be constructed, installed or completed, as applicable, free and clear of all mechanic's, materialmen's or other Liens.

         (i) Before each disbursement from the Replacement Reserve Account relating to actual physical work on the Improvements in excess of $200,000 with respect to each Individual Property, Lender may require Borrower to provide Lender with a search of title to the applicable Individual Property effective to the date of the disbursement, which search shows that no mechanic's or materialmen's Liens or other Liens of any nature have been placed against the applicable Individual Property since the date of recordation of the related Security Instrument and that title to such Individual Property is free and clear of all Liens (other than the Lien of the related Security Instrument and other Permitted Encumbrances).

         (j) All Replacements shall comply with all applicable Legal Requirements of all Governmental Authorities having jurisdiction over the applicable Individual Property and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

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         (k) In addition to any insurance required under the Loan Documents,
Borrower shall provide or cause to be provided workmen's compensation insurance, builder's risk, and public liability insurance and other insurance to the extent required under Applicable Law in connection with a particular Replacement. All such policies shall be in form and amount reasonably satisfactory to Lender. All such policies which can be endorsed with standard mortgagee clauses making loss payable to Lender or its assigns shall be so endorsed. Certified copies of such policies shall be delivered to Lender

         7.3.4 Failure to Make Replacements.

         (a) It shall be an Event of Default under this Agreement if Borrower fails to comply with any provision of this Section 7.3 and such failure is not cured within thirty (30) days after written notice from Lender. Upon the occurrence of an Event of Default, Lender may use the Replacement Reserve Fund (or any portion thereof) for any purpose, including but not limited to completion of the Replacements as provided in Sections 7.3.3(c) and 7.3.3(d), or for any other repair or replacement to any Individual Property or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply the Replacement Reserve Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

         (b) Nothing in this Agreement shall obligate Lender to apply all or any portion of the Replacement Reserve Fund on account of an Event of Default to payment of the Debt or in any specific order or priority.

         7.3.5 Balance in the Replacement Reserve Account.

         The insufficiency of any balance in the Replacement Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

         SECTION 7.4 Ground Lease Escrow Fund.

         Upon the occurrence of a Triggering Event, Borrower shall deposit with Lender an amount, determined by Lender, which is an estimate of the maximum (i) monthly rent and all other charges (the "Atlanta CP Property Ground Rent") to be due and payable by Borrower under the Ground Lease relating to the Atlanta CP Property and (ii) quarterly rent and all other charges (the "LBV Property Ground Rent"; together with the Atlanta CP Property Ground Rent, individually and collectively, as the context may require, the "Ground Rent") to be due and payable by Borrower under the Ground Lease relating to the LBV Property (collectively, the "Ground Lease Escrow Fund"), and which sum shall be deposited into the Ground Rent Account. Upon Borrower's failure to pay any Ground Rents after the receipt of any notice and at least ten (10) days prior to the expiration of any cure period available to Borrower pursuant to the applicable Ground Lease, Lender may, in its discretion, apply any amounts held in the Ground Lease Escrow Fund to the payment of such Ground Rent; provided however, that the provisions of this Section 7.4 shall not be deemed to create any obligation on the part of Lender to pay any such Ground Rent from amounts on deposit in the Ground Lease Escrow Fund. Such deposit may be increased by Lender in the amount Lender deems is necessary in its reasonable discretion

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based on any increases in the Ground Rent due under the applicable Ground Lease.
Lender shall disburse all the funds in the Ground Rent Account to Borrower following the occurrence of a Triggering Event Period Termination

         SECTION 7.5 LBV Property Estoppel Work.

         7.5.1 Deposit.

         On the Closing Date, Borrower shall deposit into the Required Repair Account the amount set forth on Schedule 7.5.1 hereto to perform the LBV Property Estoppel Work. Amounts so deposited with Lender shall be held and disbursed by Lender in accordance with Section 7.5 and 7.6 hereof and such amounts shall be deemed a part of the Required Repair Fund. Borrower shall perform the LBV Property Estoppel Work, as more particularly set forth on
Schedule 7.5.1 hereto. Borrower shall complete the LBV Property Estoppel Work on or before the expiration of the time frames set forth on Schedule 7.5.1 hereto or such additional time as may be granted by Disney in writing to Borrower and Lender. It shall be an Event of Default under this Agreement if (a) Borrower does not complete the LBV Property Estoppel Work within the time frames set forth on Schedule 7.5.1 hereto or such additional time as may be granted by Disney in writing to Borrower and Lender, or (b) Borrower does not satisfy each condition contained in Section 7.5.2 hereof. Upon the occurrence of an Event of Default, Lender, at its option, may withdraw all Required Repair Funds from the Required Repair Account and Lender may apply such funds either to completion of the Required Repairs at one or more of the Properties, the completion of the LBV Property Estoppel Work or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply Required Repair Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

         7.5.2 Release of Required Repair Funds relating the LBV Property Estoppel Work.

         Lender shall disburse to Borrower the Required Repair Funds relating to the LBV Property Estoppel Work from the Required Repair Account from time to time upon satisfaction by Borrower of each of the following conditions, either:

         (a) In the event that such LBV Property Estoppel Work is required to be completed pursuant to Disney's written request or other statement, (i) Borrower shall submit a written request for payment to Lender at least fifteen (15) days prior to the date on which Borrower requests such payment be made and specifies the portion of the LBV Property Estoppel Work to be paid, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, (iii) Lender shall have received an Officer's Certificate (A) stating that the portion of the LBV Property Estoppel Work to be funded by the requested disbursement has been completed in a good and workmanlike manner and, to the best of Borrower's knowledge, in accordance with all Legal Requirements and Environmental Laws, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required to commence and/or complete the LBV Property Estoppel Work, (B) identifying each Person that supplied materials or labor in connection with the portion of the LBV Property Estoppel Work performed at the LBV Property with respect to the reimbursement to be funded by the requested disbursement, and (C) stating

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that each such Person has been paid in full upon such disbursement, such
Officer's Certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender (it being agreed that a schedule of invoices setting forth each such Person and the amounts due to each such Person may constitute sufficient evidence of payment so long as such schedule contains all relevant information required by Lender), (iv) at Lender's option, a title search for the LBV Property indicating that the LBV Property is free from all Liens, claims and other encumbrances not previously approved by Lender, and (v) Lender shall have received such other evidence as Lender shall reasonably request that the portion of the LBV Property Estoppel Work to be funded by the requested disbursement has been completed and is paid for upon such disbursement to Borrower; or

         (b) In the event that such LBV Property Estoppel Work is not required to be completed pursuant to Disney's written request or other statement, (i) Borrower shall submit a written request for disbursement to Lender at least fifteen (15) days prior to the date on which Borrower requests such disbursement be made and specifies the LBV Property Estoppel Work to which such disbursement relates, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, and (iii) Lender shall have received evidence reasonably acceptable to Lender that Disney no longer requires such LBV Property Estoppel Work to be completed.

         Lender shall not be required to make the disbursements from the Required Repair Account with respect to the LBV Property Estoppel Work in accordance with Sections 7.5.2(a) or (b) above, unless such requested disbursement is in an amount greater than $150,000 (or a lesser amount if the total amount in the Required Repair Account with respect to the LBV Property Estoppel Work is less than $150,000, in which case only one disbursement of the amount remaining in the account shall be made); provided, however, if a disbursement is requested in accordance with Section 7.5.2(b) above and the terms and provisions thereof have been satisfied, Lender shall disburse the amount set forth on Schedule 7.5.1 hereto specifically allocated to the LBV Property Estoppel Work for which such disbursement is requested. Upon Lender's receipt of evidence of completion of all LBV Property Estoppel Work in accordance with the terms hereof, any remaining Required Repair Funds relating to the LBV Property Estoppel Work shall be disbursed to Borrower.

         SECTION 7.6 Reserve Funds, Generally.

         (a) Borrower grants to Lender a first-priority perfected security interest in each of the Reserve Funds and the related Accounts and any and all monies now or hereafter deposited in each Reserve Fund and related Account as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Funds and the related Accounts shall constitute additional security for the Debt.

         (b) Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the payment of the Debt in any order in its sole discretion.

         (c) The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender.

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         (d) The Reserve Funds shall be held in interest bearing accounts and all earnings or interest on a Reserve Fund shall be added to and become a part of such Reserve Fund and shall be disbursed in the same manner as other monies deposited in such Reserve Fund, except that earnings or interest on the Tax and Insurance Escrow Fund shall not be added to or become a part thereof and shall be the sole property of and shall be paid to Lender.

         (e) Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or related Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

         (f) Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the Reserve Funds or the related Accounts or the performance of the obligations for which the Reserve Funds or the related Accounts were established, except to the extent arising from the fraud, illegal acts, gross negligence or willful misconduct of Lender, its agents or employees. Borrower shall assign to Lender all rights and claims Borrower may have against all Persons supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds or the related Accounts; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

         VIII. DEFAULTS

         SECTION 8.1 Event of Default.

         (a) Each of the following events shall constitute an event of default hereunder (an "Event of Default"):

                  (i) if any portion of the Debt is not paid on or before the date the same is due and payable;

                  (ii) if any of the Taxes or Other Charges are not paid on or before the date when the same are due and payable;

                  (iii) if the Policies are not kept in full force and effect or if certified copies of the Policies are not delivered to Lender promptly on request;

                  (iv) if a Transfer occurs in violation of the provisions of
         Section 5.2.10 hereof or Article 7 of the Security Instruments;

                  (v) if any representation or warranty made by Borrower, an Operating Lessee SPE Entity, Principal, FelCor Ground Lessor, Indemnitor or Guarantor herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

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                  (vi) if Borrower, an Operating Lessee SPE Entity, Principal,
         FelCor Ground Lessor, Indemnitor, Guarantor or any other guarantor under any guaranty issued in connection with the Loan shall make an assignment for the benefit of creditors;

                  (vii) if a receiver, liquidator or trustee shall be appointed for Borrower, Principal, an Operating Lessee SPE Entity, FelCor Ground Lessor, Indemnitor, Guarantor or any other guarantor under any guarantee issued in connection with the Loan or if Borrower, Principal, an Operating Lessee SPE Entity, FelCor Ground Lessor, Indemnitor, Guarantor or such other guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to the Bankruptcy Code, or any similar federal or State law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Principal, an Operating Lessee SPE Entity, FelCor Ground Lessor, Indemnitor, Guarantor or such other guarantor, or if any proceeding for the dissolution or liquidation of Borrower, Principal, an Operating Lessee SPE Entity, FelCor Ground Lessor, Indemnitor, Guarantor or such other guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Principal, an Operating Lessee SPE Entity, FelCor Ground Lessor, Indemnitor, Guarantor or such other guarantor, upon the same not being discharged, stayed or dismissed within sixty (60) days;

                  (viii) if Borrower or Operating Lessee attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

                  (ix) other than for with respect to a default which is expressly contemplated by another subsection of this Section 8.1(a), if Borrower breaches any of its respective negative covenants contained in
         Section 5.2;

                  (x) if Borrower violates or does not comply in any material respect with any of the provisions of Section 5.1.17 hereof;

                  (xi) if a (a) default has occurred and continues beyond any applicable cure period under the Management Agreement (or any Replacement Management Agreement) if such default permits the Manager thereunder to terminate or cancel the Management Agreement (or any Replacement Management Agreement) or (b) any Management Agreement (or Replacement Management Agreement) expires or otherwise terminates and is not replaced with a Replacement Management Agreement or (c) if any Individual Property operates for any time without the Management Agreement or a Replacement Management Agreement;

                  (xii) if Borrower or Principal violates or does not comply in all material respects with the provisions of Section 4.1.35 hereof;

                  (xiii) if any Individual Property becomes subject to any mechanic's, materialman's or other Lien other than a Lien for local real estate taxes and assessments not then due and payable and the Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of sixty (60) days;

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                  (xiv) if any federal tax Lien or state or local income tax
         Lien is filed against Borrower, Principal, an Operating Lessee SPE Entity, any Guarantor, Indemnitor or any Individual Property and same is not discharged of record within thirty (30) days after same is filed;

                  (xv) (A) Borrower fails to timely provide Lender with the written certification and evidence referred to in Section 5.2.8 hereof,
         (B) Borrower or Operating Lessee is a Plan or its assets constitute Plan Asset; or (C) Borrower or Operating Lessee consummates a transaction which would cause the Security Instruments or Lender's exercise of its rights under the Security Instruments, the Note, this Agreement or the other Loan Documents to constitute a nonexempt prohibited transaction under ERISA or result in a violation of a State statute regulating governmental plans, subjecting Lender to liability for a violation of ERISA, the Code, a State statute or other similar law;

                  (xvi) if Borrower shall fail to deliver to Lender, within fifteen (15) Business Days after request by Lender, the estoppel certificates required pursuant to the terms of Section 5.1.13(a) hereof;

                  (xvii) if any default occurs under any guaranty or indemnity executed in connection herewith (including, without limitation, the Guaranty and the Environmental Indemnity) and such default continues after the expiration of applicable grace periods, if any;

                  (xviii) other than in connection with the Permitted FF&E Financing, if Borrower shall be in default beyond applicable notice and grace periods under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of any Individual Property whether it be superior or junior in lien to the related Security Instrument;

                  (xix) if (i) the Interest Rate Cap Agreement is terminated for any reason by Borrower or the Counterparty, or (ii) the Counterparty defaults in the performance of its monetary obligations under the Interest Rate Cap Agreement or (iii) the rating of the Counterparty is subject to any downgrade, withdrawal or qualification by an Rating Agency, and Borrower does not within ten (10) Business Days (A) replace the Interest Rate Cap Agreement with a Replacement Interest Rate Cap Agreement in accordance with Section 2.4 hereof, and (B) deliver to Lender, in form and substance reasonably satisfactory to Lender (x) an Assignment of Interest Rate Cap (y) a recognition letter from the Counterparty thereto acknowledging the assignment of the Replacement Interest Rate Cap Agreement and (z) any other opinions or documents required pursuant to Section 2.4 hereof;

                  (xx) with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

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                  (xxi) if any default occurs under the Operating Lease
         Subordination Agreement, and such default continues after the expiration of applicable grace or cure periods, if any;

                  (xxii) if there shall occur any material default under the Operating Lease, in the observance or performance of any term, covenant or condition of the Operating Lease to be observed or performed and said default is not cured following the expiration of any applicable grace and notice periods therein provided or if the leasehold estate created by the Operating Lease shall be surrendered or if the Operating Lease shall cease to be in full force and effect or the Operating Lease shall be terminated or canceled for any reason or under any circumstances whatsoever, or if any of the terms, covenants or conditions of the Operating Lease shall in any manner be modified, changed, supplemented, altered, or amended in any material respect without the consent of Lender;

                  (xxiii) if any of the assumptions contained in the Insolvency Opinion, or in any other "non-consolidation" opinion delivered to Lender in connection with the Loan, or in any other "non-consolidation" opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

                  (xxiv) if (a) a material default has occurred and continues beyond any applicable cure period under the Franchise Agreement, and such default permits a party to terminate or cancel the Franchise Agreement or (b) any Franchise Agreement expires or otherwise terminates and is not replaced with a Replacement Franchise Agreement;

                  (xxv) if Borrower ceases to operate a hotel on any Individual Property or terminates such business for any reason whatsoever (other than temporary cessation in connection with any renovations to an Individual Property or restoration of the Individual Property after Casualty or Condemnation);

                  (xxvi) if Borrower terminates or cancels the Franchise Agreement, without Lender's prior written consent;

                  (xxvii) if Borrower shall fail to pay the Ground Rent or any additional rent or other charge mentioned in or made payable by the Ground Lease / FelCor Ground Lease when said rent or other charge is due and payable after the expiration of all applicable notice and grace periods contained in such Ground Lease / FelCor Ground Lease;

                  (xxviii) if there shall occur any other material default by Borrower, as tenant under the Ground Lease / FelCor Ground Lease, in the observance or performance of any term, covenant or condition of the Ground Lease / FelCor Ground Lease on the part of Borrower to be observed or performed and said default is not cured following the expiration of any applicable grace and notice periods therein provided, or if the leasehold estate created by the Ground Lease / FelCor Ground Lease shall be surrendered or if the Ground Lease / FelCor Ground Lease shall cease to be in full force and effect or the Ground Lease / FelCor Ground Lease shall be terminated or canceled for any reason or under any circumstances whatsoever, or if any of the terms, covenants or conditions of the Ground Lease / FelCor Ground Lease shall in any manner be modified, changed, supplemented, altered, or amended without the consent of Lender;

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                  (xxix) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xxviii) above, for ten (10) days after written notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after written notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days; or

                  (xxx) if there shall be default under the Security Instruments or any of the other Loan Documents beyond any applicable notice and cure periods contained in such documents, whether as to Borrower or any Individual Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt.

         (b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi) or (vii) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to all or any Individual Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and any or all of the Properties, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi) or
(vii) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

         SECTION 8.2 Remedies.

         (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any Individual Property or any other Collateral. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by Applicable Law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by Applicable Law, equity or contract or as set forth herein or in

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the other Loan Documents. Without limiting the generality of the foregoing,
Borrower agrees that if an Event of Default is continuing (i) Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties and the other Collateral and each Security Instrument has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

         (b) With respect to Borrower and the Properties, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any Individual Property or Collateral for the satisfaction of any of the Debt in preference or priority to any other Individual Property or Collateral, and Lender may seek satisfaction out of all of the Properties or any other Collateral or any part thereof, in its absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose the Security Instruments in any manner and for any amounts secured by the Security Instruments then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose one or more of the Security Instruments to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose one or more of the Security Instruments to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by one or more of the Security Instruments as Lender may elect. Notwithstanding one or more partial foreclosures, the Properties shall remain subject to the Security Instruments to secure payment of sums secured by the Security Instruments and not previously recovered.

         (c) Lender shall have the right, from time to time, to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the "Severed Loan Documents") in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender's intent to exercise its rights under such power. The Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

         SECTION 8.3 Remedies Cumulative; Waivers.

         The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or

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otherwise. Lender's rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one or more Defaults or Events of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

         IX. SPECIAL PROVISIONS

         SECTION 9.1 Sale of Notes and Securitization.

         Lender may, at any time, sell, pledge, transfer or assign the Note, this Agreement, the Security Instruments and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities (the "Securities") evidencing a beneficial interest in a rated or unrated public offering or private placement (a "Securitization"). At the request of the holder of the Note and, to the extent not already required to be provided by Borrower under this Agreement, Borrower (subject to the limitations set forth at the end of this Section 9.1) shall use its best efforts to satisfy the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with a Securitization or the sale of the Note or the participations or Securities, including, without limitation, to:

         (a) (i) provide such financial and other information with respect to the Properties, Borrower and the Manager, (ii) provide budgets relating to the Properties and (iii) permit Lender or Lender's designees to perform or permit or cause to be performed or permitted such site inspection, appraisals, market studies, environmental reviews and reports (Phase I's and, if appropriate, Phase II's), engineering reports and other due diligence investigations of the Properties, as may be reasonably requested by the holder of the Note or the Rating Agencies or as may be necessary or appropriate in connection with the Securitization (the "Provided Information"), together, if customary, with appropriate verification and/or consents of the Provided Information through letters of accountants or opinions of counsel of independent attorneys acceptable to Lender and the Rating Agencies;

         (b) if required by the Rating Agencies, deliver (i) a revised Insolvency Opinion, (ii) revised opinions of counsel as to due execution and enforceability with respect to the Properties, Borrower, Guarantor, Indemnitor, Principal, the Operating Lessee SPE Entities and the Loan Documents, and (iii) revised organizational documents for Borrower, Guarantor, Indemnitor, Principal the Operating Lessee SPE Entities and their respective Affiliates (including, without limitation, such revisions as are necessary to comply with the provisions of Section 4.1.35 hereof), which counsel, opinions and organizational documents shall be satisfactory to Lender and the Rating Agencies;

         (c) if required by the Rating Agencies, deliver such additional tenant estoppel letters, subordination agreements or other agreements from parties to agreements that affect the Properties, reasonably requested by Lender and the Rating Agencies;

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         (d) execute such amendments to the Loan Documents and organizational documents as may be reasonably requested by the holder of the Note or the Rating Agencies or otherwise to effect the Securitization; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (i) materially increase Borrower's obligations or out-of-pocket costs related to compliance with this Agreement, (except for modifications and amendments required to be made pursuant to Section 9.1 (e) below), (ii) change the interest rate, the stated maturity or the amortization of principal set forth in the Note or (iii) modify or amend any other economic, financial or payment term (or otherwise modify or amend in any material respect any of the terms) of the Loan;

         (e) if Lender elects, in its sole discretion, prior to or upon a Securitization, to split the Loan into two or more parts, or the Note into multiple component notes or tranches which may have different interest rates, amortization payments and principal amounts, Borrower agrees to cooperate with Lender in connection with the foregoing and to execute the required modifications and amendments to the Note, this Agreement and the Loan Documents and to provide opinions necessary to effectuate the same. Such Notes or components may be assigned different interest rates, so long as the initial weighted average of such interest rates does not exceed the Applicable Interest Rate and the aggregate scheduled amortization payments do not exceed the Scheduled Amortization Payment; and

         (f) make such representations and warranties as of the closing date of the Securitization with respect to the Properties, Borrower, and the Loan Documents as are customarily provided in securitization transactions and as may be reasonably requested by the holder of the Note or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents.

         Other than costs and expenses which are otherwise the responsibility of Borrower pursuant to the terms of the Loan Documents, in connection with Borrower's complying with requests made under this Section 9.1, Borrower shall only be responsible for the payment of (i) Borrower's legal counsel and accountants and (ii) any internal, administrative or clerical cost and expenses incurred by Borrower.

         SECTION 9.2 Securitization Indemnification.

         (a) Borrower understands that certain of the Provided Information may be included in disclosure documents in connection with the Securitization, including, without limitation, a prospectus supplement, private placement memorandum, offering circular or other offering document (each a "Disclosure Document") and may also be included in filings (an "Exchange Act Filing") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or provided or made available to Investors or prospective Investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower will cooperate with the holder of the Note in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.

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         (b) Borrower agrees to provide in connection with each of (i) a preliminary and a final private placement memorandum or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, or (iii) collateral and structured term sheets or similar materials, an indemnification certificate
(A) certifying that Borrower has carefully examined such memorandum or prospectus or term sheets, as applicable, including without limitation, the sections entitled "Special Considerations," "Description of the Mortgages," "Description of the Mortgage Loans and Mortgaged Property," "The Manager," "The Borrower" and "Certain Legal Aspects of the Mortgage Loan," and such sections (and any other sections reasonably requested) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading in any material respect, (B) indemnifying Lender (and for purposes of this Section 9.2, Lender hereunder shall include its officers and directors), the Affiliate of JPMorgan Chase Bank ("JPMorgan Chase") that has filed the registration statement relating to the Securitization (the "Registration Statement"), each of its directors, each of its officers who have signed the Registration Statement and each Person who controls the Affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "JPMorgan Chase Group"), and JPMorgan Chase, each of its directors and each Person who controls JPMorgan Chase within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the "Underwriter Group") for any losses, claims, damages or liabilities (collectively, the "Liabilities") to which Lender, the JPMorgan Chase Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement of any material fact contained in such sections described in clause (A) above, or arise out of or are based upon the omission to state therein a material fact required to be stated in such sections or necessary in order to make the statements in such sections or in light of the circumstances under which they were made, not misleading in any material respect and (C) agreeing to reimburse Lender, the JPMorgan Chase Group and the Underwriter Group for any legal or other expenses reasonably incurred by Lender the JPMorgan Chase Group and the Underwriter Group in connection with investigating or defending the Liabilities; provided, however, that Borrower will be liable in any such case under clauses (B) or (C) above only to the extent that any such Liability arises out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower in connection with the preparation of the memorandum or prospectus or in connection with the underwriting of the debt, including, without limitation, financial statements of Borrower, operating statements, rent rolls, environmental site assessment reports and property condition reports with respect to the Properties. This indemnification will be in addition to any liability which Borrower may otherwise have. Moreover, the indemnification provided for in Clauses (B) and (C) above shall be effective whether or not an indemnification certificate described in (A) above is provided and shall be applicable based on information previously provided by Borrower or its Affiliates if Borrower does not provide the indemnification certificate.

         (c) In connection with filings under the Exchange Act, Borrower agrees to indemnify (i) Lender, the JPMorgan Chase Group and the Underwriter Group for Liabilities to which Lender, the JPMorgan Chase Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission to state in the Provided Information a material fact required to be stated in the Provided Information in order to make the statements in the Provided Information, in light of the circumstances under which they were made not

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misleading in any material respect and (ii) reimburse Lender, the JPMorgan Chase
Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the JPMorgan Chase Group or the Underwriter Group in connection with defending or investigating the Liabilities.

         (d) Promptly after receipt by an indemnified party under this Section
9.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9.2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this
Section 9.2 the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party to parties. The indemnifying party shall not be liable for the expenses of more than one such separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party.

         (e) In order to provide for just and equitable contribution in circumstances in which the indemnifications provided for in Section 9.2(b) or
(c) is or are for any reason held to be unenforceable by an indemnified party in respect of any Liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 9.2(b) or (c), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered:
(i) JPMorgan Chase's and Borrower's relative knowledge and access to information concerning the matter with respect to which claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined solely by pro rata or per capita allocation.

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         (f) The liabilities and obligations of both Borrower and Lender under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

         SECTION 9.3 Servicer.

                  At the option of Lender or Agent, the Loan may be serviced by a servicer/trustee (the "Servicer") selected by Lender or Agent and Lender or Agent may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the "Servicing Agreement") between Lender or Agent and Servicer.

         SECTION 9.4 Exculpation.

         (a) Except as otherwise provided in this Section 9.4 and comparable provisions in the Security Instruments or in the other Loan Documents, Lender shall not enforce the liability and obligation of Borrower or any of Borrower's Affiliates to perform and observe the obligations contained in this Agreement, the Note or the Security Instruments by any action or proceeding wherein a money judgment shall be sought against Borrower or any of Borrower's Affiliates, except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Agreement, the Note, the Security Instruments, the other Loan Documents, and the interest in the Properties, the Rents and any other Collateral created by this Agreement, the Note, the Security Instruments and the other Loan Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Properties, in the Rents and in any other Collateral. Lender, by accepting this Agreement, the Note and the Security Instruments, agrees that it shall not, except as otherwise provided in this Section 9.4 and comparable provisions in the Security Instruments, sue for, seek or demand any deficiency judgment against Borrower or any of Borrower's Affiliates in any such action or proceeding, under or by reason of or under or in connection with this Agreement, the Note, the Security Instruments or the other Loan Documents. The provisions of this Section shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Agreement, the Note, the Security Instruments or the other Loan Documents; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under the Security Instruments; (iii) except as set forth in this Section 9.4, affect the validity or enforceability of any indemnity (including, without limitation, the Environmental Indemnity), guaranty (including, without limitation, the Guaranty), master lease or similar instrument made in connection with this Agreement, the Note, the Security Instruments, or the other Loan Documents; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) except as set forth in this Section 9.4, impair the enforcement of the Assignment of Leases; (vi) impair the right of Lender to enforce the provisions of Sections 10.2 of the Security Instruments or Sections 4.1.8, 4.1.28, 5.1.9 and 5.2.8 hereof; or (vii) impair the right of Lender to obtain a deficiency judgment or other judgment on the Note against Borrower to the extent necessary to (A) preserve or enforce its rights and remedies against any Individual Property or (B) obtain any Insurance Proceeds or Awards to which Lender would otherwise be entitled under the terms of this Agreement or the Security Instruments; provided however, Lender shall only enforce such judgment to the extent of the Insurance Proceeds and/or Awards.

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         (b) Notwithstanding the provisions of this Section 9.4 to the contrary,
Borrower shall be personally liable to Lender for the Losses Lender incurs to the extent due to: (i) fraud or material misrepresentation in connection with the execution and the delivery of this Agreement, the Note, the Security Instrument, or the other Loan Documents; (ii) Borrower's or Operating Lessee's misapplication or misappropriation of Rents received by Borrower or Operating Lessee after the occurrence of an Event of Default; (iii) Borrower's or Operating Lessee's misapplication or misappropriation of Security Deposits or Rents collected more than thirty (30) days in advance; (iv) Borrower's or Operating Lessee's misapplication or the misappropriation of Insurance Proceeds or Awards; (v) Borrower's or Operating Lessee's failure to pay Taxes, Other Charges (except to the extent that sums sufficient to pay such amounts have been deposited in escrow with Lender pursuant to the terms of Section 7.2 hereof), charges for labor or materials or other charges that can create Liens on the Properties; (vi) Borrower's or Operating Lessee's failure to return or to reimburse Lender for all Personal Property taken from any Properties by or on behalf of Borrower or Operating Lessee and not replaced with Personal Property of comparable utility and value; (vii) any act of intentional waste or arson to the Collateral by Borrower, Principal, the Operating Lessee SPE Entities or any Affiliate or thereof or by any Indemnitor or Guarantor; (viii) any fees or commissions paid by Borrower to Principal, the Operating Lessee SPE Entities or any Affiliate of Borrower, Principal, the Operating Lessee SPE Entities, Indemnitor, or Guarantor in violation of the terms of this Agreement, the Note, the Security Instruments or the other Loan Documents; (ix) Borrower's failure to comply with the provisions of Sections 4.1.39 and 5.1.19 of this Agreement; (x) any Loss resulting from a Casualty due to Borrower's failure to obtain the insurance required pursuant to Section 6.1; (xi) Borrower's default under
Section 5.1.10 hereof (after ten (10) Business Days prior written notice to Borrower); (xii) if any Ground Lease / FelCor Ground Lease is modified or terminated other than in accordance with the terms hereof; (xiii) any termination or similar fees paid to Franchisor or any Affiliate thereof (including, without limitation, any termination or similar fees by, or on behalf of, Operating Lessee) resulting from a termination of the Franchise Agreement, Replacement Franchise Agreement, or franchisor estoppel and recognition agreement or other "comfort letter"; and (xiv) any Loss resulting from the Austin Town Lake Property's failure to comply with all applicable zoning laws and ordinances relating to the number of parking spaces; provided, however, Borrower shall have no liability pursuant to this Section 9.4(b)(xiv) from and after the date Borrower has delivered to Lender evidence acceptable to Lender that the Austin Town Lake Property complies with all applicable zoning laws and ordinances relating to the number of parking spaces.

         (c) Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability as set forth in Subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect and the obligation to repay the Debt shall become a personal recourse obligation of Borrower (i) in the event of Borrower's or Principal's default under Section 4.1.35 hereof or Operating Lessee's default under Section 12 of the Operating Lease Subordination Agreement (such that such failure was considered by a court as a factor in the court's finding for a consolidation of the assets of Borrower, Principal and/or Operating Lessee with the assets of another Person) or any Transfer in violation of the provisions of Section 5.2.10 hereof or Article 7 of the Security Instruments, (ii) if any Individual Property or any part thereof shall become an asset, or if Borrower, Principal, FelCor Ground Lessor or an Operating Lessee SPE Entity shall be a debtor, in (A) a voluntary bankruptcy or insolvency proceeding or (B) an

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involuntary bankruptcy or insolvency proceeding commenced by any Person (other than Lender) and, with respect to such involuntary proceeding, Borrower consents or fails to object to such proceedings) or if Borrower, Principal, FelCor Ground Lessor or an Operating Lessee SPE Entity has acted in concert with, colluded or conspired with the party to cause the filing of such involuntary proceeding or
(iii) an Event of Default contemplated by Section 8.1(a)(xi)(b), 8.1(a)(xi)(c) or 8.1(a)(xxiv)(b) hereof has occurred (unless caused by, or at the request of Lender); provided, however, with respect to this Section 9.4(c)(iii) only, Borrower shall only be liable on a recourse basis for the Allocated Loan Amounts (plus interest thereon and costs and expenses relating thereto) of the Individual Properties that were the cause of such Event of Default.

         (d) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Code to file a claim against Borrower or Principal for the full amount of the indebtedness secured by the Security Instruments or to require that all Collateral shall continue to secure all of the indebtedness owing to Lender in accordance with this Agreement, the Note, the Security Instruments and the other Loan Documents.

         SECTION 9.5 Intentionally Deleted.

         SECTION 9.6 Contributions and Waivers.

         (a) As a result of the transactions contemplated by this Agreement, each Borrower will benefit, directly and indirectly, from each other Borrower's obligation to pay the Debt and perform its Obligations and in consideration therefor each Borrower desires to enter into an allocation and contribution agreement among the Borrowers as set forth in this Section 9.6 to allocate such benefits among themselves and to provide a fair and equitable agreement to make contributions among each of Borrowers in the event any payment is made by any individual Borrower hereunder to Lender (such payment being referred to herein as a "Contribution," and for purposes of this Section 9.6, includes any exercise of recourse by Lender against any Collateral of a Borrower and application of proceeds of such Collateral in satisfaction of such Borrower's obligations to Lender under the Loan Documents).

         (b) Each Borrower shall be liable hereunder with respect to the Obligations only for such total maximum amount (if any) that would not render its Obligations hereunder or under any of the Loan Documents subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any State law.

         (c) In order to provide for a fair and equitable contribution among Borrowers in the event that any Contribution is made by an individual Borrower (a "Funding Borrower"), such Funding Borrower shall be entitled to a reimbursement Contribution ("Reimbursement Contribution") from all other Borrowers for all payments, damages and expenses incurred by that Funding Borrower in discharging any of the Obligations, in the manner and to the extent set forth in this Section 9.6.

         (d) For purposes hereof, the "Benefit Amount" of any individual Borrower as of any date of determination shall be the net value of the benefits to such Borrower and its Affiliates

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from extensions of credit made by Lender to (a) such Borrower and (b) to the other Borrowers hereunder and the Loan Documents to the extent such other Borrowers have guaranteed or mortgaged their Properties to secure the Obligations of such Borrower to Lender.

         (e) Each Borrower shall be liable to a Funding Borrower in an amount equal to the greater of (A) the (i) ratio of the Benefit Amount of such Borrower to the total amount of Obligations, multiplied by (ii) the amount of Obligations paid by such Funding Borrower, or (B) ninety-five percent (95%) of the excess of the fair saleable value of the property of such Borrower over the total liabilities of such Borrower (including the maximum amount reasonably expected to become due in respect of contingent liabilities) determined as of the date on which the payment made by a Funding Borrower is deemed made for purposes hereof (giving effect to all payments made by other Funding Borrowers as of such date in a manner to maximize the amount of such Contributions).

         (f) In the event that at any time there exists more than one Funding Borrower with respect to any Contribution (in any such case, the "Applicable Contribution"), then Reimbursement Contributions from other Borrowers pursuant hereto shall be allocated among such Funding Borrowers in proportion to the total amount of the Contribution made for or on account of the other Borrowers by each such Funding Borrower pursuant to the Applicable Contribution. In the event that at any time any Borrower pays an amount hereunder in excess of the amount calculated pursuant to this Section 9.6 above, that Borrower shall be deemed to be a Funding Borrower to the extent of such excess and shall be entitled to a Reimbursement Contribution from the other Borrowers in accordance with the provisions of this Section.

         (g) Each Borrower acknowledges that the right to Reimbursement Contribution hereunder shall constitute an asset in favor of Borrower to which such Reimbursement Contribution is owing.

         (h) No Reimbursement Contribution payments payable by a Borrower pursuant to the terms of this Section 9.6 shall be paid until all amounts then due and payable by all of Borrowers to Lender, pursuant to the terms of the Loan Documents, are paid in full in Cash. Nothing contained in this Section 9.6 shall limit or affect in any way the Obligations of any Borrower to Lender under this Note or any other Loan Documents.

         (i) Each Borrower waives:

                           (A) any right to require Lender to proceed against
                  any other Borrower or any other person or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy in Lender's power before proceeding against Borrower;

                           (B) the defense of the statute of limitations in any
                  action against any other Borrower or for the collection of any indebtedness or the performance of any obligation under the Loan;

                           (C) any defense based upon any legal disability or
                  other defense of any other Borrower, any guarantor of any other person or by reason of the cessation or limitation of the liability of any other Borrower or any guarantor from any cause

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                  other than full payment of all sums payable under the Note, this Agreement and any of the other Loan Documents;

                           (D) any defense based upon any lack of authority of
                  the officers, directors, partners or agents acting or purporting to act on behalf of any other Borrower or any principal of any other Borrower or any defect in the formation of any other Borrower or any principal of any other Borrower;

                           (E) any defense based upon any statute or rule of law
                  which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal;

                           (F) any defense based upon any failure by Lender to
                  obtain collateral for the indebtedness or failure by Lender to perfect a lien on any collateral;

                           (G) presentment, demand, protest and notice of any
                  kind;

                           (H) any defense based upon any failure of Lender to
                  give notice of sale or other disposition of any collateral to any other Borrower or to any other person or entity or any defect in any notice that may be given in connection with any sale or disposition of any collateral;

                           (I) any defense based upon any failure of Lender to
                  comply with Applicable Laws in connection with the sale or other disposition of any collateral, including, without limitation, any failure of Lender to conduct a commercially reasonable sale or other disposition of any collateral;

                           (J) any defense based upon any election by Lender, in
                  any bankruptcy proceeding, of the application or non-application of Section 1111(6)(2) of the Bankruptcy Code or any successor statute;

                           (K) any defense based upon any use of cash collateral
                  under Section 363 of the Bankruptcy Code;

                           (L) any defense based upon any agreement or
                  stipulation entered into by Lender with respect to the provision of adequate protection in any bankruptcy proceeding;

                           (M) any defense based upon any borrowing or any grant
                  of a security interest under Section 364 of the Bankruptcy
                  Code;

                           (N) any defense based upon the avoidance of any
                  security interest in favor of Lender for any reason;

                           (O) any defense based upon any bankruptcy,
                  insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding, including any discharge of, or bar or stay against collecting, all or any

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                  of the obligations evidenced by the Note or owing under any of the Loan Documents; and

                           (P) any defense or benefit based upon Borrower's, or
                  any other party's, resignation of the portion of any obligation secured by the applicable Security Instruments to be satisfied by any payment from any other Borrower or any such party.

         (j) Each Borrower waives:

                           (A) all rights and defenses arising out of an
                  election of remedies by Lender even though the election of remedies, such as nonjudicial foreclosure with respect to security for the Loan or any other amounts owing under the Loan Documents, has destroyed Borrower's rights of subrogation and reimbursement against any other Borrower;

                           (B) all rights and defenses that Borrower may have
                  because any of Debt is secured by real property. This means, among other things: (i) Lender may collect from Borrower without first foreclosing on any real or personal property collateral pledged by any other Borrower, (ii) if Lender forecloses on any real property collateral pledged by any other Borrower, (a) the amount of the Debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, (b) Lender may collect from Borrower even if any other Borrower, by foreclosing on the real property collateral, has destroyed any right Borrower may have to collect from any other Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Borrower may have because any of the Debt is secured by real property;

                           (C) any claim or other right which Borrower might now
                  have or hereafter acquire against any other Borrower or any other person that arises from the existence or performance of any obligations under the Note, this Agreement, the Security Instruments or the other Loan Documents, including, without limitation, any of the following: (i) any right of subrogation, reimbursement, exoneration, contribution, or indemnification; or (ii) any right to participate in any claim or remedy of Lender against any other Borrower or any collateral security therefor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law;

                           (D) any rights of Borrowers of subrogation,
                  reimbursement, indemnification, and/or contribution against any other Borrower or any other person or entity, and any other rights and defenses that are or may become available to any Borrower or any other person or entity by reasons of Sections 2787-2855, inclusive of the California Civil Code;

                           (E) any rights or defenses that may be available by
                  reason of any election of remedies by any Borrower (including, without limitation, any such

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                  election which in any manner impairs, effects, reduces,
                  releases, destroys or extinguishes any Borrower's subrogation rights, rights to proceed against any other Borrower for reimbursement, or any other rights of Borrowers to proceed against any other person, entity or security, including but not limited to any defense based upon an election of remedies by any Borrower under the provisions of Section 580(d) of the California Code of Civil Procedure or any similar law of California or of any other State or of the United Sates); and

                           (F) Any rights or defenses Borrowers may have because
                  the Obligations are secured by real property or any estate for years. These rights or defenses include, but are not limited to, any rights or defenses that are based upon, directly or indirectly, the application of Section 580(a), Section 580(b),
                  Section 580(d) or Section 726 of the California Code of Civil Procedure to the Obligations.

         X. MISCELLANEOUS

         SECTION 10.1 Survival.

         This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender, and all covenants, promises and agreements in this Agreement, by or on behalf of Lender, shall be binding upon the legal representatives successors and assigns of Lender.

         SECTION 10.2 Lender's Discretion.

         Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

         SECTION 10.3 Governing Law.

         (a) THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (OTHER THAN THOSE CONFLICT OF LAW PROVISIONS THAT WOULD DEFER TO THE SUBSTANTIVE LAWS OF ANOTHER JURISDICTION). WITHOUT IN ANY WAY LIMITING THE PRECEDING CHOICE OF LAW, THE PARTIES ELECT TO BE

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GOVERNED BY NEW YORK LAW IN ACCORDANCE WITH, AND ARE RELYING (AT LEAST IN PART)
ON, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK; PROVIDED HOWEVER, THAT WITH RESPECT TO THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED BY THIS AGREEMENT, THE SECURITY INSTRUMENTS AND THE OTHER LOAN DOCUMENTS, AND THE DETERMINATION OF DEFICIENCY JUDGMENTS, THE LAWS OF THE STATE WHERE EACH INDIVIDUAL PROPERTY IS LOCATED SHALL APPLY.

         (b) WITH RESPECT TO ANY CLAIM OR ACTION ARISING HEREUNDER OR UNDER THIS AGREEMENT, THE NOTE, OR THE OTHER LOAN DOCUMENTS, BORROWER (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF, AND (B) IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING ON VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS BROUGHT IN ANY SUCH COURT, IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS WILL BE DEEMED TO PRECLUDE LENDER FROM BRINGING AN ACTION OR PROCEEDING WITH RESPECT HERETO IN ANY OTHER JURISDICTION. WITHOUT IN ANY WAY LIMITING THE PRECEDING CONSENTS TO JURISDICTION AND VENUE, THE PARTIES AGREE TO SUBMIT TO THE JURISDICTION OF SUCH NEW YORK COURTS IN ACCORDANCE WITH
SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK OR ANY CORRESPONDING OR SUCCEEDING PROVISIONS THEREOF.

         SECTION 10.4 Modification, Waiver in Writing.

         No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

         SECTION 10.5 Delay Not a Waiver.

         Neither any failure nor any delay on the part of Lender or Borrower in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any

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other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

         SECTION 10.6 Notices.

         All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:         c/o FelCor Lodging Trust Incorporated
                        545 E. John Carpenter Freeway, Suite 1300
                        Irving, Texas 75062
                        Attention: General Counsel
                        Facsimile No.: (972) 444-4949

With a copy to:         Jenkens & Gilchrist
                        1445 Ross Avenue, Suite 3200
                        Dallas, Texas  75202
                        Attention: Tom E. Davis, Esq.
                        Facsimile No.: (214) 855-4300

If to Lender:           JPMorgan Chase Bank
                        c/o ARCap Servicing, Inc.
                        5605 N. MacArthur Boulevard
                        Suite 950
                        Irving, Texas  75038
                        Attention: Clyde Greenhouse
                        Facsimile No.: (972) 580-3888

                        and

With a copy to:         Thacher Proffitt & Wood LLP
                        Two World Financial Center
                        New York, New York 10281
                        Attention:  David S. Hall, Esq.
                        Facsimile No.: (212) 912-7751

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or addressed as such party may from time to time designate by written notice to the other parties.

                  Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

         SECTION 10.7 Trial by Jury.

         BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. BORROWER AND LENDER ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER AND LENDER, AS APPLICABLE.

         SECTION 10.8 Headings.

         The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         SECTION 10.9 Severability.

         Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         SECTION 10.10 Preferences.

         Except as otherwise expressly provided herein, Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, State or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

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

      SECTION 10.11 Waiver of Notice.

      Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

      SECTION 10.12 Remedies of Borrower.

      In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

      SECTION 10.13 Expenses; Indemnity.

      (a) Except as otherwise expressly provided herein, Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender within five
(5) days of receipt of written notice from Lender for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Properties); (ii) Borrower's ongoing performance of and compliance with Borrower's respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements;
(iii) Lender's ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (v) securing Borrower's compliance with any requests made pursuant to the provisions of this Agreement;
(vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against,

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under or affecting Borrower, this Agreement, the other Loan Documents, the
Properties, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Properties or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid from any amounts in the Lockbox Account.

      (b) Borrower shall indemnify, defend and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the "Indemnified Liabilities"); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under Applicable Law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

      (c) Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless Lender and the Indemnified Parties from and against any and all losses (including, without limitation, reasonable attorneys' fees and costs incurred in the investigation, defense, and settlement of losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA, the Code, any State statute or other similar law that may be required, in Lender's sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Sections 4.1.8 or 5.2.8 hereof.

      (d) Other than in connection with a Securitization, Borrower covenants and agrees to pay for or, if Borrower fails to pay, to reimburse Lender for, (i) any fees and expenses incurred by any Rating Agency in connection with any Rating Agency review of the Loan, the Loan Documents or any transaction contemplated thereby or (ii) any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.

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      SECTION 10.14 Schedules and Exhibits Incorporated.

      The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

      SECTION 10.15 Offsets, Counterclaims and Defenses.

      Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Loan Documents which Borrower may otherwise have against any assignor of the Loan Documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

      SECTION 10.16 No Joint Venture or Partnership; No Third Party
Beneficiaries.

      (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Properties other than that of mortgagee, beneficiary or lender.

      (b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower (or an Affiliate of either of the foregoing acting on behalf of Borrower or Lender, as applicable) any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

      SECTION 10.17 Publicity.

      All news releases, publicity or advertising by Borrower or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, JPMorgan Chase, or any of their Affiliates shall be subject to the prior written approval of Lender, which shall not be unreasonably withheld. Notwithstanding the foregoing, disclosure required by any federal or State securities laws, rules or regulations, as determined by Borrower's counsel, shall not be subject to the prior written approval of Lender.

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      SECTION 10.18 Cross-Default; Cross-Collateralization; Waiver of
Marshalling of Assets.

      (a) Borrower acknowledges that Lender has made the Loan to Borrower upon the security of its collective interest in the Properties and in reliance upon the aggregate of the Properties taken together being of greater value as collateral security than the sum of each Individual Property taken separately. Borrower agrees that the Security Instruments are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Security Instruments shall constitute an Event of Default under each of the other Security Instruments which secure the Note; (ii) an Event of Default under the Note or this Agreement shall constitute an Event of Default under each Security Instrument; (iii) each Security Instrument shall constitute security for the Note as if a single blanket lien were placed on all of the Properties as security for the Note; and (iv) such cross-collateralization shall in no event be deemed to constitute a fraudulent conveyance.

      (b) To the fullest extent permitted by Applicable Law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower and of the Properties, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Security Instruments, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Properties for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Properties in preference to every other claimant whatsoever. In addition, Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Security Instruments, any equitable right otherwise available to Borrower which would require the separate sale of the Properties or require Lender to exhaust its remedies against any Individual Property or any combination of the Properties before proceeding against any other Individual Property or combination of Properties; and further in the event of such foreclosure Borrower does hereby expressly consent to and authorize, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Properties.

      SECTION 10.19 Waiver of Counterclaim.

      Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

      SECTION 10.20 Conflict; Construction of Documents; Reliance.

      In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate

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

of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

      SECTION 10.21 Brokers and Financial Advisors.

      Borrower and Lender hereby represent that they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender's reasonable attorneys' fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

      SECTION 10.22 Prior Agreements.

      This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, between Borrower and/or its Affiliates and Lender are superseded by the terms of this Agreement and the other Loan Documents.

      SECTION 10.23 Counterparts.

      This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement.

      SECTION 10.24 Liability.

      This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

                         [NO FURTHER TEXT ON THIS PAGE]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                        FELCOR/JPM ATLANTA CP HOTEL, L.L.C.,
                                        a Delaware limited liability company

                                        By: /s/ Joel M. Eastman
                                            ------------------------------------
                                            Joel M. Eastman
                                            Vice President

                                        FELCOR/JPM AUSTIN HI HOLDINGS, L.P.,
                                        a Delaware limited partnership

                                        By: FELCOR/JPM AUSTIN HI HOTEL,
                                            L.L.C., a Delaware limited liability
                                            company, its general partner

                                            By: /s/ Joel M. Eastman
                                                --------------------------------
                                                Joel M. Eastman
                                                Vice President

                                        FELCOR/JPM BRUNSWICK HOTEL, L.L.C.,
                                        a Delaware limited liability company

                                        By: /s/ Joel M. Eastman
                                            ------------------------------------
                                            Joel M. Eastman
                                            Vice President

                                        FELCOR/JPM LBV HOTEL, L.L.C., a Delaware limited liability company

                                        By: /s/ Joel M. Eastman
                                            ------------------------------------
                                            Joel M. Eastman
                                            Vice President

                                        FELCOR/JPM MANDALAY HOTEL, L.L.C.,
                                        a Delaware limited liability company

                                        By: /s/ Joel M. Eastman
                                            ------------------------------------
                                            Joel M. Eastman
                                            Vice President

                                        FELCOR/JPM ORLANDO I-DRIVE HOTEL,
                                        L.L.C., a Delaware limited liability
                                        company

                                        By: /s/ Joel M. Eastman
                                            ------------------------------------
                                            Joel M. Eastman
                                            Vice President

                                        JPMORGAN CHASE BANK, a New York banking
                                        corporation

                                        By: /s/ Michael Mesard
                                            ------------------------------------
                                            Name:  Michael Mesard
                                            Title: Vice President


                                        Acknowledged and agreed to with respect
                                        to its obligations set forth in Article
                                        9 hereof:

                                        FELCOR LODGING LIMITED PARTNERSHIP, a
                                        Delaware limited partnership

                                        By: FELCOR LODGING TRUST INCORPORATED, a
                                            Maryland corporation, its general
                                            partner

                                            By: /s/ Joel M. Eastman
                                                --------------------------------
                                                Joel M. Eastman
                                                Vice President

                                   SCHEDULE I

1. FelCor/JPM Atlanta CP Hotel, L.L.C., a Delaware limited liability company

2. FelCor/JPM Austin HI Holdings, L.P., a Delaware limited partnership

3. FelCor/JPM Brunswick Hotel, L.L.C., a Delaware limited liability company

4. FelCor/JPM LBV Hotel, L.L.C., a Delaware limited liability company

5. FelCor/JPM Mandalay Hotel, L.L.C., a Delaware limited liability company

6. FelCor/JPM Orlando I-Drive Hotel, L.L.C., a Delaware limited liability company

                                   SCHEDULE II

                             Allocated Loan Amounts

           LOCATION                                ADDRESS                         ALLOCATED LOAN AMOUNT
--------------------------------------------------------------------------------------------------------
Atlanta Airport - Crowne Plaza          1325 Virginia Avenue                            $15,485,000
                                        Atlanta, Georgia

Embassy Suites Mandalay Beach           2101 Mandalay Beach Road                        $33,760,000
                                        Oxnard, California

Doubletree Guest Suites - Walt          2305 Hotel Plaza Boulevard                      $12,875,000
Disney World Resort                     Lake Buena Vista, Florida

Austin Town Lake - Holiday Inn          20 North Interregional Highway                  $ 7,965,000
                                        Austin, Texas

Holiday Inn Orlando -                   6515 International Drive                        $10,980,000
International Drive Resort              Orlando, Florida

Embassy Suites Brunswick                500 Mall Boulevard                              $ 5,935,000
                                        Brunswick, Georgia

           REMAINDER OF SCHEDULES AND EXHIBITS INTENTIONALLY OMITTED.

                                      139